As filed with the Securities and Exchange Commission on November 26, 2021.

Registration No. 333-253073

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8
to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CHARGE ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7373	90-0471969
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

125 Park Avenue, 25th Floor
New York, NY 10017
(212) 921-2100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

 Andrew Fox
Chief Executive Officer
125 Park Avenue, 25th Floor
New York, NY 10017
(212) 921-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copies to:

Richard A. Friedman, Esq.
Stephen A. Cohen, Esq.
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112
Tel: (212) 653-8700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date hereof.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.0001 per share	$42,357,784	$2.76	116,907,438.84	$12,754.61

(1)
This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of computing the amount of the registration fee.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

   The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2021

PROSPECTUS

42,357,784 Shares

Charge Enterprises, Inc.

Common Stock

This prospectus relates to the disposition from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of Charge Enterprises, Inc. (the “Company”) of up to 42,357,784 shares of our common stock, par value $0.0001 per share (the “Shares”), which includes 27,555,556 shares of our common stock issuable upon the conversion of convertible promissory notes (the “Notes”), 7,600,000 shares of our common stock issuable upon the exercise of warrants (the “Warrants”) and 7,202,228 shares of common stock which are held by the selling stockholders (the “Selling Stockholders”) identified in the prospectus, including their transferees, pledgees or donees or their respective successors. The Shares issued or issuable by us to the Selling Stockholders were sold in two separate private placement transactions that were completed on May 8, 2020 and November 3, 2020. The Notes and Warrants are subject to a blocker provision (the "Blocker"), which restricts the conversion of the Notes and exercise of a Warrant if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), would beneficially own in excess of 9.99% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such conversion and/or exercise).

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders. We will, however, receive the net proceeds of any Warrants exercised for cash. For a description of the transaction pursuant to which this resale registration statement relates, please see “Prospectus Summary – The Offering.”

The Selling Stockholders will sell their shares of common stock at $2.75 per share until our shares are quoted on the OTCQX, OTCQB or listed on a national securities exchange, and thereafter, at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, including, without limitation, in one or more transactions that may take place by ordinary brokerage transactions, privately-negotiated transactions or through sales to one or more underwriters or broker-dealers for resale.

Our common stock is presently quoted on the OTC Pink tier of the OTC Markets Group, Inc under the symbol “CRGE.” The closing price for our common stock on November 24, 2021, as reported by the OTC Pink was $3.41 per share. We have applied to list of shares on the Nasdaq Capital Market under the symbol “CRGE”. No assurance can be given that our application will be approved or that a trading market will develop.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. Prior to our acquisitions of both  PTGi International Carrier Services Inc. and GetCharged, Inc. in October 2020, we were a “shell company” as defined in Rule 405 of the Securities Act.

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 13 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is , 2021

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, references to “the Company,” “Charge,” “we,” “us,” and “our” refer to Charge Enterprises, Inc., our its subsidiaries.

Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment in our common stock. You should not interpret the contents of this prospectus or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.

You should rely only on the information contained in this prospectus or in any amended prospectus that we may authorize to be delivered or made available to you. We and the underwriter have not authorized anyone to provide you with different information.

The information in this prospectus is accurate only as of the date hereof, regardless of the time of its delivery or any sale of shares of our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “Charge,” “we,” “us,” and “our” refer to Charge Enterprises, Inc. and its subsidiaries.

Our Telecommunications Division

Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO's) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Our Infrastructure Division

Our Infrastructure division (“Infrastructure”)  has a primary focus on two fast growing sectors: electric vehicle (“EV”) charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications.  Solutions for these two sectors include:  Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Our Investment Division

Our Investment division (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment division provides services aimed at offsetting the overall cost of capital.

We offer our Investment services through our wholly-owned subsidiary, Charge Investments (“CI”).

Strategy

Our strategy over the next eighteen (18) months is to drive growth with excellence and focus on leveraging and broadening our Infrastructure Division without compromising quality, expertise, integrity, and high levels of service. The strategy includes a scaling of capabilities to provide seamless solutions and tackle the opportunities that the Network (5G, small cell) communications expansion are presenting and more recently, the electrification revolution. Our Infrastructure Division goal is to implement end-to-end solutions for customers needing to establish or strengthen their footprint in the private, public, enterprise and government sectors. Our infrastructure solutions are designed to enhance connectivity, productivity, and reduce the cost of operations, decrease greenhouse emissions, and improve the efficiency of commercial operations for our customers.

Through this, we plan to create jobs, installing, servicing, and maintaining the EV infrastructure in immediate demand today and the communications infrastructure on which we all rely. We will also work to enhance our traditional communications product portfolio, leveraging our global corporate presence in 19 countries. We intend to do this though the following:

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Leveraging existing private and public sector relationships to organically grow EV Charging (EVC) and 5G installations - as a hardware agnostic player in the EVC infrastructure market, we tailor installations to the requirements of each customer segment, creating personalized electric solutions and affording Charge a significant competitive advantage over competitors. These relationships include:

o
Auto dealerships : Our leadership team possess a wealth of automotive experience and relationships to help dealers with short and long-term charging solutions to meet growing customer demand. Our equipment agnostic approach is designed to support all infrastructure channels in meeting the varied requirements from original equipment manufacturers (OEMs) while providing the best solution for the dealer and their EV customers.

o
Fleet, commercial and government entities : Provide tailored charging solutions to improve Uptime and Total Cost of Ownership (TCO), meet corporate sustainability commitments, and provide employees with convenient charging solutions while at work. Charge anticipates commercial opportunities to grow as OEMs launch EV vans and trucks in 2022 and as fleets begin to transition from internal combustion engines (ICE) to battery electric vehicles (BEV).

o
Hotel chains : The 55,000 hotel locations across the US will need to install EV chargers to provide overnight and fast charging, seamless solutions for their guests as the US car park moves from ICE to BEV, becoming as necessary as providing wi-fi to hotel guests.

o
Future targets include :

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Parking Structures
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Apartment and Office Complexes
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Gas stations
■
Malls/shopping centers

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Selective, strategic, M&A : We continue to seek acquisition opportunities that expand its scale and installation capacity, capabilities, channel reach, and geographic reach within infrastructure implementation for EVC and 5G networks. Our goal is to ensure its installed ecosystem touches every aspect of infrastructure including design, installation, monitoring and maintenance.

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Expand reach and capacity across the United States and Europe : We are focused on expanding geographic reach. Our acquisition of Nextridge, Inc. has contributed to the growth as well as potential future acquisitions and strategic partnerships. .

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Expand technology-enabled solutions. We continue to research and develop mobile application opportunities and tech enabled services designed to enable a seamless offering that assists employees, contractors and customers with a fluid, digital-first experience throughout EVC and network infrastructures. This suite of technology will compliment and add to our existing proprietary software and apps.

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Build a world class team : We are continually investing in a team with world class industry expertise, vision, and professionalism.

Recent Developments

We acquired 100% of the outstanding equity interests in Transworld Enterprises, Inc. (“Transworld”) in exchange for 1,000,000 shares of its Series D preferred stock (the “Series D Preferred”), and 1,000,000 shares of its Series F preferred stock (the “Series F Preferred”), pursuant to a stock acquisition agreement dated May 8, 2020. The Series D Preferred is convertible into 80% of our shares of issued and outstanding common stock upon consummation of a reverse stock split. The Series F Preferred is convertible at the holder’s option into 80% of our shares of issued and outstanding common stock, on an as converted basis. In connection with the transaction all prior officers and directors of resigned and we appointed new officers and directors from Transworld.

We entered into a securities purchase agreement dated May 8, 2020 with funds affiliated with Arena Investors LP (“Arena”) pursuant to which we issued convertible notes in an aggregate principal amount of $3.0 million for an aggregate purchase price of $2.7 million (the “May 2020 Notes”). In connection with the issuance of the May 2020 Notes, we issued to Arena warrants to purchase an aggregate of 7,600,000 shares of common stock (the “May 2020 Warrants”) and 7.5 shares of Series G preferred stock (the “Series G Preferred”). The Series G Preferred automatically converted into shares of our common stock upon consummation of a reverse stock split effected October 6, 2020.

We entered into a securities purchase agreement with KORR Value LP (“KORR Value”), an entity controlled by Kenneth Orr, in May 2020, pursuant to which we issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued KORR value warrants to purchase an aggregate of 1,266,667 shares of common stock (the “KORR Warrants”). The KORR Notes are subordinated to the May 2020 Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PGD Venture Group, LLC.

We entered into certain securities purchase agreements with other accredited investors (the “Subordinated Creditors”), dated May 8, 2020 and September 30, 2020, respectively. Pursuant to which we issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of common stock (the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes are subordinated to the May 2020 Notes.

On September 25, 2020, the Company entered into a stock acquisition agreement with the shareholders of GetCharged, Inc. (“GetCharged”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of the Company’s common stock (the “GetCharged Acquisition”). The closing of the GetCharged Acquisition occurred on October 12, 2020.

On October 1, 2020 we filed a Certificate of Amendment with the Colorado Secretary of State reflecting a 500:1 reverse stock split and our conversion of our state of incorporation from Colorado to Delaware. In connection with such corporate conversion: (i) we changed our name from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”; (ii) we converted all preferred stock, with the exception of the Series F Preferred, that were issued and outstanding prior to the conversion into shares of common stock; and (iii) the Series F Preferred converted in shares of Series A preferred stock (the “Series A Preferred”). The transactions described above were approved by FINRA on October 2, 2020 and became effective on the OTC Pink trading market at the open of trading on October 6, 2020.

On October 2, 2020, the Company entered into a stock purchase agreement with the shareholders of PTGi International Carrier Services Inc. (“PTGi”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $892,000 (the “PTGi Acquisition”). The closing of the PTGi Acquisition occurred on October 31, 2020.

We entered into a securities purchase agreement dated November 3, 2020 with Arena, pursuant to which we issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (the “November 2020 Notes” and, together with the May 2020 Notes the “Arena Notes”). In connection with the issuance of the November 2020 Notes, we issued 903,226 shares of common stock to Arena.

We entered into a securities purchase agreement dated December 8, 2020 with certain accredited investors, pursuant to which we issued an aggregate of 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.

We filed a Certificate of Amendment with the Delaware Secretary of State on January 26, 2021 to reflect we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

Our wholly-owned subsidiary, Charge Infrastructure, Inc., entered into aa securities purchase agreement, dated May 7, 2021, with the shareholders of Nextridge, Inc., a New York corporation (“Nextridge”) pursuant to which we agreed to purchase all the issued and outstanding shares of Nextridge for an aggregate purchase price of $19,798,324 (the “Nextridge Acquisition”). $6,850,000.00 of the aggregate purchase price payable to the shareholders of Nextridge was paid through the issuance of an aggregate of 2,395,105 shares of our Series B preferred stock (the “Series B Preferred”). The closing of the Nextridge Acquisition occurred on May 21, 2021. Nextridge operates its business through its wholly owned subsidiary, ANS Advanced Network Services LLC, ("ANS") a New York, limited liability company.

Founded in 1991, Nextridge’s predecessor company, Telecommunications Analysis Group, Inc., began with a strategic focus on communications and telephone networks in the enterprise and higher education market, providing high-quality Engineering, Furnishing and Installation (EF&I) services for building and developing infrastructure. Over time, Nextridge, through its wholly owned subsidiary ANS has grown from servicing telephone networks to providing high-quality engineer, furnish and install (EF&I) services for wireless carriers, tower owners, enterprise facilities, and government offices. This includes in-building wireless (DAS), cell tower and network infrastructure services, as well as DC and UPS backup power services. Today, ANS’s U.S. footprint extends from Chicago to the Northeast and down the East Coast, with as-needed support nationwide.

On May 19, 2021, we entered into a securities purchase agreement with some of the May 2020 Investors pursuant to which we issued (i) an aggregate principal amount of $5,610,000 of original issue discount senior secured convertible promissory notes due May 19, 2024 (the “May 2021 Convertible Notes”), and (ii) an aggregate principal amount of $11,032,609 of original issue discount senior secured non-convertible promissory notes due November 19, 2022 (the “May 2021 Non-Convertible Notes” and together with the May 2021 Convertible Notes, the “May 2021 Notes”). In connection with the issuance of the May 2021 Notes, we issued to the investors three year warrants to purchase 1,870,000 shares of common stock at an exercise price of $4.00 per share. On November 26, 2021, the Investors and the Company agreed to extend the maturity date of the May 2021 Non-Convertible Notes to November 19, 2023.

The May 2021 Non-Convertible Notes accrue interest at a rate of 7.5% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default and are to be redeemed at 107.5% of face value on the maturity date. The May 2021 Convertible Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a monthly basis. The May 2021 Convertible Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $3.00 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The November 2020 Notes rank pari passu with the May 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. In addition, some of the Company’s subsidiaries entered into a subsidiary guaranty agreement and guaranteed the obligations owned to the investors under the May 2021 Notes.

A Registration Rights Agreement was executed in connection with the issuance of the May 2021 Notes. If we fail to have the registration statement filed within 3 months of the closing date, delcared effective within 6 months of the closing date or if we fail to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the investors an amount in cash equal to their pro rata portion of $75,000 per month until such events are satisfied. The investors agreed to waive any penalties that would be due and payable through January 31, 2022.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the Jumpstart our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

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being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure in this prospectus;

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not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

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reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Risk Factors Summary

An investment in our common shares involves a high degree of risk. You should carefully consider the risks summarized below. The risks are more fully discussed in the “Risk Factors” section of this prospectus beginning on page 14.

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We may incur losses in the future.

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We are an early stage company of EV products and charging piles with a limited operating history. Our limited operating history in the industry may not provide an adequate basis to judge our future prospects and results of operations for this segment, and may increase the risk of your investment.

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If we fail to develop and introduce new models of EV and telecommunication products in anticipation of market demand in a timely and cost-effective manner, our competitive position and ability to generate revenues may be materially and adversely affected.

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We have experienced operating losses in the past.

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We rely on proprietary rights and intellectual property in conducting our business, which may not be adequately protected under current laws, and we may encounter disputes from time to time relating to our use of intellectual property of third parties.

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An active trading market for our common stock may not develop, and you may not be able to sell your common stock at or above the initial public offering price.

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Because of their significant stock ownership, our executive officers, directors, and principal stockholders will be able to exert control over us and our significant corporate decisions.

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Our stock price may be volatile, and you could lose all or part of your investment.

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We do not intend to pay cash dividends.

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The pandemic caused by COVID-19 could have a materially adverse impact on our business, results of operations, financial condition and/or cash flows. The extent of the impact of the COVID-19 pandemic will depend on future developments, which are highly uncertain and largely beyond our control.

Corporate Information

We were incorporated in the state of Nevada on May 8, 2003 under the name “E-Education Network, Inc.” On August 10, 2005 we have changed our name to “GoIP Global, Inc.” On December 27, 2017, we redomiciled from Nevada to Colorado. On October 1, 2020, we converted from a Colorado corporation to a Delaware corporation and in connection with such conversion changed our name to “Transworld Holdings, Inc.” As of January 26, 2021, our name has been further changed to “Charge Enterprises, Inc.”

Our principal executive offices are located at 125 Park Avenue, 25th Floor, New York, NY 10017 and our telephone number is (212) 921-2100. We maintain a website at www.charge.enterprises. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus in deciding whether to purchase our securities.

THE OFFERING

This prospectus relates to the disposition from time to time of up to 42,357,784 shares of our common stock, par value $0.0001 per share (the “Shares”), which includes 27,555,556 shares of our common stock issuable upon the conversion of senior secured convertible promissory notes (the “Notes”), 7,600,000 shares of our common stock issuable upon the exercise of warrants (the “Warrants”) and 7,202,228 shares of common stock which are held by the Selling Stockholders. The Shares issued or issuable by us to the Selling Stockholders were sold in two separate private placement transactions that were completed on May 8, 2020 and November 3, 2020.

Common stock offered by the Selling Stockholders
Up to 42,357,784 shares of our common stock that may be issued to certain of the Selling Stockholders, which includes 27,555,556 shares of our common stock issuable upon the conversion of Notes, 7,600,000 shares of our common stock issuable upon the exercise of Warrants and 7,202,228 shares of common stock.

Common stock outstanding before Offering:	182,981,219
Shares of common stock to be outstanding after this offering (assuming all shares of Common Stock are issued upon conversion and/or exercise)	218,136,775
Use of Proceeds

All of the Shares sold pursuant to this prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sales. We would, however, receive proceeds upon the exercise of the Warrants held by the Selling Stockholders which, if such warrants are exercised in full, would be approximately $3,800,000. Proceeds, if any, received from the exercise of such Warrants will be used for working capital and general corporate purposes. No assurances can be given that any of such Warrants will be exercised. See “Use of Proceeds.”

Offering Price
The Selling Stockholders may sell the Shares at a fixed price of $2.75 per share until our common stock is listed or quoted on an established public trading market (including the OTCQB), and thereafter, at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, including, without limitation, in one or more transactions that may take place by ordinary brokerage transactions, privately-negotiated transactions or through sales to one or more underwriters or broker-dealers for resale. See “Plan of Distribution.”

Risk Factors
An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 14.

Trading Symbol	“CRGE.”and we have applied to list the Common Stock on the Nasdaq Capital Market under the symbol “CRGE.”

The number of shares of common stock outstanding after this offering is based on 182,981,219 shares of common stock issued and outstanding as of November 14, 2021 and excludes the following:

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43,300,000 shares of common stock issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1.69 per share;

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197,179 shares of common stock issuable upon exercise of outstanding restricted stock units;

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9,844,402 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $0.50 per share, 10,000,000 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $2.00 per share, and 1,870,000 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $4.00 per share:

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29,691,156 shares of common stock issuable upon conversion of outstanding convertible notes; and

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2,395,105 shares of common stock issuable upon conversion of our outstanding shares of Series B convertible preferred stock.

May 2020 Financing

On May 8, 2020, we entered into a securities purchase agreement with the May 2020 Investors pursuant to which we issued the May 2020 Notes.  In connection with the issuance of the Notes, we issued to the Selling Stockholders warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”).

The May 2020 Notes each have a term of thirty-six months and mature on May 8, 2023, unless earlier converted. The May 2020 Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on June 30, 2020. The May 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect. The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

Each Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.50 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the exercise price then in effect. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Selling Shareholders exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The Series G Preferred Stock issued to the May 2020 Investors had no voting rights and converted into shares of our common stock upon consummation of the reverse stock split that was consummated on October 6, 2020.

The May 2020 Notes rank pari passu with the November 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

A Registration Rights Agreement was executed in connection with the issuance of the May 2020 Notes, the Warrants and the common stock and the registration statement of which this prospectus is a part is being filed to fulfill our obligations under such agreement. If we fail to have it declared effective by the SEC within 150 days following the date of the financing, or if the Company fails to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the May 2020 Investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the Selling Stockholders an amount in cash equal to their pro rata portion of $50,000, provided such amount shall increase by $25,000 on every thirty (30) day anniversary, until such events are satisfied. The Selling Stockholders have agreed to waive any penalties that are due and payable through January 31, 2022.

November 2020 Financing

On November 3, 2020, we entered into a securities purchase agreement with the November 2020 Investor pursuant to which we issued the November 2020 Notes. In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock.

The November 2020 Notes each have a term of forty-eight months and mature on November 3, 2024, unless earlier converted. The November 2020 Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on December 31, 2020. The November 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

The November 2020 Notes rank pari passu with the May 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. In addition, some of the Company’s subsidiaries entered into a subsidiary guaranty agreement and guaranteed the obligations owned to the November 2020 Investor under the November 2020 Notes.

A Registration Rights Agreement was executed in connection with the issuance of the November 2020 Notes and the registration statement of which this prospectus is a part is being filed to fulfill our obligations under such agreement. If we fail to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the November 2020 Investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the Selling Stockholders an amount in cash equal to their pro rata portion of $60,000, provided such amount shall increase by $30,000 on every thirty (30) day anniversary, until such events are satisfied.

The Selling Stockholders have no voting rights other than for the shares of common stock which they may hold in the Company.

Summary Financial Data

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended December 31, 2020 and 2019 from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2021 and the balance sheet data as of September 30, 2021 have been derived from our unaudited financial statements included elsewhere in this prospectus.  Our historical results of operations presented below may not be reflective of our financial position, results of operations and cash flows had we operated as a combined company during all periods presented given the change to our business as a result of the acquisition of GetCharged, PTGI and ANS on October 12, 2020, October 31, 2020 and May 21, 2021, respectively. The following summary financial data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes and other information included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the full fiscal year.

Statement of Operations Data:

	Years Ended December 31,		Nine Months Ended September 30, (unaudited)
	2020	2019	2021	2020
Revenue	$ 84,726,026	$ -	$ 357,708,784	$ -
Operating Income/(Loss)	(4,750,019)		$ (25,835,155)	(632,136)
Total other expenses	(30,330,726)	(110,418)	(16,966,610)	(376,040)
Net Income/(Loss)	(34,642,641)	(292,416)	(36,893,674)	(1,008,176)
Pro forma basic and diluted net loss per share	(1.92)	(0.03)	(0.25)	(0.08)
Pro forma weighted average of shares outstanding	18,049,003	8,879,041	150,397,062	12,491,278

Balance Sheet Data:

	December 31,		September 30,
	2020	2019	2021 (unaudited)
Cash and cash equivalents	$ 11,629,303	$ 31	$ 9,425,732
Working capital (1)	2,948,711	(335,952)	7,975,635
Total assets	99,407,319	31	102,417,629
Total current liabilities	76,806,279	335,983	71,077,489
Total stockholders’ equity (deficit)	20,653,095	(335,952)	9,938,203

(1) Working capital is defined as total current assets minus total current liability

May 2020 Financing

On May 8, 2020, we entered into a securities purchase agreement with the May 2020 Investors pursuant to which we issued the May 2020 Notes.  In connection with the issuance of the Notes, we issued to the Selling Stockholders warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”).

The May 2020 Notes each have a term of thirty-six months and mature on May 8, 2023, unless earlier converted. The May 2020 Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on June 30, 2020. The May 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect. The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

Each Warrant is exercisable for a period of three years from the date of issuance at an initial exercise price of $0.50 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the exercise price then in effect. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Selling Shareholders exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The Series G Preferred Stock issued to the May 2020 Investors had no voting rights and converted into shares of our common stock upon consummation of the reverse stock split that was consummated on October 6, 2020.

The May 2020 Notes rank pari passu with the November 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

A Registration Rights Agreement was executed in connection with the issuance of the May 2020 Notes, the Warrants and the Series G Preferred Stock and the registration statement of which this prospectus is a part is being filed to fulfill our obligations under such agreement. If we fail to have it declared effective by the SEC within 150 days following the date of the financing, or if the Company fails to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the May 2020 Investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the Selling Stockholders an amount in cash equal to their pro rata portion of $50,000, provided such amount shall increase by $25,000 on every thirty (30) day anniversary, until such events are satisfied. The Selling Stockholders agreed to waive any penalties that are due and payable through January 31, 2022.

November 2020 Financing

On November 3, 2020, we entered into a securities purchase agreement with the November 2020 Investor pursuant to which we issued the November 2020 Notes. In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock.

The November 2020 Notes each have a term of forty-eight months and mature on November 3, 2024, unless earlier converted. The November 2020 Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on December 31, 2020. The November 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

The November 2020 Notes rank pari passu with the May 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. In addition, some of the Company’s subsidiaries entered into a subsidiary guaranty agreement and guaranteed the obligations owned to the November 2020 Investor under the November 2020 Notes.

A Registration Rights Agreement was executed in connection with the issuance of the November 2020 Notes and the registration statement of which this prospectus is a part is being filed to fulfill our obligations under such agreement. If we fail to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the November 2020 Investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the Selling Stockholders an amount in cash equal to their pro rata portion of $60,000, provided such amount shall increase by $30,000 on every thirty (30) day anniversary, until such events are satisfied.

The Selling Stockholders have no voting rights other than for the shares of common stock which they may hold in the Company.

  RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to Our Business

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

We have the vision of connecting people everywhere through our global business portfolio with limited operating history. The relatively short operating history makes it difficult to assess our future performance with certainty. You should consider our business and prospects in light of the risks and difficulties we may encounter due to our limited operating history. Any predictions about our future success or viability may not be as accurate as they could be if we had a longer operating history.

In addition, as a young business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Furthermore, some of these factors may be outside our control and leave us with no ability to control or reduce the chances that those risks will adversely impact our business.

Our limited operating experience could make our operations inefficient or ineffective.

We are an early-stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects and how we will respond to competitive, financial or technological challenges. We only recently acquired or commenced each of the businesses that comprise our three lines of business, and have limited experience with these activities and the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business, and limited experience responding to such trends. We may make errors in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail.

Widespread health developments, including the recent global COVID-19 pandemic, could materially and adversely affect our business, financial condition and results of operations.

Our business has been, and may continue to be, impacted by the fear of exposure to or actual effects of the COVID-19 pandemic in countries where we operate or our customers are located, such as recommendations or mandates from governmental authorities to close businesses, limit travel, avoid large gatherings or to self-quarantine, as well as temporary closures or decreased operations of the facilities of our customers, distributors or suppliers. These impacts include, but are not limited to:

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Significant reductions in demand or significant volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other restrictions, store or restaurant closures, or financial hardship, shifts in demand away from one or more of our higher priced products to lower priced products, or stockpiling or similar activity, reduced options for marketing and promotion of products or other restrictions in connection with the COVID-19 pandemic; if prolonged, such impacts can further increase the difficulty of operating our business, including accurately planning and forecasting;

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Inability to meet our consumers' and customers' needs and achieve costs targets due to disruptions in our manufacturing and supply arrangements caused by the loss or disruption of essential manufacturing and supply elements such as raw materials or purchased finished goods, logistics, reduction or loss of workforce due to the insufficiency or failure of our safety protocols, or other manufacturing and supply capability;

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Failure of third parties on which we rely, including our suppliers, distributors, contract manufacturers, contractors, commercial banks and external business partners, to meet their obligations to us or to timely meet those obligations, or significant disruptions in their ability to do so, which may be caused by their own financial or operational difficulties; or

●
Significant changes in the conditions in markets in which we manufacture, sell or distribute our products, including quarantines, governmental or regulatory actions, closures or other restrictions that limit or close our operating and manufacturing facilities, restrict our employees' ability to perform necessary business functions, restrict or prevent consumers from having access to our products, or otherwise prevent our distributors, partners, suppliers, or customers from sufficiently staffing operations, including operations necessary for the production, distribution, sale, and support of our products.

All of these impacts could place limitations on our ability to execute on our business plan and materially and adversely affect our business, financial condition and results of operations.

We are a holding company and our only material assets are its cash in hand, equity interests in its operating subsidiaries and our other investments. As a result, our principal source of revenue and cash flow is distributions from its subsidiaries.

As a holding company, our assets are its cash and cash equivalents, the equity interests in its subsidiaries and other investments. Our principal source of revenue comes from our Communications, Infrastructure and Investment division operations. Thus, our ability to manage our operations and finance future acquisitions, is dependent on the ability of its subsidiaries to generate sufficient net income and cash flows to make upstream cash distributions to us. Our subsidiaries are separate legal entities, and although they may be wholly-owned or controlled by us, they have no obligation to make any funds available to us, whether in the form of loans, dividends, distributions or otherwise. The ability of our subsidiaries to distribute cash to it are and will remain subject to, among other things, availability of sufficient funds and applicable state laws and regulatory restrictions. Claims of creditors of our subsidiaries generally will have priority as to the assets of such subsidiaries over our claims and claims of our creditors and stockholders. To the extent the ability of our subsidiaries to distribute dividends or other payments to us could be limited in any way, our ability to grow, pursue business opportunities or make acquisitions that could be beneficial to our businesses, or otherwise fund and conduct our business could be materially limited.

To service our indebtedness and other obligations, we will require a significant amount of cash.

Our ability to generate cash depends on many factors beyond our control and any failure to service our outstanding indebtedness could harm our business, financial condition and results of operations. Our ability to make payments on and to refinance our indebtedness and to fund working capital needs and planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond our control. If our business does not generate sufficient cash flow from operations or if future borrowings are not available to us in an amount sufficient to enable us and our subsidiaries to pay our indebtedness or to fund our other liquidity needs, we may need to refinance all or a portion of our indebtedness on or before the maturity thereof, sell assets, reduce or delay capital investments or seek to raise additional capital, any of which could have a material adverse effect on us.

In addition, we may not be able to effect any of these actions, if necessary, on commercially reasonable terms or at all. Our ability to restructure or refinance our indebtedness will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments or preferred stock may limit or prevent us from taking any of these actions. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness or dividend payments on our outstanding shares of preferred stock would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness or otherwise raise capital on commercially reasonable terms or at all. Our inability to generate sufficient cash flow to satisfy our debt service and other obligations, or to refinance or restructure our obligations on commercially reasonable terms or at all, would have an adverse effect, which could be material, on our business, financial condition and results of operations.

We have experienced significant historical, and may experience significant future, operating losses and net losses, which may hinder our ability to meet working capital requirements or service our indebtedness, and we cannot assure you that we will generate sufficient cash flow from operations to meet such requirements or service our indebtedness.

We cannot assure you that we will recognize net income in future periods. If we cannot generate net income or sufficient operating profitability, we may not be able to meet our working capital requirements or service our indebtedness. Our ability to generate sufficient cash for our operations will depend upon, among other things, the future financial and operating performance of our operating business, which will be affected by prevailing economic and related industry conditions and financial, business, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate cash flow from operations in an amount sufficient to fund our liquidity needs. If our cash flows and capital resources are insufficient, we may be forced to reduce or delay capital expenditures, sell assets and/or seek additional capital or financings. Our ability to obtain future financings will depend on the condition of the capital markets and our financial condition at such time. Any financings could be at high interest rates and may require us to comply with covenants in addition to, or more restrictive than, covenants in our current financing documents, which could further restrict our business operations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such disposition may not be adequate to meet our obligations.

If we are not able to deploy capital effectively and on acceptable terms, we may not be able to execute our business strategy.

Our strategy includes effectively deploying capital by acquiring interests in new companies. We may not be able to identify attractive acquisition candidates that fit our strategy. Even if we are able to identify acquisition candidates, we may not be able to acquire interests in those companies due to an inability to reach mutually acceptable financial or other terms with those companies or due to competition from other potential acquirers that may have greater resources, brand name recognition, industry contacts or flexibility of structure than we do. The recent turmoil in the global economy has caused significant declines and fluctuations in the valuations of publicly-traded companies and privately-held companies. Uncertainty regarding the extent to which valuations of companies that fit our acquisition criteria will continue to fluctuate may affect our ability to accurately value potential acquisition candidates. Additionally, ongoing weak economic conditions may make it more difficult for us to obtain capital needed to deploy to new and existing partner companies. If we are unable to effectively deploy capital to partner companies on acceptable terms, we may not be able to execute on our strategy, and our business may be adversely impacted.

We will need additional funding in the near future to continue our current level of operations and growth.

As of the year ended December 31, 2020 we have an accumulated deficit of $52,144,946 and a net loss of $34,642,641. Revenues generated from our current operations are not sufficient to pay on-going operating expenses. Prior to the acquisition of PTGi and GetCharged, our working capital needs since our acquisition of Transworld Enterprises, Inc., our wholly owned subsidiary, have been primarily funded by securities sold to the Selling Stockholders. We may continue to obtain additional funding from the sale of our securities or from strategic transactions in order to fund our current level of operations. Aside from continuing these loan transactions, we have not identified the sources for additional financing that we may require, and we do not have commitments from third parties to continue to provide this financing. Being a micro-cap stock, certain investors may be unwilling to invest in our securities. There is no assurance that sufficient funding through a financing will be available to us at acceptable terms or at all. Historically, we have raised capital through the issuance of convertible debt securities or straight equity securities. However, given the risks associated with our business, the risks associated with our common stock, the worldwide financial uncertainty that has affected the capital markets, and our status as a small, unknown public company, we expect in the near future, we will have a great deal of difficulty raising capital through traditional financing sources. Therefore, we cannot guarantee that we will be able to raise capital, or if we are able to raise capital, that such capital will be in the amounts needed. Our failure to raise capital, when needed, and in sufficient amounts, will severely impact our ability to continue to develop our business as planned. In addition, if we are unable to obtain funding as, and when needed, we may have to further reduce and/or cease our future operations. Any additional funding that we obtain in an equity or convertible debt financing is likely to reduce the percentage ownership of the company held by our existing security holders.

We have had operating losses since formation and expect to continue to incur net losses for the near term.

Prior to our acquisitions of PTGi and GetCharged, we had a working capital deficit and our revenues were not sufficient to fund our anticipated operating needs. We have reported net losses of $36,893,674, $34,642,641 and $292,416 for the nine months ended September 30, 2021 and the years ended December 31, 2020 and 2019, respectively. In order to achieve profitable operations, we need to significantly increase our revenues from the sales of products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our stockholders will realize any return on their investment or that they will not lose their entire investment.

Our current sources of funding are limited, and any additional funding that we may obtain may be on unfavorable terms and may significantly dilute our existing shareholders.

We believe our acquisitions of PTGi and GetCharged will increase our profitability and contribute toward funding operating expenses but we can provide no assurance of this. As a result, if operations are not sufficient to fund our operations going forward, we will have to obtain additional public or private equity financings or debt financings in order to continue our operations. Any additional funding that we obtain in a financing is likely to reduce the percentage ownership of our existing holders. The amount of this dilution may be substantial based on our current stock price, and could increase if the trading price of our common stock declines at the time of any financing from its current levels. To the extent we raise additional capital by issuing equity securities, our stockholders will experience further dilution. If we raise funds through debt financings, we may become subject to restrictive covenants. We may also attempt to raise funds through corporate collaboration and licensing arrangements. To the extent that we raise additional funds through such means, we may be required to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain the needed additional funding, we will have to reduce or even totally discontinue our operations, which would have a significant negative impact on our stockholders and could result in a total loss of their investment in our stock.

Funding, especially on terms acceptable to us, may not be available to meet our future capital needs because of the state of the credit and capital markets. Global market and economic conditions have been, and continue to be, disruptive and volatile. The cost of raising money in the debt and equity capital markets for smaller companies like ours has increased substantially while the availability of funds from those markets has diminished significantly. Also, low valuations and decreased appetite for equity investments, among other factors, may make the equity markets difficult to access on acceptable terms or unavailable altogether.

If adequate funds are not available, we may be required to delay, scale-back or eliminate our product enhancement and new product development programs. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

Our success is dependent on having the experience to operate our business divisions.

Our success depends substantially on the experience of certain key officers and personnel. Although all of them have substantial experience in relevant areas, there can be no assurance that their prior experience will be beneficial to us. Moreover, our future success depends in part on our ability to retain and attract highly skilled and qualified technical and creative consultants. Competition for such individuals is intense and the availability of such skilled persons is limited in some cases. The loss of services of any of our officers or other key consultants could have a material adverse effect on our business, results of operations, financial condition and prospects. The loss of any of our key personnel or our inability to attract and retain key employees in the future could have a material adverse effect on our operations and business plans.

The nature of our business is speculative and dependent on a number of variables beyond our control that cannot be reliably ascertained in advance.

The revenues and profits of an enterprise like ours are generally dependent upon many variables. Our customer appeal depends upon factors which cannot be reliably ascertained in advance and over which we have no control, such as unpredictable customer and media reviews, industry analyst commentaries, and comparisons to competitive products. As with any relatively new business enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen marketing difficulties, excessive research and development expenses, unforeseen negative publicity, competition, product liability issues, manufacturing and logistical difficulties, and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely or effective manner, that we will be able to generate sufficient interest in our products, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Our markets are highly competitive, and our failure to compete successfully would limit our ability to sell our products, attract and retain customers and grow our business.

Our markets are highly competitive, and we expect that both direct and indirect competition will increase in the future. Within each of our markets, we encounter direct competition from various larger U.S. and non-U.S. competitors. The adoption of new technology likely will intensify the competition for our products. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition, adversely affecting our sales, and adversely affecting our business and prospects.

We may not be successful in developing our new products and services.

The market for our products and services is characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to continually introduce new and innovative products and services. Our success will depend partially on our ability to introduce new products, services and technologies continually and on a timely basis and to continue to improve the performance, features and reliability of our products and services in response to both evolving demands of prospective customers and competitive products. There can be no assurance that any of our new or proposed products or services will maintain the limited market acceptance that we have to date established. Our failure to design, develop, test, market and introduce new and enhanced products, technologies and services successfully so as to achieve market acceptance could have a material adverse effect upon our business, operating results and financial condition.

There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of new or enhanced products and services, or that our new products and services will adequately satisfy the requirements of prospective customers and achieve significant acceptance by those customers. Because of certain market characteristics, including technological change, changing customer needs, frequent new product and service introductions and evolving industry standards, the continued introduction of new products and services is critical. Delays in the introduction of new products and services may result in customer dissatisfaction and may delay or cause a loss of revenue. There can be no assurance that we will be successful in developing new products or services or improving existing products and services that respond to technological changes or evolving industry standards.

In addition, new or enhanced products and services introduced by us may contain undetected errors that require significant design modifications. This could result in a loss of customer confidence which could adversely affect the use of our products, which in turn, could have a material adverse effect upon our business, results of operations or financial condition.

We cannot accurately predict our future revenues and expenses.

We are currently developing various sources of revenues based on market conditions and the type of products that we are marketing. As such, the amount of revenues we receive from the sale and use of our products will fluctuate and depend upon our customer’s willingness to buy our products. As with any developing enterprise operating in a specialized and intensely competitive market, we are subject to many business risks which include, but are not limited to, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond our control. There can be no assurance that we will successfully implement our business plan in a timely manner, or generate sufficient interest in our products or services, or that we will be able to market and sell enough products and services to generate sufficient revenues to continue as a going concern.

Our expense levels in the future will be based, in large part, on our expectations regarding future revenue, and as a result net income/loss for any quarterly period in which material orders are delayed could vary significantly. In addition, our costs and expenses may vary from period to period because of a variety of factors, including our research and development costs, our introduction of new products and services, cost increases from third-party service providers or product manufacturers, production interruptions, changes in marketing and sales expenditures, and competitive pricing pressures.

There are risks of international sales and operations.

We anticipate that a growing, and potentially substantial portion of our future revenue from the sale of our products and services may be derived from customers located outside the United States. As such, a portion of our sales and operations could be subject to tariffs and other import-export barriers, currency exchange risks and exchange controls, foreign product standards, potentially adverse tax consequences, longer payment cycles, problems in collecting accounts receivable, political instability, and difficulties in staffing and managing foreign operations. Although we intend to monitor our exposure to currency fluctuations and currently the U.S. dollar is very strong giving us a significant buying advantage, there can be no assurance that exchange rate fluctuations will not have an adverse effect on our results of operations or financial condition. In the future, we could be required to sell our products and services in other currencies, which would make the management of currency fluctuations more difficult and expose our business to greater risks in this regard.

Our products may be subject to numerous foreign government standards and regulations that are continually being amended. Although we will endeavor to satisfy foreign technical and regulatory standards, there can be no assurance that we will be able to comply with foreign government standards and regulations, or changes thereto, or that it will be cost effective for us to redesign our products to comply with such standards or regulations. Our inability to design or redesign products to comply with foreign standards could have a material adverse effect on our business, financial condition and results of operations.

Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition.

Because we face significant competition for acquisition and business opportunities, including from numerous companies with a business plan similar to ours, it may be difficult for us to fully execute our business strategy. Additionally, our subsidiaries also operate in highly competitive industries, limiting their ability to gain or maintain their positions in their respective industries.

We expect to encounter intense competition for acquisition and business opportunities from both strategic investors and other entities having a business objective similar to ours, such as private investors (which may be individuals or investment partnerships), blank check companies, and other entities, domestic and international, competing for the type of businesses that we may acquire. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, or greater access to capital, than we do, and our financial resources may be relatively limited when contrasted with those of many of these competitors. These factors may place us at a competitive disadvantage in successfully completing future acquisitions and investments.

In addition, while we believe that there are numerous target businesses that we could potentially acquire or invest in, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. We may need to obtain additional financing in order to consummate future acquisitions and investment opportunities and cannot assure you that any additional financing will be available to us on acceptable terms, or at all, or that the terms of our existing financing arrangements will not limit our ability to do so. This inherent competitive limitation gives others an advantage in pursuing acquisition and investment opportunities.

Future acquisitions or business opportunities could involve unknown risks that could harm our business and adversely affect our financial condition and results of operations.

We are a diversified holding company that owns interests in a number of different businesses. We have in the past, and intend in the future, to acquire businesses or make investments, directly or indirectly through our subsidiaries, that involve unknown risks, some of which will be particular to the industry in which the investment or acquisition targets operate, including risks in industries with which we are not familiar or experienced. There can be no assurance our due diligence investigations will identify every matter that could have a material adverse effect on us or the entities that we may acquire. We may be unable to adequately address the financial, legal and operational risks raised by such investments or acquisitions, especially if we are unfamiliar with the relevant industry, which can lead to significant losses on material investments. The realization of any unknown risks could expose us to unanticipated costs and liabilities and prevent or limit us from realizing the projected benefits of the investments or acquisitions, which could adversely affect our financial condition and liquidity. In addition, our financial condition, results of operations and the ability to service our debt may be adversely impacted depending on the specific risks applicable to any business we invest in or acquire and our ability to address those risks.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, our current and potential stockholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which may reduce our stock price.

Our ability to compete could be jeopardized and our business seriously compromised if we are unable to protect ourselves from third-party challenges or infringement of the proprietary aspects of the wireless location products and technology we develop.

Our products utilize a variety of proprietary rights that are critical to our competitive position. Because the technology and intellectual property associated with our products are evolving and rapidly changing, our current intellectual property rights may not adequately protect us in the future. We rely on a combination of patent, copyright, trademark and trade secret laws and contractual restrictions to protect the intellectual property utilized in our products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In addition, monitoring unauthorized use of our products is difficult and we cannot be certain the steps we have taken will prevent unauthorized use of our technology. Also, it is possible that no additional patents or trademarks will be issued from our currently pending or future patent or trademark applications. Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain. Moreover, effective patent, trademark, copyright and trade secret protection may not be available in some countries in which we distribute or anticipate distributing our products. Furthermore, our competitors may independently develop similar technologies that limit the value of our intellectual property, design or patents. In addition, third parties may at some point claim certain aspects of our business infringe their intellectual property rights. While we are not currently subject to nor aware of any such claim, any future claim (with or without merit) could result in one or more of the following:

● significant litigation costs;
● diversion of resources, including the attention of management;
● our agreement to pay certain royalty and/or licensing fees;
● cause us to redesign those products that use such technology; or
● cessation of our rights to use, market, or distribute such technology.

Any of these developments could materially and adversely affect our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Whether successful or unsuccessful, such litigation could result in substantial costs and diversion of resources. Such costs and diversion could materially and adversely affect our business, results of operations and financial condition.

We depend on our key personnel to manage our business effectively in a rapidly changing market. If we are unable to retain our key employees, our business, financial condition and results of operations could be harmed.

Our future success depends to a significant degree on the skills, efforts and continued services of our executive officers and other key engineering, manufacturing, operations, sales, marketing and support personnel. If we were to lose the services of one or more of our key executive officers or other key engineering, manufacturing, operations, sales, marketing and support personnel, we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Rapid technological change in our market and/or changes in customer requirements could cause our products to become obsolete or require us to redesign our products, which would have a material adverse effect on our business, operating results and financial condition.

The market for our products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete. We believe that our future success will depend in large part on our ability to develop new and effective products in a timely manner and on a cost-effective basis. As a result of the complexities inherent in our products, major new products and product enhancements can require long development and testing periods, which may result in significant delays in the general availability of new releases or significant problems in the implementation of new releases. In addition, if we or our competitors announce or introduce new products our current or future customers may defer or cancel purchases of our products, which could materially adversely affect our business, operating results and financial condition. Our failure to develop successfully, on a timely and cost effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements would have a material adverse effect on our business, operating results and financial condition.

We may suffer adverse consequences if we are deemed an investment company and we may incur significant costs to avoid investment company status.

We believe we are not an investment company as defined by the Investment Company Act of 1940, and have operated our business in accordance with such view. If the SEC or a court were to disagree with us, we could be required to register as an investment company. This would subject us to disclosure and accounting rules geared toward investment, rather than operating, companies; limit our ability to borrow money, issue options, issue multiple classes of stock and debt, and engage in transactions with affiliates; and require us to undertake significant costs and expenses to meet the disclosure and other regulatory requirements to which we would be subject as a registered investment company.

Future acquisitions or strategic investments may not be successful and may harm our operating results.

Future acquisitions or strategic investments could have a material adverse effect on our business and operating results because of:

●
The assumption of unknown liabilities, including employee obligations. Although we normally conduct extensive legal and accounting due diligence in connection with our acquisitions, there are many liabilities that cannot be discovered, and which liabilities could be material.

●
We may become subject to significant expenses related to bringing the financial, accounting and internal control procedures of the acquired business into compliance with U.S. GAAP financial accounting standards and the Sarbanes Oxley Act of 2002.

●	Our operating results could be impaired as a result of restructuring or impairment charges related to amortization expenses associated with intangible assets.
●	We could experience significant difficulties in successfully integrating any acquired operations, technologies, customers’ products and businesses with our existing operations.
●	Future acquisitions could divert substantial capital and our management’s attention.
●	We may not be able to hire the key employees necessary to manage or staff the acquired enterprise operations.

Our executive officers and directors have the ability to significantly influence matters submitted to our stockholders for approval.

As of November 14, 2021, our executive officers and directors, in the aggregate, beneficially own shares representing approximately 23.56% of our common stock. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination. On matters submitted to our stockholders for approval, holders of our common stock are entitled to one vote per share. If our executive officers and directors choose to act together, they would have significant influence over all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these individuals, if they chose to act together, would have significant influence on the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

Subsequent to consummation of any acquisition, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we acquire, we cannot assure you that this examination will uncover all material risks that may be presented by a particular target business, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies the principal risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result, from time to time we may be forced to write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.

Risks Related To The Notes

Our obligations to the holders of our Notes are secured by a security interest in substantially all of our assets, so if we default on those obligations, the note holders could foreclose on our assets.

Our obligations under the Notes are secured by a security interest in substantially all of our assets. As a result, if we default in our obligations under the Notes, the holders of the notes, acting through their appointed agent, could foreclose on their security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations and could require us to curtail or cease operations.

If the holders of our Notes elect to convert the principal and interest due under the Notes, our stockholders will experience substantial dilution in their investment.

The total remaining principal amount we owe to the holders of our Notes is approximately $6.9 million. If the holders of these Notes were to elect to convert all of the principal amount (and assuming no interest has accrued on the principal amount) into shares of our common stock at the Conversion Price of $0.25, we would be required to issue approximately 27.5 million shares. These conversions would result in significant dilution to the investments of our existing stockholders.

The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreement and other debt documents issued under the private placement contain a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

●	incur additional debt;
●	pay dividends and make other restricted payments;
●	create liens; or
●	sell our collateral, other than inventory in the ordinary course of business.

If the holders of our Notes accelerate our indebtedness, our assets would not be sufficient to repay this indebtedness in full and the creditor would be permitted to exercise broad secured creditor remedies.

We may be required to pay registration default liquidated damages if we cannot fulfill the requirements of the registration rights granted to investors in our February 2020 private placement.

            We were required to have a registration statement covering the shares of common stock underlying the Notes and Warrants issued to the investors in our May 2020 private placement declared effective by the SEC on or before October 5, 2020. The holders of our Notes issued in our May 2020 private placement agreed to waive (i) any liquidated damages payable as a result of the failure to have a registration statement declared effective by October 5, 2020 and continuing for the period through and until June 30, 2021. In connection with this offering, we are registering such shares of common stock for resale in order to satisfy such obligation.  In the event we do not get this registration statement effective or the effectiveness of such registration statement is suspended at any time other than pursuant to a suspension notice, for each month during which the registration default remains uncured, we could be required to pay registration default damages at the rate of $50,000 and on every thirtieth (30th) day (prorated for periods totaling less than thirty days) thereafter, provided such amount shall increase by $25,000 on every thirty (30) day anniversary. We shall be obligated to make payments of these liquidated damages until the earlier of (i) the date as of which all of the investors in our May 2020 private placement may sell all of the shares of common stock required to be covered by such registration statement without restriction pursuant to Rule 144 and without the need for current public information as required thereunder or (ii) the date on which the investors in our May 2020 private placement shall have sold all of the shares of common stock covered by such registration statement. Any payment of liquidated damages could have an adverse effect on our results of operations and may have a negative effect on our stock price and the market for our common stock.

Risks Related to our Communications Division

Our Communications business is substantially smaller than some of our major competitors, whose marketing and pricing decisions, and relative size advantage could adversely affect our ability to attract and to retain customers. These major competitors are likely to continue to cause significant pricing pressures that could adversely affect PTGi’s net revenues, results of operations and financial condition.

The carrier services telecommunications industry is significantly influenced by the marketing and pricing decisions of the larger business participants. The rapid development of new technologies, services and products has eliminated many of the traditional distinctions among wireless, cable, internet, local and long distance communication services. We face many competitors in this market, including telephone companies, cable companies, wireless service providers, satellite providers, application and device providers. PTGi faces competition for its voice trading services from telecommunication services providers’ traditional processes and new companies. Once telecommunication services providers have established business relationships with competitors to PTGi, it could be extremely difficult to convince them to utilize our services. These competitors may be able to develop services or processes that are superior to PTGi’s services or processes, or that achieve greater industry acceptance.

Many of our competitors are significantly larger than us and have substantially greater financial, technical and marketing resources, larger networks, a broader portfolio of service offerings, greater control over network and transmission lines, stronger name recognition and customer loyalty and long-standing relationships with our target customers. As a result, our ability to attract and retain customers may be adversely affected. Many of our competitors enjoy economies of scale that result in low cost structures for transmission and related costs that could cause significant pricing pressures within the industry.

Our ability to compete effectively will depend on, among other things, our network quality, capacity and coverage, the pricing of our products and services, the quality of our customer service, our development of new and enhanced products and services, the reach and quality of our sales and distribution channels and our capital resources. It will also depend on how successfully we anticipate and respond to various factors affecting our industry, including new technologies and business models, changes in consumer preferences and demand for existing services, demographic trends and economic conditions. While growth through acquisitions is a possible strategy for PTGi, there are no guarantees that any acquisitions will occur, nor are there any assurances that any acquisitions by PTGi would improve the financial results of its business. If we are not able to respond successfully to these competitive challenges, we could experience reduced revenues.

PTGi suppliers may not be able to obtain credit insurance on PTGi, which could have a material adverse effect on PTGi’s business.

PTGi makes purchases from its suppliers, who may rely on the ability to obtain credit insurance on PTGi in determining whether or not to extend short-term credit to PTGi in the form of accounts receivables. To the extent that these suppliers are unable to obtain such insurance they may be unwilling to extend credit.

Any failure of PTGi’s physical infrastructure, including undetected defects in technology, could lead to significant costs and disruptions that could reduce its revenue and harm its business reputation and financial results.

PTGi depends on providing customers with highly reliable service. PTGi must protect its infrastructure and any collocated equipment from numerous factors, including:

●	human error;
●	physical or electronic security breaches;
●	fire, earthquake, flood and other natural disasters;
●	water damage;
●	power loss; and
●	terrorism, sabotage and vandalism.

Problems at one or more of PTGi’s exchange delivery points, whether or not within PTGi’s control, could result in service interruptions or significant equipment damage. Any loss of services, equipment damage or inability to terminate voice calls or supply internet capacity could reduce the confidence of the members and customers and could consequently impair PTGi’s ability to obtain and retain customers, which would adversely affect both PTGi’s ability to generate revenues and its operating results.

PTGi’s positioning in the marketplace and intense domestic and international competition in these services places a significant strain on our resources, which if not managed effectively could result in operational inefficiencies and other difficulties.

To manage PTGi’s market positioning effectively, we must continue to implement and improve its operational and financial systems and controls, invest in critical network infrastructure to expand its coverage and capacity, maintain or improve its service quality levels, purchase and utilize other transmission facilities, evolve its support and billing systems and train and manage its employee base. If we inaccurately forecast the movement of traffic onto PTGi’s network, we could have insufficient or excessive transmission facilities and disproportionate fixed expenses. As we proceed with the development of our PTGi business, operational difficulties could arise from additional demand placed on customer provisioning and support, billing and management information systems, product delivery and fulfillment, support, sales and marketing, administrative resources, network infrastructure, maintenance and upgrading. For instance, we may encounter delays or cost-overruns or suffer other adverse consequences in implementing new systems when required.

If PTGi is not able to operate a cost-effective network, we may not be able to operate our PTGi business successfully.

Our business’s success depends on our ability to design, implement, operate, manage, maintain and upgrade a reliable and cost-effective network infrastructure. In addition, we rely on third-party equipment and service vendors manage PTGi’s global network through which it provides its services. If we fail to generate traffic on PTGi’s network, if we experience technical or logistical impediments to the development of necessary aspects of PTGi’s network or the migration of traffic and customers onto PTGi’s network, or if we experience difficulties with third-party providers, we may not achieve desired economies of scale or otherwise be successful in our business.

Our telecommunications network infrastructure has several vulnerabilities and limitations.

Our telecommunications network is the source of most of PTGi’s revenues and any damages to or loss of our equipment or any problem with or limitation of PTGi’s network whether accidental or otherwise, including network, hardware and software failures may result in a reduction in the number of our customers or usage level by our customers, our inability to attract new customers or increased maintenance costs, all of which would have a negative impact on our results of operations. The development and operation of our network is subject to problems and technological risks, including:

●	physical damage;
●	power surges or outages;
●	capacity limitations;
●	software defects as well as hardware and software obsolescence;
●	breaches of security, whether by computer virus, break-in or otherwise;
●	denial of access to our sites for failure to obtain required municipal or other regulatory approvals; and
●	other factors which may cause interruptions in service or reduced capacity for our customers.

Our operations also rely on a stable supply of utilities service. We cannot assure you that future supply instability will not impair our ability to procure required utility services in the future, which could adversely impact our business, financial condition and results of operations.

Changes in the regulatory framework under which PTGi operates could adversely affect our business prospects or results of operations.

PTGi’s domestic operations are subject to regulation by federal and state agencies, and our international operations are regulated by various foreign governments and international bodies. These regulatory regimes may restrict or impose conditions on our ability to operate in designated areas and to provide specified products or services. We are frequently required to maintain licenses for our operations and conduct our operations in accordance with prescribed standards. We are from time to time involved in regulatory and other governmental proceedings or inquiries related to the application of these requirements. It is impossible to predict with any certainty the outcome of pending federal and state regulatory proceedings relating to our operations, or the reviews by federal or state courts of regulatory rulings. Moreover, new laws or regulations or changes to the existing regulatory framework could affect how we manage our wireline and wireless networks, impose additional costs, impair revenue opportunities, and potentially impede our ability to provide services in a manner that would be attractive to us and our customers.

Service interruptions due to natural disasters or unanticipated problems with our network infrastructure could result in customer loss.

Natural disasters or unanticipated problems with our network infrastructure could cause interruptions in the services we provide. The failure of a switch and our back-up system would result in the interruption of service to the customers served by that switch until necessary repairs are completed or replacement equipment is installed. The successful operation of our network and its components is highly dependent upon our ability to maintain the network and its components in reliable enough working order to provide sufficient quality of service to attract and maintain customers. Any damage or failure that causes interruptions in our operations or lack of adequate maintenance of our network could result in the loss of customers and increased maintenance costs that would adversely impact our results of operations and financial condition.

We have backup data for our key information and data processing systems that could be used in the event of a catastrophe or a failure of our primary systems, and have established alternative communication networks where available. However, we cannot assure you that our business activities would not be materially disrupted if there were a partial or complete failure of any of these primary information technology systems or communication networks. Such failures could be caused by, among other things, software bugs, computer virus attacks or conversion errors due to system upgrading. In addition, any security breach caused by unauthorized access to information or systems, or intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, could have a material adverse effect on our business, results of operations and financial condition.

Our insurance coverage may not adequately cover losses resulting from the risks for which we are insured.

We maintain insurance policies for our network facilities and all of our corporate assets. This insurance coverage protects us in the event we suffer losses resulting from theft, fraud, natural disasters or other similar events or from business interruptions caused by such events. In addition, we maintain insurance policies for our directors and officers. We cannot assure you however, that such insurance will be sufficient or will adequately cover potential losses.

We could be adversely affected if major suppliers fail to provide needed equipment and services on a timely or cost-efficient basis or are unwilling to provide us credit on favorable terms or at all.

We rely on a few strategic suppliers and vendors to provide us with equipment, materials and services that we need in order to expand and to operate our business. There are a limited number of suppliers with the capability of providing the network equipment and platforms that our operations and expansion plans require or the services that we require to maintain our extensive and geographically widespread networks. In addition, because the supply of network equipment and platforms requires detailed supply planning and this equipment is technologically complex, it would be difficult for us to replace the suppliers of this equipment. Suppliers of cables that we need to extend and maintain our networks may suffer capacity constraints or difficulties in obtaining the raw materials required to manufacture these cables.

We also depend on network installation and maintenance services providers, equipment suppliers, call centers, collection agencies and sales agents, for network infrastructure, and services to satisfy our operating needs. Many suppliers rely heavily on labor; therefore, any work stoppage or labor relations problems affecting our suppliers could adversely affect our operations. Suppliers may, among other things, extend delivery times, raise prices and limit supply due to their own shortages and business requirements. Similarly, interruptions in the supply of telecommunications equipment for networks could impede network development and expansion. If these suppliers fail to deliver products and services on a timely and cost-efficient basis that satisfies our demands or are unwilling to sell to us on favorable credit terms or at all, we could experience disruptions, which could have an adverse effect on our business, financial condition and results of operations.

Risks related to Our Infrastructure Division

Our success is dependent on the continued popularity of our existing products and services and our continued innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers.

The success of our operations depends on our ability to introduce new or enhanced EV charging, storage, and service stations for all types of electric vehicles, and other new products. On the automotive front and our strategy to install EV charging stations we will rely on the continued growth of our Infrastructure division. Consumer preferences differ across and within each of the regions in which we operate or plan to operate and may shift over time in response to changes in demographic and social trends, economic circumstances and the marketing efforts of our competitors. There can be no assurance that our existing EV charging, storage, and service stations will continue to be favored by consumers or that we will be able to anticipate or respond to changes in consumer preferences in a timely manner. Our failure to anticipate, identify or react to these particular preferences could adversely affect our sales performance and our profitability.

We rely substantially on external suppliers for the manufacture of our EV charging, storage, and service stations/units.

In regards to our EV charging installation business we rely on external suppliers to continue to manufacture these units for us to install and provide maintenance to. For our micro-mobility charging stations rely on third party suppliers for our manufacturing. We have entered into an exclusive manufacturing agreement with Quebec-based Poitras Industries to produce and manufacture our micro-mobility charging and docking stations. We expect to continue to rely on external suppliers for a substantial percentage of our requirements in the future. We cannot assure you that we will be able to maintain our existing relationships with this supplier and continue to be able to source EV charging, storage, and service stations we use in our operations on a stable basis and at a reasonable price or at all. For example, our supplier may increase the prices for the EV charging, storage, and service stations we purchase and/or experience disruptions in their production of the components or materials.

Our revenue growth depends on consumers’ willingness to adopt all types of EV infrastructure.

Our growth is highly dependent upon the adoption and use by consumers of the EV infrastructure provides we produce. The market for EV and micro-mobility charging, storage and service stations or is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new announcements, long development cycles for EV original equipment manufacturers, and changing consumer demands and behaviors. Factors that may influence the purchase and use of charging, storage, and service stations, and specifically charging, storage, and service stations for EV products include:

●	perceptions about quality and safety of charging, storage, and service stations;
●	limited range and access to docking and charging stations, standardization of docking and charging systems lead to consumers’ concerns regarding the cost to dock and charge a EV related product;
●	environmental consciousness of consumers;
●	inability or unwillingness to supply the EV products by the manufacturers; and
●	availability of eligible tax and other government related incentives with respect EV products.

The influence of any of the factors described above may negatively impact the widespread consumer adoption of all types of EV products which would materially adversely affect our business, operating results, financial condition and prospects.

Our ability to deploy and install our and other organizations EV docking and charging units is dependent on outside government regulation which can be subject to change at any time.

Our ability to deploy and install EV docking and charging units is dependent on the outside government regulation such as transportation ordinances by municipalities, FTC (Federal Trade Commission) and other relevant government laws and regulations. The laws and regulations concerning the deployment of our EV docking and charging stations may be subject to change and if they do then the deployment of our EV docking and charging stations may no longer be in the best interest of the Company. At such point the Company may no longer want to sell product and therefore your investment in the Company may be affected.

Computer malware, viruses, hacking, phishing attacks and spamming could harm our business and results of operations.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on our systems in the future.

Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation or brand. Our network security business disruption insurance may not be sufficient to cover significant expenses and losses related to direct attacks on our website or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of our products and services and technical infrastructure may harm our reputation, brand and our ability to attract customers. Any significant disruption to our website or internal computer systems could result in a loss of customers and could adversely affect our business and results of operations.

We have previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If our mobile application is unavailable when customers attempt to access it or it does not load as quickly as they expect, customers may seek other services.

Our platform functions on software that is highly technical and complex and may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been deployed. Any errors, bugs, or vulnerabilities discovered in our code after deployment, inability to identify the cause or causes of performance problems within an acceptable period of time or difficultly maintaining and improving the performance of our platform, particularly during peak usage times, could result in damage to our reputation or brand, loss of revenues, or liability for damages, any of which could adversely affect our business and financial results.

We expect to continue to make significant investments to maintain and improve the availability of our platform and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

We have a disaster recovery program to transition our operating platform and data to a failover location in the event of a catastrophe, however, there are several factors ranging from human error to data corruption that could materially lengthen the time our platform is partially or fully unavailable to our user base as a result of the transition. If our platform is unavailable for a significant period of time as a result of such a transition, especially during peak periods, we could suffer damage to our reputation or brand, or loss of revenues any of which could adversely affect our business and financial results.

Growing our customer base depends upon the effective operation of our mobile applications with mobile operating systems, networks and standards that we do not control.

We are dependent on the interoperability of our mobile applications with popular mobile operating systems that we do not control, such as Google’s Android and iOS, and any changes in such systems that degrade our products’ functionality or give preferential treatment to competitive products could adversely affect the usage of our applications on mobile devices. Additionally, in order to deliver high quality mobile products, it is important that our products work well with a range of mobile technologies, systems, networks and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing products that operate effectively with these technologies, systems, networks or standards.

If we are unable to keep up with advances in EV technology, we may suffer a decline in our competitive position.

The EV industry is experiencing rapid technological change. If we are unable to keep up with changes in EV technology, our competitive position may deteriorate which would materially and adversely affect our business, prospects, operating results and financial condition. As technologies change, we plan to upgrade or adapt our EV docking and charging stations and software in order to continue to provide EV docking and charging services with the latest technology. However, due to our limited cash resources, our efforts to do so may be limited. As a result, we may be unable to grow, maintain and enhance the network of docking and charging stations. Any failure of our docking and charging stations to compete effectively with other manufacturers’ charging stations will harm our business, operating results and prospects.

We are in an intensely competitive industry and there can be no assurance that we will be able to compete with our competitors who may have greater resources.

We face strong competition from competitors in the EV charging services industry, including competitors who could duplicate our model. Many of these competitors may have substantially greater financial, marketing and development resources and other capabilities than us. In addition, there are very few barriers to entry into the market for our services. There can be no assurance, therefore, that any of our current and future competitors, many of whom may have far greater resources, will not independently develop services that are substantially equivalent or superior to our services. Therefore, an investment in our business is very risky and speculative due to the competitive environment in which we may operate.

Our competitors may be able to provide customers with different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence and price. Furthermore, many of our competitors may be able to utilize substantially greater resources and economies of scale to develop competing products and technologies, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. In the event that the market for EV docking and charging stations expands, we expect that competition will intensify as additional competitors enter the market and current competitors expand their product lines. In order to secure contracts successfully when competing with larger, well-financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively with respect to any of these or other factors could have a material adverse effect on our business, prospects, financial condition or operating results.

Changes to federal, state or international laws or regulations applicable to our company could adversely affect our business.

Our business is subject to a variety of federal, state and international laws and regulations, including those with respect government incentives promoting fuel efficiency and alternate forms of energy, electric vehicles and others. These laws and regulations, and the interpretation or application of these laws and regulations, could change. Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, fiscal tightening or other reasons may result in diminished revenues from government sources and diminished demand for our products. In addition, new laws or regulations affecting our business could be enacted. These laws and regulations are frequently costly to comply with and may divert a significant portion of management’s attention. If we fail to comply with these applicable laws or regulations, we could be subject to significant liabilities which could adversely affect our business.

There are many federal, state and international laws that may affect our business, including measures to regulate charging systems, electric vehicles, and others. If we fail to comply with these applicable laws or regulations we could be subject to significant liabilities which could adversely affect our business.

There are a number of significant matters under review and discussion with respect to government regulations which may affect the business we intend to enter and/or harm our customers, and thereby adversely affect our business, financial condition and results of operations.

Risks Related to Our Investment Division

Our investment division may invest in relatively high-risk, illiquid assets, and may fail to realize any profits from these activities for a considerable period of time or lose some or all of the principal investments.

Our investment division may invest in securities that are not publicly traded or that are otherwise illiquid. There may be no readily available liquidity in these securities, particularly at times of market stress or where many participants may be seeking liquidity at the same time. In many cases, our investment division may be prohibited, whether by contract, by applicable securities laws or by the lack of a liquid market, from selling such securities for a period of time. Moreover, even if the securities are publicly traded, holdings of securities could run into a situation where it may be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the required holding period. Accordingly, under certain conditions, our investment division could be forced to either sell securities at lower prices than they had expected to realize or defer, potentially for a considerable period of time, sales that they had planned to make. Investment in illiquid assets involves considerable risk and our investment division may lose some or all of the principal amount of such investments.

Our investment division makes investments in companies that we do not control, exposing us to the risk of decisions made by others with whom we may not agree.

Investments by our investment division will include investments in equity of companies that we do not control. Such investments may be acquired by our investment division through trading activities or through purchases of securities from the issuer. Those investments will be subject to the risk that the company in which the investment is made may make business, financial or management decisions contrary to our expectations, with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. In addition, we may make investments in which we share control over the investment with co-investors, which may make it more difficult for us to implement our investment approach or exit the investment when we otherwise would. If any of the foregoing were to occur with respect to one or more significant investments, the values of such investments by our investment division could decrease and our business, financial condition or results of operations could suffer as a result.

The historical returns attributable to our investment division should not be considered as indicative of the future results of our investment division or of our future results or of any returns expected on an investment in shares of our common stock.

The historical performance of our investment division is relevant to us primarily insofar as it is indicative of past performance The historical and potential net income of the investment division, however, is not directly linked to returns on shares of our common stock. Therefore, holders of our common stock should not conclude that positive performance of the investment division will necessarily result in positive returns on a return on investment in shares of our common stock. Moreover, the historical income of our investment division should not be considered indicative of the future returns of this division, in part because:

●	market conditions during previous periods may have been significantly more favorable for generating positive performance than the market conditions we may experience in the future;

●
our returns have previously benefited from investment opportunities and general market conditions that may not recur and we may not be able to achieve the same returns or profitable investment opportunities or deploy capital as quickly;

The due diligence process that we undertake in connection with investments by our investment division may not reveal all facts that may be relevant in connection with making an investment.

Before investments are made by our investment division, particularly investments in securities that are not publicly traded, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment bankers may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence that we carry out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity, and such an evaluation will not necessarily result in the investment being successful. Moreover, the level of due diligence conducted with respect to a particular investment will vary and we may not properly assess the appropriate amount of diligence for each investment, which may result in losses.

Risks Related to this Offering and Our Common Stock

There has been a limited public market for our common stock, and we do not know whether one will develop to provide you adequate liquidity. Furthermore, the trading price for our common stock, should an active trading market develop, may be volatile and could be subject to wide fluctuations in per-share price.

Our common stock is quoted on the OTC Pink under the trading symbol “CRGE”; historically, however, there has been a limited public market for our common stock. Although we have applied to list our Common Stock on the Nasdaq Stock Market, we cannot assure you that an active trading market for our common stock will develop or be sustained. The liquidity of any market for the shares of our common stock will depend on a number of factors, including:

●	the number of stockholders;

●	our operating performance and financial condition;

●	the market for similar securities;

●	the extent of coverage of us by securities or industry analysts; and

●	the interest of securities dealers in making a market in the shares of our common stock.

Even if an active trading market develops, the market price for our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our common stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

The volatility of the price of our common stock may also be impacted by the risks discussed under this “Risk Factors” section, in addition to other factors, including:

●	developments in the financial markets and worldwide or regional economies;
●	announcements of innovations or new products or services by us or our competitors;
●	announcements by the government relating to regulations that govern our industry;
●	significant sales of our common stock or other securities in the open market;
●	variations in interest rates;
●	changes in the market valuations of other comparable companies; and
●	changes in accounting principles.

Our outstanding warrants and preferred stock may affect the market price and liquidity of the common stock.

As of November 14, 2021, we had approximately 182,981,219 shares of common stock and warrants for the purchase up to approximately an additional 21,714,402 shares of common stock outstanding. All of these warrants are exercisable as of the date of this prospectus (subject to certain beneficial ownership limitations) as follows: 9,844,402 warrants at an exercise price of $0.50 per share, 10,000,000 warrants at an exercise price of $2.00 per share and 1,870,000 warrants at an exercise price of $4.00 per share. We also have outstanding 2,395,105 shares of our series B preferred stock outstanding, which is convertible into 2,395,105 shares of common stock. As described more fully below, holders of our notes and warrants may elect to receive a substantial number of shares of common stock upon conversion of the notes and/or exercise of the warrants. The amount of common stock reserved for issuance may have an adverse impact on our ability to raise capital and may affect the price and liquidity of our common stock in the public market. In addition, the issuance of these shares of common stock will have a dilutive effect on current stockholders’ ownership.

The conversion of outstanding convertible notes into shares of common stock could materially dilute our current stockholders.

As of the date of this prospectus, we had approximately $6.95 million aggregate principal amount of convertible notes outstanding, convertible into shares of our common stock at a fixed price of $0.25 per share, as well as an additional $5.61 million aggregate principal amount of convertible notes outstanding, convertible into shares of our common stock at a fixed price of $3.00 per share. The conversion prices of these notes may be less than the market price of our common stock at the time of conversion, and which may be subject to future adjustment due to certain events, including our issuance of common stock or common stock equivalents at an effective price per share lower than the conversion rate then in effect. If the entire principal amount of all the outstanding convertible notes is converted into shares of common stock, we would be required to issue an aggregate of no less than approximately 30 million shares of common stock. If we issue all of these shares, the ownership of our current stockholders will be diluted.

Because our common stock may be deemed a low-priced “penny” stock, an investment in our common stock should be considered high-risk and subject to marketability restrictions.

Historically, the trading price of our common stock has been $5.00 per share or lower, and deemed a penny stock, as defined in Rule 3a51-1 under the Exchange Act, and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Those rules require broker–dealers, before effecting transactions in any penny stock, to:

●	deliver to the customer, and obtain a written receipt for, a disclosure document;
●	disclose certain price information about the stock;
●	disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	send monthly statements to customers with market and price information about the penny stock; and
●	in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

There is no guarantee that our common stock will be listed on Nasdaq.

We have applied to list our shares of common stock on The Nasdaq Capital Market. We believe that we will satisfy the listing requirements however such listing is not guaranteed. Even if such listing is approved, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell any shares of our common stock if you desire or need to sell them.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our Common Stock.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. If after listing we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum stockholder’s equity requirement, the Nasdaq Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our Common Stock and would impair our shareholders’ ability to sell or purchase our Common Stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq Capital Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our common stock may be negatively affected. In the event that we receive securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Certain provisions of our certificate of incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in stockholders’ interest.

Our certificate of incorporation and the Delaware General Corporation Law contain certain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of our stockholders. We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibits us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibits the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. The statutes and our certificate of incorporation have the effect of making it more difficult to effect a change in control of our Company.

We do not currently or for the foreseeable future intend to pay dividends on our common stock.

We have never declared or paid any cash dividends on our common stock. Except as may be required by our Series B Preferred Stock, we currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, any return on your investment in our common stock will be limited to the appreciation in the price of our common stock, if any.

Our bylaws designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or the bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision.

The Delaware Forum Provision will not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

We recognize that the Delaware Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware and the United States District Court may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders. If the enforceability of our forum selection provisions were to be challenged, we may incur additional costs associated with resolving such challenge. While we currently have no basis to expect any such challenge would be successful, if a court were to find our forum selection provisions to be inapplicable or unenforceable with respect to one or more of these specified types of actions or proceedings, we may incur additional costs associated with having to litigate in other jurisdictions, which could have an adverse effect on our business, financial condition, results of operations, cash flows and prospects and result in a diversion of the time and resources of our employees, management and board of directors.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

Upon effectiveness of the registration statement of which this prospectus forms a part, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company. The obligations of being a public company in the United States require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and the listing requirements of the stock exchange on which our securities are listed or quoted, if any. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an "emerging growth company." In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage that we had through Synergy. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

We are an "emerging growth company" and as a result of our reduced disclosure requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of this prospectus; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. We cannot predict whether investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We are not subject to any reporting requirements with the Securities and Exchange Commission. Until such time as we will be subject to such reporting requirements, there may not be liquidity in our common stock.

We are not subject to any reporting obligations with the SEC and we were previously a “shell company” as defined in Rule 12b-2 under the Exchange Act. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after we (a) are no longer a shell company; and (b) has filed current “Form 10 information“ (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, Rule 144 is not currently available to us.

USE OF PROCEEDS

The Selling Shareholders will receive all of the proceeds from the sale of the Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Shares by the Selling Stockholders, however, we would receive proceeds upon such Selling Stockholders’ cash exercise of Warrants. If the Selling Stockholders’ fully exercise the Warrants proceeds would be approximately $3.8 million. We can give no assurances that any such Warrant will be exercised, nor can we give any assurances that we will receive any from the Selling Stockholders sale pursuant to this prospectus.

We intend to use any proceeds from the Selling Stockholders’ exercise of the Warrants for working capital and other general corporate purposes. We may use a portion of any proceeds we might receive for acquisitions of complementary businesses, technologies, or other assets. However, we have no commitments to use any proceeds we might receive from this offering for any such acquisitions or investments at this time.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and except as required by our Series B Preferred Stock, do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

MARKET FOR OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock has been quoted on the OTC Pink Market since January 27, 2021. Our common stock is currently quoted under the trading symbol “CRGE”.We have applied to list our common stock on the Nasdaq Capital Market under the trading symbol “CRGE”. Trading volume of our common stock has often been very limited. As a result, the trading price of our common stock has been subject to significant fluctuations. There can be no assurance that a liquid market will develop in the foreseeable future.

Transfer of our common stock may also be restricted under securities or “blue sky” laws of certain states and foreign jurisdiction. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Stockholders

As of November 14, 2021, there were 1,062 stockholders of record, which total does not include stockholders who hold their shares in “street name.” The transfer agent for our common stock is Manhattan Transfer Registrar Company, whose address is 3B Sheep Pasture Road, Port Jefferson, New York 11777.

 Dividends

We have not paid any dividends on our common stock to date. We do not anticipate that we will pay dividends in the foreseeable future but rather intend to use any future earnings for the development and expansion of our business.

Any future payment of cash dividends on our common stock will be dependent upon (i) the amount of funds legally available, (ii) our earnings, if any, (iii) our financial condition, (iv) anticipated capital requirements, and (v) all other factors as our board of directors may find relevant at the time.

Selected Historical Financial Consolidated Financial Data

The following table sets forth our selected financial data as of the dates and for the periods indicated. We have derived the statement of operations data for the years ended December 31, 2020 and 2019 from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2021 and the balance sheet data as of September 30, 2021 have been derived from our unaudited financial statements included elsewhere in this prospectus.  Our historical results of operations presented below may not be reflective of our financial position, results of operations and cash flows had we operated as a combined company during all periods presented given the change to our business as a result of the acquisition of GetCharged, PTGI and ANS on October 12, 2020, October 31, 2020 and May 21, 2021, respectively .The following summary financial data should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes and other information included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the full fiscal year.

 Consolidated statements of operations data:

	For the years ended December 31,		For the nine months ended September 30, (unaudited)
	2020	2019	2021	2020

Revenues	$ 84,726,026	-	357,708,784	-
Cost of Goods Sold	83,554,341	-	350,079,862	-
Gross Margin	1,171,685	-	7,628,922	-

Operating expenses
Stock based compensation	2,326,298	-	21,351,212
General and administrative	2,020,493	50,028	5,324,092	39,990
Professional fees	804,836	-	1,264,299	592,146
Salaries and related benefits	687,415	131,970	5,210,140	-
Depreciation expense	82,662	-	314,334	-
Total operating expenses	5,921,704	181,998	33,464,077	632,136

Net operating loss	(4,750,019)	(181,998)	(25,835,155)	(632,136)

Other income (expenses):
Loss on impairment	-	-	(18,119,592)	-
Interest expense	(391,781)	(28,124)	(934,225)	(118,831)
Interest expense, related party	(26,703)	-	-	(15,086)
Net income for investments	49,710	-	3,420,417	-
Amortization of debt discount	(2,667,733)	(138,922)	(2,147,594)	(157,028)
Amortization of debt discount, related party	(28,032)	-	(95,127)	(4,385)
Amortization of debt issue costs	(19,562)	-	(10,438)	(11,999)
Stock-Issuance Costs	(13,400,000)	-	-	-
Change in fair value of derivative liabilities	(530,716)	56,628	(400)	(537)
Foreign exchange adjustments	425,309	-	(261,432)	-
Loss on modification of debt	(98,825)	-	-	(98,825)
Interest income	-	-	-	20,061
Other income (expense), net	-	-	1,181,781	10,590
Loss on impairment of goodwill	(13,757,907)	-	-	-
Gain on settlement of liabilities	115,514	-	-	-
Total other expenses	(30,330,726)	(110,418)	(16,966,610)	(376,040)

Net loss before income taxes	(35,080,745)	(292,416)	(42,801,765)	(1,008,176)

Income tax benefit (expense)	438,104	-	5,908,091	-

Net income (loss)	$ (34,642,641)	$ (292,416)	$ (36,893,674)	(1,008,176)

Basic loss per share	$ (1.92)	$ (0.03)	$ (0.25)	$ (0.08)

Weighted average number of shares outstanding, basic	18,049,003	8,879,041	150,397,062	12,491,278

Diluted loss per share	$ (1.92)	$ (0.03)	$ (0.25)	$ (0.08)

Weighted average number of shares outstanding, diluted	18,049,003	8,879,041	150,397,062	12,491,278

Balance Sheet Data:

	December 31,		September 30,
	2020	2019	2021 (unaudited)
Cash and cash equivalents	$ 11,629,303	31	9,425,732
Working capital (1)	2,948,711	(335,952)	7,975,635
Total assets	99,407,319	31	102,417,629
Total current liabilities	76,806,279	335,983	71,077,489
Total stockholders’ equity (deficit)	20,653,095	(335,952)	9,938,203

(1) Working capital is defined as total current assets minus total current liability

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statement of operations presents the unaudited condensed combined statement of operations of Charge Enterprises, Inc. (“Charge Enterprises”), PTGI International Carrier Services Inc. (“PTGI”), and GetCharged, Inc. (“GetCharged”) as of December 31, 2020 and accounts for the merger of Charge Enterprises, PTGI and GetCharged with Charge Enterprises, Inc. as the accounting acquirer giving effect to the transaction as if it had occurred as of December 31, 2020. On October 12, 2020, Charge Enterprises purchased 100% of the outstanding shares of GetCharged in exchange for $17,500,000 in common stock consideration. As a result of the Exchange Agreement, GetCharged became a wholly owned subsidiary of the Charge Enterprises. On October 31, 2020, Charge Enterprises acquired 100% of the outstanding voting securities of PTGI in consideration for $892,000 cash consideration.

The unaudited pro forma condensed combined statements of operations are based on the historical statements of Charge Enterprises, GetCharged, and PTGI and combine the results of operations giving effect to the transaction as if it occurred on January 1, 2020, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the acquisitions been completed on the assumed dates or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the merger on December 31, 2020, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

CHARGE ENTERPRISES , INC. (F/NA/ TRANSWORLD HOLDINGS, INC.) AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2020

	Charge Enterprises, Inc.	PTGI International Carrier Services	Get Charged, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenues	$84,726,026	$460,778,255	$60,483	$-	$545,564,764
Cost of Goods Sold	83,554,341	454,465,072	-	-	538,019,413
Gross Margin	$1,171,685	$6,313,183	$60,483	$-	$7,545,351

Operating expenses
Stock based compensation	$2,326,298	$-	$-	$-	$2,326,298
General and administrative	2,020,493	666,386	695,901	-	3,382,780
Professional fees	804,836	541,223	-	-	1,346,059
Salaries and related benefits	687,415	4,360,258	51,058	-	5,098,731
Depreciation expense	82,662	251,213	-	-	333,875
Total operating expenses	5,921,704	5,819,080	746,959	-	12,487,743

Net operating income (loss)	(4,750,019)	494,103	(686,476)	-	(4,942,392)

Other income (expenses)
Interest expense	(391,781)	(30,547)	(192,054)	-	(614,382)
Interest expense, related party	(26,703)	-	-	-	(26,703)
Amortization of debt discount	(2,667,733)	-	-	-	(2,667,733)
Amortization of debt discount, related party	(28,032)	-	-	-	(28,032)
Amortization of debt issue costs	(19,562)	-	-	-	(19,562)
Change in fair value of derivative liabilities	(530,716)	-	-	-	(530,716)
Foreign exchange adjustments	425,309	272,527	-	-	697,836
Loss on modification of debt	(98,825)	-	-	-	(98,825)
Loss on impairment of goodwill	(13,757,907)	-	-	-	(13,757,907)
Stock-Issuance Costs	(13,400,000)	-	-	-	(13,400,000)
Other income	-	2,070,877	-	-	2,070,877
Gain on settlement of liabilities	115,514	-	-	-	115,514
Net income from investments	49,710	-	-	-	49,710
Total other income (expense)	(30,330,726)	2,312,857	(192,054)	-	(28,209,923)

Income tax expense (benefit)	(438,104)	-	-	-	(438,104)

Net income (loss)	$(34,642,641)	$2,806,960	$(878,530)	$-	$(32,714,211)

	$(1.91)				$(0.45)

	18,048,865				72,717,510

See notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 12, 2020, Charge Enterprises purchased 100% of the outstanding shares of GetCharged in exchange for $17,500,000 in common stock consideration. As a result of the Exchange Agreement, GetCharged became a wholly owned subsidiary of the Charge Enterprises.

On October 31, 2020, Charge Enterprises acquired 100% of the outstanding voting securities of PTGI in consideration for $892,000 cash consideration.

The pro forma adjustments to the December 31, 2020 combined unaudited financial statements include the following:

a)
To eliminate the Investment in PTGI (See Entry #1) and Investment in GetCharged (See Entry #2) accounts.

b)
To eliminate the common stock of PTGI (See Entry #1) and common stock of GetCharged (See Entry #2).

c)
To eliminate the additional paid-in capital account of PTGI (See Entry #1)

d)
To eliminate the accumulated deficit of PTGI (See Entry #1) and accumulated deficit of GetCharged (See Entry #2).

The fair value of the assets and liabilities of PTGI and GetCharged were equal to their book values. As such there was no purchased differential. The following is the calculation of goodwill (gain on bargain purchase)

	PTGI	Get Charged
Purchase price	$892,000	$28,200,000
Less: net book value of assets	342,871	873,139
Excess purchase price	549,129	27,326,861
Fair value adjustments	-
Excess purchase price after adjustments	549,129	27,326,861
Goodwill (gain on bargain purchase)	549,129	27,326,861

The initial goodwill calculated was $27,326,861. Since the consideration given was $10,700,000 in excess of the consideration promised by the agreement, the company immediately recorded a loss on goodwill impairment in the amount of $10,700,000. The remaining goodwill of $16,626,861 is recorded on the reporting unit’s books.

Entry #1 as follows:

	Debit	Credit
Investment in PTGI		892,000	(a)
Additional paid in capital	891,800		(c)
Common stock	200		(b)

Entry #2 as follows:

	Debit	Credit
Investment in Get Charged		28,200,000	(a)
Additional Paid-In Capital	31,053,199	-	(c)
Accumulated deficit		2,853,358	(d)
Common stock	159		(b)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our Company consists of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging (“EV”) infrastructure. We believe the rise of new developing technologies in both industries offers us a unique growth opportunity. Our strategy focuses on acquiring businesses with operations geared toward such technologies’ development to revolutionize the telecommunications and EV infrastructure industries with our global portfolio.

Our Telecommunications Division

Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO's) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Our Infrastructure Division

Our Infrastructure division (“Infrastructure”)  has a primary focus on two fast growing sectors:  EV charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications.  Solutions for these two sectors include:  Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Our Investment Division

Our Investment division (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment division provides services aimed at offsetting the overall cost of capital.

We offer our Investment services through our wholly-owned subsidiary, Charge Investments (“CI”).

Recent Developments

We acquired 100% of the outstanding equity interests in Transworld Enterprises, Inc. (“Transworld”) in exchange for 1,000,000 shares of its Series D preferred stock (the “Series D Preferred”), and 1,000,000 shares of its Series F preferred stock (the “Series F Preferred”), pursuant to a stock acquisition agreement dated May 8, 2020. The Series D Preferred is convertible into 80% of our shares of issued and outstanding common stock upon consummation of a reverse stock split. The Series F Preferred is convertible at the holder’s option into 80% of our shares of issued and outstanding common stock, on an as converted basis. In connection with the transaction all prior officers and directors of resigned and we appointed new officers and directors from Transworld.

We entered into a securities purchase agreement dated May 8, 2020 with funds affiliated with Arena Investors LP (“Arena”) pursuant to which we issued convertible notes in an aggregate principal amount of $3 million for an aggregate purchase price of $2.7 million (the “May 2020 Notes”). In connection with the issuance of the May 2020 Notes, we issued to Arena warrants to purchase an aggregate of 7,600,000 shares of common stock (the “May 2020 Warrants”) and 7.5 shares of Series G preferred stock (the “Series G Preferred”). The Series G Preferred automatically converted into shares of our common stock upon consummation of a reverse stock split effected October 6, 2020.

We entered into a securities purchase agreement with KORR Value LP (“KORR Value”), an entity controlled by Kenneth Orr, in May 2020, pursuant to which we issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued KORR value warrants to purchase an aggregate of 1,266,667 shares of common stock (the “KORR Warrants”). The KORR Notes are subordinated to the May 2020 Notes. In August 2020, KORR Value LP transferred 50% of the KORR Notes to PGD Venture Group, LLC.

We entered into certain securities purchase agreements with other accredited investors (the “Subordinated Creditors”), dated May 8, 2020 and September 30, 2020, respectively. Pursuant to which we issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of common stock (the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes are subordinated to the May 2020 Notes.

On October 1, 2020 we filed a Certificate of Amendment with the Colorado Secretary of State reflecting a 500:1 reverse stock split and our conversion of our state of incorporation from Colorado to Delaware. In connection with such corporate conversion: (i) we changed our name from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”; (ii) we converted all preferred stock, with the exception of the Series F Preferred, that were issued and outstanding prior to the conversion into shares of common stock; and (iii) the Series F Preferred converted in shares of Series A preferred stock (the “Series A Preferred”). The transactions described above were approved by FINRA on October 2, 2020 and became effective on the OTC Pink trading market at the open of trading on October 6, 2020.

On December 8, 2020, the Company entered into a securities purchase agreement with accredited investors pursuant to which the Company sold an aggregate of 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.

On January 26, 2021, following its acquisitions of PTGi and GetCharged, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

We entered into a securities purchase agreement dated November 3, 2020 with Arena, pursuant to which we issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (the “November 2020 Notes” and, together with the May 2020 Notes the “Arena Notes”). In connection with the issuance of the November 2020 Notes, we issued 903,226 shares of common stock to Arena.

We entered into a securities purchase agreement dated December 8, 2020 with certain accredited investors, pursuant to which we issued an aggregate of 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.

Our wholly-owned subsidiary, Charge Infrastructure, Inc., entered into a securities purchase agreement, dated May 7, 2021, with the shareholders of Nextridge, Inc., a New York corporation (“Nextridge”) pursuant to which we agreed to purchase all the issued and outstanding shares of Nextridge for an aggregate purchase price of $19,798,324 (the “Nextridge Acquisition”). $6,850,000 of the aggregate purchase price payable to the shareholders of Nextridge was paid through the issuance of an aggregate of 2,395,105 shares of our Series B preferred stock (the “Series B Preferred”). The closing of the Nextridge Acquisition occurred on May 21, 2021. Nextridge operates its business through its wholly owned subsidiary, ANS Advanced Network Services LLC, a New York, limited liability company.

Founded in 1991, Nextridge’s predecessor company, Telecommunications Analysis Group, Inc., began with a strategic focus on communications and telephone networks in the enterprise and higher education market, providing high-quality Engineering, Furnishing and Installation (EF&I) services for building and developing infrastructure. Over time, Nextridge, through its wholly owned subsidiary ANS, has grown from servicing telephone networks to providing high-quality engineer, furnish and install (EF&I) services for wireless carriers, tower owners, enterprise facilities, and government offices. This includes in-building wireless (DAS), cell tower and network infrastructure services, as well as DC and UPS backup power services. Today, ANS’s U.S. footprint extends from Chicago to the Northeast and down the East Coast, with as-needed support nationwide.

On May 19, 2021, we entered into a securities purchase agreement with some of the May 2020 Investors pursuant to which we issued (i) an aggregate principal amount of $5,610,000 of original issue discount senior secured convertible promissory notes due May 19, 2024 (the “May 2021 Convertible Notes”), and (ii) an aggregate principal amount of $11,032,609 of original issue discount senior secured non-convertible promissory notes due November 19, 2022 (the “May 2021 Non-Convertible Notes” and together with the May 2021 Convertible Notes, the “May 2021 Notes”). In connection with the issuance of the May 2021 Notes, we issued to the investors three year warrants to purchase 1,870,000 shares of common stock at an exercise price of $4.00 per share. On November 26, 2021, the Investors and the Company agreed to extend the maturity date of the May 2021 Non-Convertible Notes to November 19, 2023.

The May 2021 Non-Convertible Notes accrue interest at a rate of 7.5% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default and are to be redeemed at 107.5% of face value on the maturity date. The May 2021 Convertible Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a monthly basis. The May 2021 Convertible Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $3.00 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The conversion price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

The November 2020 Notes rank pari passu with the May 2020 Notes and senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. In addition, some of the Company’s subsidiaries entered into a subsidiary guaranty agreement and guaranteed the obligations owned to the investors under the May 2021 Notes.

A Registration Rights Agreement was executed in connection with the issuance of the May 2021 Notes. If we fail to have the registration statement filed within 3 months of the closing date, delcared effective within 6 months of the closing date or if we fail to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the investors liquidated damages equal to then, in addition to any other rights the Holders may have hereunder or under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the investors an amount in cash equal to their pro rata portion of $75,000 per month until such events are satisfied. The investors agreed to waive any penalties that would be due and payable through January 31, 2022.

Impact of COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

The full impact of the COVID-19 outbreak continues to evolve as of the date of this prospectus. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the global situation and its impact on our financial condition, liquidity, operations, suppliers, industry, and workforce.

The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change and we do not yet know the full extent of potential delays or impacts on our business, financing or clinical trial activities or on healthcare systems or the global economy as a whole. Although we cannot estimate the length or gravity of the impact of the COVID-19 outbreak nor estimate the potential impact to our fiscal year 2020 financial statements at this time, if the pandemic continues, it could have a material adverse effect on our results of future operations, financial position, liquidity, and capital resources, and those of the third parties on which we rely in fiscal year 2020.

Comparability to Past Periods

The consolidated financial information presented throughout this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the fiscal year ended December 31, 2020 includes our consolidated results, including PTGI and GetCharged after their respective date of acquisition in October 2020. The financial information presented throughout this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the other periods included herein are for PTGI and GetCharged as standalone companies prior to our acquisition of them. Because substantially all of our business is composed of operations acquired during this period and because of the substantial change in the operations of each acquired business in connection with its acquisition, we believe the financial statements of each of PTGi and GetCharged are more relevant to an investor than our financial statements because the financial statements for each company present the financial position and results of the underlying operations in greater detail.

Results of Operations for Charge Enterprises, Inc.

Comparison of the Three and Nine Months Ended September 30, 2021 and 2020

Revenues

Revenue was $117,095,667 for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Revenue was $357,708,784 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The increase in revenue was primarily due to revenue generated by PTGi and ANS. There were no corresponding revenues during the nine months ended September 30, 2020.

Cost of Goods Sold

Costs of Goods Sold was $113,323,247 for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Costs of Goods Sold was $350,079,862 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The increase in cost of goods sold was primarily due to PTGi and ANS operations. There were no corresponding cost of goods sold during the nine months ended September 30, 2020.

Gross Margin

Gross Margin was $3,772,420 for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Gross Margin was $7,628,922 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The increase in gross margin was primarily due to the PTGi and ANS operations.

Stock based Compensation

Stock based compensation was $7,557,616 for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Stock based compensation was $21,351,212 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The increase was primarily due to the vesting of stock options to executives, employees, and consultants during the three and nine months ended September 30, 2021.

General and Administrative Expenses

General and administrative expenses were $997,089 for the three months ended September 30, 2021 and $34,266 for the three months ended September 30, 2020, an increase of $962,823. General and administrative expenses were $5,324,092 for the nine months ended September 30, 2021 and $39,990 for the nine months ended September 30, 2020, an increase of $5,284,102. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations.

Salaries and Related Benefits

Salaries and related benefits was $2,586,680 for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Salaries and related benefits was $5,210,140 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The increase was primarily due to the GetCharged and PTGi and ANS acquisitions, along with the execution of the business strategy.

Professional Fees

Professional fees was $1,229,112 for three months ended September 30, 2021 and $400,286 for the three months ended September 30, 2020, an increase of $828,826. Professional fees was $1,264,299 for the nine months ended September 30, 2021 and $592,146 for the nine months ended September 30, 2020, an increase of $672,153. Professional fees primarily consist of legal and accounting fees and increased due to acquisitions and execution of business strategy.

Depreciation Expense

Depreciation expense was $166,431 for three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Depreciation expense was $316,334 for the nine months ended September 30, 2020 and $0 for the nine months ended September 30, 2020. The increase was a result of the acquisition of the ANS operations.

Loss on Impairment

Loss on impairment was $18,119,592 for three and nine months ended September 30, 2021 and $0 for the three and nine months ended September 30, 2020. Loss on impairment consist of write downs of goodwill and fixed assets within the GetCharged business.

Net income from investments

Net income from investments was $(840,911) for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Net income from investments was $3,420,417 for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The Company acquired marketable securities to invest excess funds until needed for future operations. The investments in marketable securities are being reported at fair value and all realized and unrealized gains are reported in net income under the caption of net income from investments.

Amortization of Debt Discount

Amortization of debt discount was $(1,164,806) for the three months ended September 30, 2021 and $(118,271) for the three months ended September 30, 2020. Amortization of debt discount was $(2,147,594) for the nine months ended September 30, 2021 and $(157,028) for the nine months ended September 30, 2020. The increase was a result of amortization of the discounts on the note financings in 2020 and 2021.

Other income (expense), net

Other income, net was $1,177,229 for three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Other income, net was $1,181,781 for the nine months ended September 30, 2021 and $10,590 for the nine months ended September 30, 2020, an increase of $1,171,191 related to miscellaneous non-core operations.

Interest Expense

Interest expense was $(480,990) for three months ended September 30, 2021 and $(73,836) for the three months ended September 30, 2020, an increase of $(407,154). Interest expense was $(934,225) for the nine months ended September 30, 2021 and $(118,831) for the nine months ended September 30, 2020, an increase of $(815,394). The increase was a result of interest related to convertible debt issued during 2020 and 2021.

Foreign Exchange Adjustment

Foreign Exchange Adjustment was $251,280 for the three months ended September 30, 2021 and $0 for the three months ended September 30, 2020. Foreign Exchange Adjustment was $(261,432) for the nine months ended September 30, 2021 and $0 for the nine months ended September 30, 2020. The increase was a result of PTGi’s international operations.

Amortization of Debt Discount, related party

Amortization of debt discount, related party was $0 for the three months ended September 30, 2021 and $(4,385) for the three months ended September 30, 2020. Amortization of debt discount, related party was $(95,127) for the nine months ended September 30, 2021 and $(4,385) for the nine months ended September 30, 2020. The increase in the nine-month period was a result of amortization of the discount on convertible debt issued to entities related to an executive and our executive chairman.

Net loss

As a result of the foregoing, Net loss was $(25,229,590) for the three months ended September 30, 2021 and $(637,068) for the three months ended September 30, 2020 and $(36,893,674) for the nine months ended September 30, 2021 and $(1,008,176) for the nine months ended September 30, 2020.

Segment Results of Operations

We have included below certain pro forma results of operations for the telecommunications and infrastructure operating segments for the three and nine months ended September 30, 2021. These pro forma results give effect to the acquisitions of GetCharged, PTGI and ANS as if they had occurred on January 1, 2020. The pro forma results of operations were derived from the historical unaudited financial statements of GetCharged and PTGI for the year ended December 31, 2020 and of ANS for the period May 22, 2020 to September 30, 2020. Management believes that presenting pro forma results is important to understanding the Company’s financial performance, providing better analysis of trends in our underlying businesses as it allows for comparability to prior period results. The unaudited pro forma results of operations are not intended to represent or be indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the acquisitions been completed as of their respective dates, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Telecommunications Segment

In thousands	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net Revenue	$ 107,206	136,437	(29,231)	344,195	430,102	(85,907)
Cost of revenues	105,979	134,842	(28,864)	339,901	424,434	(84,533)
Selling, general and administrative	1,137	1,055	83	2,827	3,986	(1,159)
Depreciation and amortization	49	83	(34)	149	251	(102)
Income (loss) from operations	41	457	(416)	1,317	1,431	(113)
Other operating (income) expense, including taxes	(2,488)	(2,090)	(398)	(2,123)	(2,388)	265
Net income (loss)	$ 2,529	2,547	(18)	3,440	3,819	(379)

Net revenue: Net revenue from our Telecommunications segment for the three and nine months ended September 30, 2021, as compared with the similar, pro-forma periods in 2020, decreased $29.3 million to $107.2 million and decreased $85.9 million to $344.2 respectively. The pro-forma 2020 amounts were earned while the Telecommunications segment was part of a predecessor reporting group that sold the entities that comprise the Telecommunications segment to the Company on October 31, 2020. Under both the prior and current ownership, the Company consistently recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, (Topic 606). On this basis the amounts reported are comparable between 2020 and 2021. The variability period over period can be attributed to changes in our customer mix and fluctuations in wholesale traffic volumes and global events outside the control of the company and is in no way impacted by the sale to Charge.

Cost of revenue: Cost of revenue from our Telecommunications segment for the three and nine months ended September 30, 2021, as compared with the similar periods in 2020, decreased $28.9 million to $105.9 million and decreased $84.5 million to $339.9 million respectively. The variability period over period is directly related to the change in customer revenue.

Selling, general and administrative: Selling, general and administrative expenses from our Telecommunications segment for the three and nine months ended September 30, 2021, as compared with the similar pro forma periods in 2020 increased $0.1 million to $1.1 million and decreased $1.2 million to $2.8 million, respectively. The decrease in SG&A for the nine-month period is consistent with the expected run rate to support the business.

Depreciation and amortization: Depreciation and amortization from our Telecommunications segment for the three and nine months ended September 30, 2021, as compared with the same pro forma periods in 2020 are less by $0.03 million and $0.1 million respectively. The rate of depreciation is standard for the equipment needed to operate the business.

Infrastructure Segment

In thousands	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net Revenue	$ 9,889	8,652	1,237	13,514	$ 13,610	(96)
Cost of revenues	7,344	6,616	728	10,179	10,202	(23)
Selling, general and administrative	1,587	1,768	(181)	3,069	3,125	(56)
Depreciation and amortization	117	111	6	166	170	(4)
Income (loss) from operations	841	157	684	101	113	(12)
Other operating (income) expense, including taxes	18,110	331	17,778	18,036	331	17,704
Net income (loss)	$ (17,269)	(175)	(17,094)	(17,935)	(218)	(17,717)

Net revenue: Net revenue from our Infrastructure segment for the three and nine months ended September 30, 2021, as compared with the similar, pro-forma periods in 2020, increased $1.2 million to $9.9 million and decreased $0.1 million to $13.5 million, respectively. The increase for the three-month period of $1.2 million primarily relates to higher volume in small cell business and timing of job starts.

Cost of revenue: Cost of revenue for the three and nine months ended September 30, 2021, as compared with the similar periods in 2020, increased $0.7 million to $7.3 million and decreased $0.02 million to $10.2 million, respectively. The change in cost of revenue is directly correlated with the change in revenues with slight variances due to mix and nature of jobs during the period.

Selling, general and administrative: Selling, general and administrative expenses for the three and nine months ended September 30, 2021, as compared with the similar periods in 2020, decreased $0.2 million to $1.6 million and decreased $0.1 million to $3.1 million, respectively. The decrease is primarily driven by slightly higher costs in 2020 related to collection and recruiting and lower costs in 2021 due to favorable resolution of certain employee related liabilities.

Depreciation and amortization: Depreciation and amortization for the three and nine months ended September 30, 2021, as compared with the similar periods in 2020, remained flat at $0.1 million and $0.2 million, respectively. This depreciation primarily relates to ANS in service assets.

Other operating (income) expense, including taxes: Other operating (income) expense, including taxes for the three and nine months ended September 30, 2021, as compared with the similar, pro-forma periods in 2020, increased $17.7 million due to the write downs of goodwill and fixed assets within the GetCharged business.

Non-operating Corporate and Investments Segment

In thousands	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net investment income	$ (841)	-	(841)	3,420	-	3,420
Selling, general and administrative	9,646	435	9,211	27,253	632	26,621
Income (loss) from operations	(10,487)	(435)	(10,052)	(23,833)	(632)	(23,201)
Other operating (income) expense, including taxes	3	203	(200)	(1,434)	376	(1,810)
Net income (loss)	$ (10,489)	(637)	(9,852)	(22,399)	(1,008)	(21,390)

Net investment income: Net investment income for the three months ended September 30, 2021 decreased $0.8 million to $(0.8) million from $0.0 million for the three months ended September 30, 2020. Net investment income for the nine months ended September 30, 2021 increased $3.4 million to $3.4 million from $0.0 million for the nine months ended September 30, 2020. The increase was due to commencement of our investment division during the nine months ended September 30, 2021. The Company acquired marketable securities to invest excess funds until needed for future operations. The investments in marketable securities are being reported at fair value and all realized and unrealized gains are reported in net income under the caption of net income from investments.

Selling, general and administrative: Selling, general and administrative expenses for the three months ended September 30, 2021 increased $9.2 million to $9.6 million from $0.4 million for the three months ended September 30, 2020. Selling, general and administrative expenses for the nine months ended September 30, 2021 increased $26.6 million to $27.3 million from $0.6 million for the nine months ended September 30, 2020. The increases were driven by non-cash charges related to options and stock compensation, and costs related to expansion in personnel associated with the Company’s growth.

Other operating expenses including taxes: Other operating expenses including taxes for the three months ended September 30, 2021 decreased $0.2 million to nil from $0.2 million for the three months ended September 30, 2020. Other operating expenses including taxes for the nine months ended September 30, 2021 decreased $1.8 million to ($1.4) million from $0.4 million for the nine months ended September 30, 2020. The decreases were driven by income tax benefit in the current period offset by non-cash charges related to amortization of loan costs associated with the Company’s acquisitions.

Comparison of the Fiscal Years Ended December 31, 2020 and 2019

Revenues

Revenue was $84,726,026 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase in revenue was primarily due to revenue generated by PTGi since the time of our acquisition in October 2020. There were no corresponding revenues during the fiscal year ended December 31, 2020. We expect the revenues to continue at a similar pace as November and December 2020.

Cost of Goods Sold

Costs of Goods Sold was $83,554,341 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase in cost of goods sold was primarily due to the PTGi acquisition.

Gross Margin

Gross Margin was $1,171,685 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase in gross margin was primarily due to the PTGi acquisition.

Stock based Compensation

Stock based compensation was $2,326,298 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was primarily due to the issuance of stock options to executives.

General and Administrative Expenses

General and administrative expenses were $2,020,493 for the fiscal year ended December 31, 2020 and $50,028 for the fiscal year ended December 31, 2019, an increase of $1,970,465. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The increase was primarily a result of the GetCharged and PTGi Acquisitions, along with the execution of the business strategy.

Professional Expenses

Professional Expenses were $804,836 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was primarily due to GetCharged and PTGi Acquisitions, along with the execution of the business strategy.

Salaries and Related Benefits

Salaries and related benefits was $687,415 for the fiscal year ended December 31, 2020 and $131,970 for the fiscal year ended December 31, 2019. The increase of $555,445 was primarily due to GetCharged and PTGi Acquisitions, along with the execution of the business strategy.

Depreciation Expenses

Depreciation Expense was $82,662 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was primarily due to GetCharged and PTGi Acquisitions, along with the execution of the business strategy. The assets acquired in the GetCharged Acquisition had not been placed in service at December 31, 2020. As such there was no depreciation incurred during 2020. Depreciation on the GetCharged assets will commence upon their being placed in service, which we estimate will be in the fourth quarter of 2021.

Interest Expense

Interest expense was $(391,781) for the fiscal year ended December 31, 2020 and $(28,124) for the fiscal year ended December 31, 2019, an increase of $(363,657). The increase was a result of interest related to convertible debt issued during 2020.

Interest Expense, related party

Interest expense, related party, was $26,709 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was primarily due to interest on the convertible debt issued to an executive and another entity related to our executive chairman.

Amortization of Debt Discount

Amortization of debt discount was $(2,667,733) for the fiscal year ended December 31, 2020 and $(138,922) for the fiscal year ended December 31, 2019, an increase of $(2,528,811). The increase was a result of amortization of the discounts on the note financings in 2020.

Amortization of Debt Discount, related party

Amortization of debt discount, related party was $(28,032) for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was a result of amortization of the discount on convertible debt issued to entities related to an executive and our executive chairman.

Amortization of Debt Issue Costs

Amortization of debt issue costs was $19,562 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was a result of issue costs associated with convertible debt issued in 2020.

Stock Issuance Costs

Stock issuance costs was $13,400,000 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The stock issuance costs were the result of the issuance of warrants in connection with the private placement completed in December 2020.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities resulted in an expense of $530,716 for the fiscal year ended December 31, 2020 and income of $56,628 for the fiscal year ended December 31, 2019, an increase of $474,088. The increase was a result of new derivative liabilities associated with convertible debt issued in 2020.

Foreign Exchange Adjustment

Foreign Exchange Adjustment was $425,309 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was a result of PTGi’s international operations.

Loss on Modification of Debt

Loss on modification of debt was $98,825 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was a result of adding a conversion option to a non-convertible debt instrument.

Loss on Impairment of Goodwill

Loss on impairment of goodwill was $13,757,907 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was a result of loss on impairment of goodwill was the result of the impairment of goodwill in connection with the merger with TransWorld Holdings, Inc ($3,057,907) and impairment of goodwill related to the acquisition of Get Charged, Inc. (10,700,000).

Gain on Settlement of Liabilities

Gain on settlement of liabilities was $115,514 for the fiscal year ended December 31, 2020 and $0 for the fiscal year ended December 31, 2019. The increase was a result of the Company issuing common stock in satisfaction of liabilities with a value greater than the liability extinguished.

Net income from investments

Net income from investments was $49,710 for the year ended December 31, 2020 and $0 for the year ended December 31, 2019. The Company acquired marketable securities to invest excess funds until needed for future operations. The investments in marketable securities are being reported at fair value and all realized and unrealized gains are reported in net income under the caption of net income from investments.

Net Loss

As a result of the foregoing, Net loss was $(34,642,641) for the fiscal year ended December 31, 2020 and $(292,416) for the fiscal year ended December 31, 2019.

Liquidity and Capital Resources

Our current operations have been focused primarily on business planning and raising capital. Since our inception, through the acquisitions of PTGi and GetCharged, we have sustained operating losses. In order to finance the aforementioned acquisitions, we issued approximately $8.2 million aggregate principal amount of convertible promissory notes throughout the second and third quarter of 2020. As a result of our acquisitions of PTGi, and GetCharged and the formation of Investments, we believe we have sufficient capital to fund our operations for the near future. However, we are currently evaluating different strategies to ensure we obtain adequate funding for any future acquisitions we may undertake. We are continuing to consider that strategies may include, but are not limited to: public offerings of equity and/or debt securities.

Our financial statements for the fiscal year ended December 31, 2019 were prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As a result, these financial statements do not include any adjustments that might be necessary should we be unable to continue in existence. We have incurred substantial losses and negative cash flows from operations since our inception, as a result of operations prior to Transworld purchasing GoIP and has an accumulated deficit of approximately $17.5 million. We believe our financial position is more secure as a result of our acquisitions of PTGi and GetCharged and the formation CI, all of which occurred in the fourth quarter of 2020.

As of September 30, 2021, we had cash of $9,425,732 and working capital of $7,975,635. As of December 31, 2020, we had cash of $11,629,303 and working capital of $2,948,711. Additionally, management has prepared estimates of operations for fiscal years 2021 and 2022 and believes that cash on hand and funds to be generated from operations are sufficient to service our debt obligations and operations for one year from the date of this prospectus. We may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategy to expand our business, or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

During the nine months ended September 30, 2021, we had net cash flow used by operating activities of $3,502,956. The cash flow provided by operating activities resulted from the net loss for the year, an increase in outstanding receivables non-cash charges for stock-based compensation and stock issuance costs, and the amortization of debt discounts as well as an increase in accrued expenses as offset by payment of accounts payable and net income from investments.

We had net cash flow used by investing activities of $20,063,169 for the nine months ended September 30, 2021. The cash used by investing activities was the result of the acquisition of Nextridge and an offset from the purchase and sale of marketable securities.

We had net cash flow provided by financing activities of $14,722,948 for the nine months ended September 30, 2021. The cash provided by financing activities was the result of proceeds from the issuance of notes payable as partially offset by repayments on the line of credit.

As a result of the foregoing, the Company had a net decrease in cash of $2,203,571 during the nine months ended September 30, 2021.

During the year ended December 31, 2020, we had net cash flow used by operating activities of $6,491,984, The cash flow used by operating activities resulted from the net loss for the year, an increase in outstanding receivables and the payment of accounts payable as offset by non-cash charges for stock-based compensation and stock issuance costs, impairment of goodwill and the amortization of debt discounts as well as a decrease in accrued expenses.

We had net cash flow provided by investing activities of $8,745,737 for the year ended December 31, 2020.  The cash provided by investing activities was the result of the cash acquired in the purchase of the PTGi and GetCharged acquisitions as partially offset by investments made in marketable securities.

We had net cash flow provided by financing activities of $9,375,519 during the year ended December 31, 2020. These cash flows provided were primarily the result of the proceeds for debt and equity financings.

As a result of the foregoing, the Company had a net increase in cash of $11,629,272 during the year ended December 31, 2020.

The impact of COVID-19 on our business has been considered in these assumptions; however, it is too early to know the full impact of COVID-19 or its timing on a return to more normal operations.

Result of Operations for PTGi International Carrier Services, Inc.

Comparison of the Nine Months Ended September 30, 2020 and 2019

Net Revenues

Revenue was $430,101,704 for the nine months ended September 30, 2020 and $506,972,842 for the nine months ended September 30, 2019, a decrease of $76,871,138. The decrease in net revenue was primarily attributable to changes in our customer mix and fluctuations in wholesale traffic volumes, which can result in period-to-period variability in revenue.

Cost of Goods Sold

Costs of Goods Sold was $424,434,212 for the nine months ended September 30, 2020 and $498,461,018 for the nine months ended September 30, 2019, a decrease of $74,026,806. The decrease in cost of goods sold is directly correlated to the fluctuations in wholesale traffic volumes.

Gross Margin

Gross Margin was $5,667,492 for the nine months ended September 30, 2020 and $8,511,824 for the nine months ended September 30, 2019, a decrease of $ $2,844,332. The decrease in gross margin was primarily due to traffic volume decreases in the period and the contraction in margins driven by increased industry competition.

Professional Fees

Professional Fees were $327,552 for the nine months ended September 30, 2020 and $744,781 for the nine months ended September 30, 2019, a decrease of $417,229. Professional Fees consist primarily of fees paid to Legal, accounting and other professional firms. The decrease was primarily due to the reduction in costs related to merger and acquisitions activities.

General and Administrative Expenses

General and administrative expenses were $4,527,315 for the nine months ended September 30, 2020 and $5,683,005 for the nine months ended September 30, 2019 ,a decrease of $1,155,690. The decrease was primarily a result of the reduction in business travel caused by the global COVID-19 pandemic.

Depreciation Expenses

Depreciation expenses were $251,212 for the nine months ended September 30, 2020 and $259,643 for the nine months ended September 30, 2019, a decrease of $8,431. Depreciation expenses consist primarily of switching equipment and other network related fixed assets. The decrease was primarily a result of full depreciation of existing equipment.

Loss on goodwill impairment

Loss on goodwill impairment was $0 for the nine months ended September 30, 2020 and $1,376,718 for the nine months ended September 30, 2019, a decrease of $1,376,718. The decrease was a result of full impairment of goodwill in 2019.

Other Income (Expense)

Other income (expense) was $2,072,220 for the nine months ended September 30, 2020 and $(13,079) for the nine months ended September 30, 2019, an increase of 2,085,299. The increase was a result of a one-time cost concession agreed to with several vendors.

Contingent consideration (gain) loss

Contingent consideration gain or loss was $(30,514) for the nine months ended September 30, 2020 and $332,586 for the nine months ended September 30, 2019, a decrease of $363,100. Contingent consideration gain or loss consists primarily of change in the value of consideration payable for the November 2018 acquisition of Go2Tel.com, Inc. The increase was a result of remeasurement of consideration expected to be paid through the end of the contingency period.

Derivative FX gain (loss)

Derivative FX gain (loss) was $331,271 for the nine months ended September 30, 2020 and $(59,753) for the nine months ended September 30, 2019, a decrease of $391,024. Derivative FX gain (loss) consists primarily of remeasurement of forward contracts. The decrease was a result of fluctuations in the currency markets for the Derivative contracts.

Net Income

As a result of the foregoing, net income was $2,381,382 for the nine months ended September 30, 2020 and $327,055 for the nine months ended September 30, 2019.

Comparison of Fiscal Years Ended December 31, 2019 and 2018

Net Revenues

Revenue was $696,119,986 for the fiscal year ended December 31, 2019 and $793,466,665 for the fiscal year ended December 31, 2018, a decrease of $97,346,679. The decrease in net revenue was primarily due to changes in our customer mix and fluctuations in wholesale traffic volumes, which can result in period-to-period variability in revenues.

Cost of Goods Sold

Costs of Goods Sold was $684,877,653 for fiscal year ended December 31, 2019 and $778,988,522 for the fiscal year ended December 31, 2018, a decrease of $94,110,869. The decrease in cost of goods sold is directly correlated to the fluctuations in wholesale traffic volumes

Gross Margin

Gross Margin was $11,242,333 for fiscal year ended December 31, 2019 and $14,478,143 for the fiscal year ended December 31, 2018, a decrease of $3,235,810. The decrease in gross margin was primarily due to traffic volume decreases in the period and the contraction in margins driven by increased industry competition.

Professional Fees

Professional Fees were $1,017,247 for fiscal year ended December 31, 2019 and $941,124 for fiscal year ended December 31, 2018, an increase of $76,123. Professional Fees consist primarily of fees paid to legal, accounting and other professional firms. The increase was primarily due to increased year end public compliance costs.

General and Administrative Expenses

General and administrative expenses were $7,277,222 for fiscal year ended December 31, 2019 and $8,520,763 for fiscal year ended December 31, 2018, a decrease of $1,243,541. General and administrative expenses consist primarily of professional fees, office expenses, travel and entertainment. The decrease was primarily a result of reduction in travel-related costs caused in part by the global COVID-19 pandemic.

Depreciation Expenses

Depreciation expenses were $345,215 for fiscal year ended December 31, 2019 and $347,608 for fiscal year ended December 31, 2018, a decrease of $2,393. Depreciation expenses consist primarily of switching equipment and network related fixed assets. The decrease was primarily a result of fully depreciating fixed assets.

Loss on goodwill impairment

Loss on goodwill impairment was $(4,463,720) for fiscal year ended December 31, 2019 and $0 for fiscal year ended December 31, 2018, an increase of $4,463,720. The increase was a result of full goodwill impairment as of December 2019.

Contingent consideration (gain) loss

Other income (expense) was $377,446 for fiscal year ended December 31, 2019 and $0 for fiscal year ended December 31, 2018, an increase of $377,446. Contingent consideration gain or loss consists primarily of change in the value of consideration payable for the November 2018 acquisition of Go2Tel.com, Inc. The increase was a result of the contingent liability was entered into at the end of 2018, with an adjustment to actual occurring throughout 2019.

Net Income (loss)

As a result of the foregoing, net income was $(1,522,528) for the fiscal year ended December 31, 2019 and $4,586,524 for the fiscal year ended December 31, 2018.

Liquidity and Capital Resources

PTGi's primary source of cash is from operating revenues. For the fiscal year ended December 31, 2019, net cash provided by operating activities was $36,020,383. For the fiscal year ended December 31, 2019, PTGI paid dividends of $16,300,000 to its predecessor parent company. PTGI anticipates that cash flow from operations will continue to enable PTGI to meet its cash requirements for the next twelve months. Inflation has not had, nor is it expected to have, a material impact on the operations and financial condition of PTGI.

Off-Balance Sheet Arrangements

As of December 31, 2019, PTGi did not have any off-balance sheet arrangements.

Result of Operations for GetCharged, Inc.

Comparison of the Nine Months Ended September 30, 2020 and 2019

Revenues

Revenue was $60,483 for the nine months ended September 30, 2020 and $35 for the nine months ended September 30, 2019, an increase $60,448. The increase in net revenue was primarily the result of the Company introducing charging stations into the market.

Costs of Goods Sold

There was no costs for goods sold for each of the nine months ended September 30, 2020 and 2019.

Gross Profit

Gross profit was $60,483 for the nine months ended September 30, 2020 and $35 for the nine months ended September 30, 2019, an increase $60,448. The increase in gross profit was primarily due to the Company introducing charging stations into the market.

Salaries and Related Benefits

Salaries and related benefits were $51,058 for the nine months ended September 30, 2020 and $0 for the nine months ended September 30, 2019, an increase of $51,058. Salaries and related benefits consist primarily of employee wages. The increase was primarily a result of the Company hiring additional employees.

Selling, Office and Administration

Selling Office and Administration expenses were $685,901 for the nine months ended September 30, 2020 and $1,009,051 for the nine months ended September 30, 2019, a decrease of $325,150. Selling, office and administration expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The decrease was primarily a result of limitations on spending caused by the onset of the COVID-19 pandemic.

Interest Expense

Interest expense was $192,054 for the nine months ended September 30, 2020 and $56,560 for the nine months ended September 30, 2019, an increase of $135,494. Interest income consists primarily of interest related to issuance of debt. The increase was a result of the Company’s issuance of debt to continue the development of business.

Net Loss

As a result of the foregoing, net loss was $868,530 for the nine months ended September 30, 2020 and $1,070,577 for the nine months ended September 30, 2019.

Comparison of the Fiscal Years Ended December 31, 2019 and 2018

Revenues

Revenue was $6,819 for the fiscal year ended December 31, 2019 and $0 for the fiscal year ended December 31, 2018, an increase of $6,819. The increase in revenue was primarily due to the Company commencing operations.

Costs of Goods Sold

There was no costs for goods sold for each of the fiscal years ended December 31, 2019 and 2018.

Gross Profit

Gross profit was $6,819 for the for the fiscal year ended December 31, 2019 and $0 for the fiscal year ended December 31, 2018, an increase of $6,819. The increase in gross profit was primarily due to the Company commencing operations in 2019.

Advertising

Advertising expenses were $5,000 for the fiscal year ended December 31, 2019 and $0 for the fiscal year ended December 31, 2018, an increase of $5,000. The increase was primarily due to the Company commencing operations in 2019.

Selling, Office and Administration

Selling Office and Administration expenses were $1,848,453 for the fiscal year ended December 31, 2019 and $13,500 for the fiscal year ended December 31, 2018, an increase of $1,834,953. Selling, office and administration expenses consist primarily of professional fees, office expenses, travel and entertainment, and fees paid for investor relations. The increase was primarily a result of the Company commencing operations in 2019.

Income (Loss) From Operations

The Company had income (loss) from operations of $(1,846,634) for the fiscal year ended December 31, 2019 and $0 for the fiscal year ended December 31, 2018, a decrease of 1,846,634. The decrease was primarily due to the Company commencing operations in 2019.

Interest Expense

Interest expense was $117,257 for the fiscal year ended December 31, 2019 and $0 for the fiscal year ended December 31, 2018, an increase of $117,257. Interest income consists primarily of interest related to issuance of debt. The increase was a result of the Company commencing operations in 2019.

Net Loss

Net loss was $(868,530) for the fiscal year ended December 31, 2019 and $(13,500) for the fiscal year ended December 31, 2018, a decrease of $855,030. The decrease was primarily a result of the Company commencing operations in 2019.

Liquidity and Capital Resources

GetCharged's primary source of cash has been from the issuance of convertible promissory notes. For the year ended December 31, 2019, the Company issued notes payable for $3,105,100, including promissory notes to management in the amount of approximately $600,000. These notes were converted to equity immediately prior to the Company’s acquisition of GetCharged. As of December 31, 2019, GetCharged had $331,066 in cash. Net cash used in operating activities was $(1,847,967) for the fiscal year ended December 31, 2019.  GetCharged will be required to raise additional capital within the next twelve months to complete the development and commercialization of its current product candidates, to fund the existing working capital deficit and to continue to fund operations.

GetCharged’s financial statements as of December 31, 2019 were prepared under the assumption that they will continue as a going concern. Their independent registered public accounting firm issued a report on their December 31, 2019 financial statements that included an explanatory paragraph expressing substantial doubt in GetCharged’s ability to continue as a going concern without additional capital becoming available. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

As of December 31, 2019, GetCharged did not have any off-balance sheet arrangements.

Critical Accounting Policies

We consider the following accounting policies to be critical given they involve estimates and judgments made by management and are important for our investors’ understanding of our operating results and financial condition. For more information see Note 2 to our audited financial statements beginning on page F-1 of this prospectus.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

PTGI

PTGI operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. PTGI has both a customer and vendor relationship with most parties. PTGI sells the customer routing services through the PTGI supplier routes on incoming calls and then PTGI purchases routing services from other vendor’s supplier routes in order to complete the call. Revenue is earned based on the number of minutes during a call multiplied by the price per minute, and is recorded upon completion of a call. Incomplete calls are not revenues earned by PTGI and may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through PTGI’s billing software, such as minutes and market rates. PTGI evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether the PTGI acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). PTGI has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned as PTGI may accept or reject calls, determines the routing decision and routing vendor and has the risk of financial loss on revenues from customers and amounts owed to the vendors. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of PTGI’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company has embedded features that are classified as derivative liabilities. As of December 31, 2020 and 2019, the Company had $749,600 and $0 in derivative liabilities, respectively.

Stock Based Compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. During the year ended December 31, 2020, the Company issued options indexed to 20,500,000 shares of common stock. As of December 31, 2020, the Company recorded $2,326,298 in stock-based compensation expense related to these options.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt. During the year ended December 31, 2020, the Company issued convertible notes resulting in a beneficial conversion feature in the amount of $3,439,874.

Inflation

We believe that inflation has not had a material adverse impact on our business or operating results during the periods presented.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as of the date of this prospectus.

BUSINESS

Overview

Our Company consists of a portfolio of global businesses with a strategy to build the electrification and telecommunications infrastructure that will address and service requirements for Electric Vehicle (EV) Charging and Wireless Network (5G) applications. Our telecommunications business has contractual relationships with service providers in over 19 foreign countries. We believe the rise of new developing technologies in both industries offers us a unique growth opportunity. Our strategy focuses on acquiring businesses with operations geared toward such technologies’ development to revolutionize the telecommunications and EV infrastructure industries with our global portfolio.

Strategy

Our strategy over the next eighteen (18) months is to drive growth with excellence and focus on leveraging and broadening our Infrastructure Division without compromising quality, expertise, integrity, and high levels of service. The strategy includes a scaling of capabilities to provide seamless solutions and tackle the opportunities that the Network (5G, small cell) communications expansion are presenting and more recently, the electrification (EV) revolution. Charge's Infrastructure Division goal is to implement end-to-end solutions for customers needing to establish or strengthen their footprint in the private, public, enterprise and government sectors. Our infrastructure solutions are designed to enhance connectivity, productivity, and reduce the cost of operations, decrease greenhouse emissions, and improve the efficiency of commercial operations for our customers.

Through this, we plan to create jobs, installing, servicing, and maintaining the EV infrastructure in immediate demand today and the communications infrastructure on which we all rely. We will also work to enhance our traditional communications product portfolio, leveraging our global corporate presence in 19 countries. We intend to do this though the following:

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Leveraging existing private and public sector relationships to organically grow EV Charging (EVC) and 5G installations - as a hardware agnostic player in the EVC infrastructure market, we tailor installations to the requirements of each customer segment, creating personalized electric solutions and affording Charge a significant competitive advantage over competitors. These relationships include:

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Auto dealerships : Our leadership team possess a wealth of automotive experience and relationships to help dealers with short and long-term charging solutions to meet growing customer demand. Our equipment agnostic approach is designed to support all infrastructure channels in meeting the varied requirements from original equipment manufacturers (OEMs) while providing the best solution for the dealer and their EV customers.

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Fleet, commercial and government entities : Provide tailored charging solutions to improve Uptime and Total Cost of Ownership (TCO), meet corporate sustainability commitments, and provide employees with convenient charging solutions while at work. Charge anticipates commercial opportunities to grow as OEMs launch EV vans and trucks in 2022 and as fleets begin to transition from internal combustion engines (ICE) to battery electric vehicles (BEV).

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Hotel chains : The 55,000 hotel locations across the US will need to install EV chargers to provide overnight and fast charging, seamless solutions for their guests as the US car park moves from ICE to BEV, becoming as necessary as providing wi-fi to hotel guests.

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Future targets include :

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Parking Structures
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Apartment and Office Complexes
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Gas stations
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Malls/shopping centers

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Selective, strategic, M&A : We continue to seek acquisition opportunities that expand its scale and installation capacity, capabilities, channel reach, and geographic reach within infrastructure implementation for EVC and 5G networks. Our goal is to ensure its installed ecosystem touches every aspect of infrastructure including design, installation, monitoring and maintenance.

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Expand reach and capacity across the United States and Europe : We are focused on expanding geographic reach, ANS's acquisition has contributed to the growth as well as potential future acquisitions and strategic partnerships.

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Expand technology-enabled solutions. We continue to research and develop mobile application opportunities and tech enabled services designed to enable a seamless offering that assists employees, contractors and customers with a fluid, digital-first experience throughout EVC and network infrastructures. This suite of technology will compliment and add to our existing proprietary software and apps.

Build a world class team : We are continually investing in a team with world class industry expertise, vision, and professionalism.

     Our Telecommunications Division

Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO's) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Operations of PTGi

PTGi is a global wholesale telecommunications provider offering both international and U.S. domestic voice termination. PTGi provides customers with internet-protocol-based and time-division multiplexing ("TDM") access for the transport of long-distance voice and data minutes.

Network of PTGi

PTGi operates a global telecommunications network consisting of domestic switching and related peripheral equipment, carrier-grade routers and switches for internet and circuit-based services. To ensure high-quality communications services, our network employs digital switching and fiber optic technologies, incorporates the use of voice-over-internet protocols, SS7/C7 signaling and is supported by comprehensive network monitoring and technical support services.

Foreign Carrier Agreements

In select countries where competition with traditional post telegraph and telecommunications companies ("PTTs") are limited, we have entered into foreign carrier agreements with other PTTS, or similar service providers to provide traffic into these countries and receive such countries’ traffic in return. We maintain relations with over 200 PTTs, or similar providers through, all of which are at will arrangements.

Network Management and Control

PTGi owns and operates network management systems in Ashburn, Virginia to monitor and control our switching systems, global data network, and other digital transmission equipment. Additional network monitoring, network management, and traffic management services are supported from our network management centers located in Guatemala City, Guatemala and Bucharest, Romania. The network management control centers provide 24/7 online service.

Sales and Marketing

We market our services offered by PTGi, as summarized below:

Trade Shows

We attend industry trade shows around the globe throughout the year. At each trade show, we market to both existing and potential new customers through prearranged meetings, social gatherings and networking.

Business Development

Our sales team focuses on developing our business potential and communicating the value of our Communications division globally.

Management Information and Billing Systems

We operate management information networks and customer billing systems supporting the functions of network and traffic management and customer service and billing. For financial reporting, we consolidate information from each of our markets reach through PTGi’s services.

We believe that our financial reporting and billing systems with relation to PTGi are generally adequate to meet our business needs. However, in the future, we may determine PTGi’s operation require us to invest additional capital to purchase hardware and software, or license more specialized software to increase our capacity.

Competition of PTGI

Long Distance

We face significant competition as we attempt to expand our business from other telecommunications carriers and resellers. We compete on the basis of price, service quality, financial strength, relationship and presence. Sales of wholesale long-distance voice minutes are generated by connecting one telecommunications operator to another and charging a fee to do so.

Over-the- top(“OTT”) Applications

OTT Applications, such as WhatsApp, Skype, and FaceTime, continue to impact our long distance business model. There can be no assurance that the current declines in the long distance business globally driven by these applications will not increase; or that our business will not be impacted by the increased consumer adoption of such applications globally.

Government Regulation of PTGi

We are subject to varying degrees of regulation in each of the jurisdictions in which it operates. Local laws and regulations, and the interpretation of such laws and regulations, differ among those jurisdictions. There can be no assurance that (i) future regulatory, judicial and legislative changes or activities will not have a material adverse effect on us; or, (ii) domestic or international regulators or third parties will not raise material issues with regard to our regulatory compliance.

Regulation impacting the telecommunications industry continues to change rapidly in many jurisdictions. Privacy related laws and regulations, such as the EU’s GDPR, as well as privatization, deregulation, changes in regulation, consolidation, and technological change have had, and will continue to have, significant effects on the industry. Although we believe that deregulation with respect to portions of the telecommunications industry will continue and create opportunities for firms such as us, there can be no assurance that deregulation will continue, or if any regulatory changes implemented would benefit us.

As of December 31, 2020, we have implemented the following regulatory framework in our operating services offered through PTGi:

United States

In the United States, our Communication division services are subject to the provisions of the Communications Act of 1934, as amended (the "Communications Act"), and other federal laws, rules, and orders of the Federal Communications Commission ("FCC") regulations, and the applicable laws and regulations of the various states.

International Service Regulation

The FCC has jurisdiction over common carrier services linking points in the U.S. to points in other countries and we provide such services. Providers of such international common carrier services must obtain authority from the FCC under Section 214 of the Communications Act. We have obtained the authorizations required to use, on a facilities-based and resale basis, various transmission media for the provision of international switched services and international private line services on a non-dominant carrier basis. The FCC is considering a number of possible changes to its rules governing international common carriers. We cannot predict how the FCC will resolve those issues or how its decisions will affect our international business. FCC rules permit non-dominant carriers such as ourselves to offer some services on a de-tariffed basis, to complete to provide consumers with lower rates and choices among carriers and services.

Domestic Service Regulation

With respect to our domestic Communications services, PTGi is considered a non-dominant interstate carrier subject to regulation by the FCC. FCC rules provide us significant authority to initiate or expand its domestic interstate operations, but we are required to obtain FCC approval to assume control of another telecommunications carrier or its assets, to transfer control of our operations to another entity, or to discontinue service. We are also required to file various reports and pay various fees and assessments to the FCC and various state commissions. Among other things, interstate common carriers must offer service on a nondiscriminatory basis at just and reasonable rates. The FCC has jurisdiction to hear complaints regarding our compliance or non-compliance with these and other requirements of the Communications Act and the FCC’s rules. Among other regulations, we subject to the Communications Assistance for Law Enforcement Act ("CALEA") and associated FCC regulations which require telecommunications carriers to configure their networks to facilitate law enforcement authorities to perform electronic surveillance.

In April 2019, FCC rules relating to the completion of calls to rural areas became effective. These rules require certain providers of retail long distance voice service to generate and retain various records regarding completion of calls to rural areas. Specifically, the rules require those providers to collect and retain information on long-distance call attempts such as, but not limited to, the called number, the date and time of the call, and the use of an intermediate provider. The rules also prohibit false audible ringing (the premature triggering of audible ring tones to the caller before the call setup request has reached the terminating service provider). While we are not directly subject to these rules, we may function as an intermediate provider within the meaning of these rules, which may require as to provide information to its customers regarding calls that it carries on their behalf. In addition, under Section 262 to the Communications Act of 1934, intermediate providers, such as ourselves must register with the FCC and meet certain quality standards (now embodied in the FCC’s rules).

Interstate and international telecommunications carriers are required to contribute to the federal Universal Service Fund ("USF"). Carriers providing wholesale telecommunications services are not required to contribute with respect to services sold to customers that provide a written certification that the customers themselves will make the required contributions. If the FCC or the USF Administrator were to determine that the USF reporting for the Company, including our Communications services, are not accurate or in compliance with FCC rules, er could be subject to additional contributions, as well as to monetary fines and penalties. In addition, the FCC may revise its USF contribution mechanisms and the services considered when calculating the contribution. We cannot predict the outcome of any such revisions or their potential effect on our contribution obligations. Some changes to the USF under consideration by the FCC may affect certain entities more than others, and we may be disadvantaged as compared to its competitors as a result of FCC decisions regarding USF. In addition, the FCC may extend the obligation to contribute to the USF to certain services that PTGi offers but that are not currently assessed USF contributions.

FCC rules require providers that originate interstate or intrastate traffic on or destined for the public switched telephone network ("PSTN") to transmit the telephone number associated with the calling party to the next provider in the call path. Intermediate providers, such as ourselves, must pass calling party number ("CPN") or charge number ("CN") signaling information they receive from other providers unaltered, to subsequent providers in the call path. While we believe that we are in compliance with this rule, to the extent that it passes traffic that does not have appropriate CPN or CN information, we could be subject to fines, cease and desist orders, or other penalties.

Our Infrastructure Division

Our Infrastructure division (“Infrastructure”)  has a primary focus on two fast growing sectors:  EV charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications.  Solutions for these two sectors include:  Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Infrastructure Business

Charge Infrastructure has a number of areas of focus, the first being on installing and maintaining EV chargers, the second building a network of personal charging powerbanks situated in bars, restaurants, transit hubs and sporting arenas. The third is the micro mobility charging and docking stations which have been deployed in Paris in an effort to cleanup scooter clutter. The fourth is in telecommunications network 5G, including cell tower, small cell, and in-building applications. Our vision is to make it simple to go electric and build network infrastructure to become the most trusted electric infrastructure company.

We provide infrastructure with charging powerbanks in restaurants, bars, transit hubs and sports arenas, micro mobility charging and docking stations, and the installation and maintenance for Electric Vehicles as well as the build out of network infrastructure including 5G, cell towers, and in building applications.

Infrastructure Products

Charge Infrastructure began deploying docks and charging stations in Paris in June 2020 and intends to expand that presence, with the goal of deploying GetCharged's unique docking and charging stations in locations over the next 18 months. Charge plans to roll out its newly evolved stations, which are powered from the existing electrical grid and require no battery swapping.

Charge Infrastructure has entered into a manufacturing and supply agreement with Quebec-based Poitras Industries Inc. to produce and manufacture its micro-mobility charging and docking stations.

GetCharged has a partnership with Reef Technologies and several smaller operators.

Our charging stations and Smart Hub containers keep e-scooters organized, charged, and city sidewalks clear. As the world struggles to harness the potential of micro-mobility while addressing issues of accessibility, safety, and battery life, Charge is dedicated to empowering cities to welcome a more responsible model of micro-mobility.

●	Charging Stations - Our charging stations keep e-scooters organized and charged, safeguarding pedestrians and other road users.
●	Smart Hub containers - Strategically located near city centers, juicers utilize smart hub containers to create a quick e-scooter turnover.

Charge Services, LLC - Our own network of juicers are dedicated to creating efficient turnover for operators. They quickly pump out fully charged e-scooters, all the while making sure to send damaged e-scooters back to the respective warehouse for repairs. It is authorized to do business in California, and is now operating in Los Angeles.

Charge Infrastructure Charging and docking stations has a very simple business model – every time an e-scooter is plugged into one of our charging and docking stations we get paid.

Infrastructure Services
Our Goal is to drive growth with excellence and focus on leveraging and broadening our Infrastructure Division without compromising quality, expertise, integrity, and high levels of service. The strategy includes a scaling of capabilities to provide seamless solutions and tackle the opportunities that the Network (5G, small cell) communications expansion are–– presenting and more recently, the electrification (EV) revolution. Charge's Infrastructure Division goal is to implement end-to-end solutions for customers needing to establish or strengthen their footprint in the private, public, enterprise and government sectors.,

Charge Powerbanks

We made a strategic investment of $100,000 into British EV charging manufacturer Connected Kerb Limited for a minority equity stake. As part of the strategic investment, subject to certain terms and conditions, we obtained a 3 year exclusive right of first refusal for all of Connected Kerbs future installations in North America. Connected Kerb’s installation footprint currently reaches across the U.K.

Infrastructures’ vision is to launch powerbanks in North America in Q2 under our own brand Charge Powerbanks with plans to expand this service to other countries.

Sales and Marketing of Charge Infrastructure

Infrastructure markets its services through a variety of sales channels, as summarized below:

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Trade Shows: We attend industry trade shows around the globe throughout the year. At each trade show, Charge Infrastructure markets to both existing and potential new customers through meetings, social gatherings and networking.

●	Business Development: Charge Infrastructure sales team focuses on developing our business potential around the globe through ongoing communication and digital meetings.

●	Inbound: Charge Infrastructure receives a large amount of inbound inquiries from cities around the world with requests to deploy charging and docking stations in cities and private property.

●	Press: Due to the nature of the business and the interest in micro-mobility in the press we market our charging stations and services through press releases and opportunistic interviews in the media.

●	Physical stations: The charging and docking stations are positioned in prominent locations in cities around the world and therefore receive a large amount of attention.
●	Digital: We have an SEO and digital advertising strategy to ensure that our products can easily be found .
●	Partnerships: We plan to partner with automobile OEMs and EV Charging manufactures to become their preferred install and maintainer.

Competition

Infrastructure faces competition from other charging and docking suppliers as it attempts to win the business of cities, private landlords and resellers. We compete on the basis of price, service quality, relationship, presence and the quality of our charging and docking stations. In the EV installation and maintenance division we face competition from other installers and the manufactures themselves.

Government Regulation

Charge Infrastructure is subject to varying degrees of regulation in each of the jurisdictions in which it operates. Local laws and regulations, and the interpretation of such laws and regulations, differ among those jurisdictions. There can be no assurance that: (1) future regulatory, judicial and legislative changes will not have a material adverse effect on us; (2) domestic or international regulators or third parties will not raise material issues with regard to its compliance with applicable regulations; or (3) regulatory activities will not have a material adverse effect on it.

Regulation impacting the greater EV industry continues to change rapidly in many jurisdictions which may affect the businesses advantageously or adversely depending on the decisions made.

Our Investment Division

Charge Investment

Charge Investment (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment services are aimed at offsetting the overall cost of capital. Regulation impacting the greater EV industry continues to change rapidly in many jurisdictions which may affect the businesses advantageously or adversely depending on the decisions made.

In addition to investing in marketable securities, under the advisory of KORR Acquisition Group, Inc. (a related party and shareholder), Charge Investments invests in limited private investments in certain businesses that it finds to be opportunistic. In this regard, during the fourth quarter, Charge invested in Oblong, Inc., a provider of patented multi-stream collaboration technologies and managed services for video collaboration and network applications, through a private placement. Our arrangement with KORR is at will, and any compensation that we may determine to pay to KORR for its advisory services will be made based upon the approval of such arrangements by the independent members on our board of directors, subject to approval by the entire board, and not more than industry standards. In connection with such services, KORR shall be granted discretionary authority, without prop consultation with the Company, to buy, sell, trade and allocate in and among stocks, bonds and other securities and/or contracts relating to the same, or otherwise, and to provide instructions in furtherance of such authority, provided the value of the Assets shall not exceed 20% of the Company's total assets.

We currently intend to keep our investment opportunities to less than 20% of our assets, and of that, less than 5% in illiquid assets.  We continuously monitor and review the value of our investments, including, but not limited to conducting a mark-to-market valuation of our investments on a weekly basis, and, if ever we exceed 20%, we will liquidate marketable securities to stay within our intended maximum investment of 20% of our total assets.

Corporate History and Information

We were incorporated in the state of Nevada on May 8, 2003 under the name “E-Education Network, Inc.” On August 10, 2005 we have changed our name to “GoIP Global, Inc.” On December 27, 2017, we redomiciled from Nevada to Colorado. On October 1, 2020, we converted from a Colorado corporation to a Delaware corporation and in connection with such conversion changed our name to “Transworld Holdings, Inc.” As of January 26, 2021, our name has been further changed to “Charge Enterprises, Inc.”

On April 30, 2020, the Company entered into an agreement to acquire 100% of the outstanding equity interests of Transworld Enterprises pursuant to a Share Exchange Agreement, dated April 30, 2020, by and among the Company, Transworld Enterprises and the shareholders of Transworld Enterprises. The transactions contemplated by the Share Exchange Agreement closed on May 8, 2020. In accordance with the Share Exchange Agreement, the Company acquired all of the outstanding shares of Transworld Enterprises in exchange for 1,000,000 shares of each of the Company’s Series D and Series F preferred stock. The series D preferred stock was convertible into 80% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and voted on an as-converted basis. The series F preferred stock is convertible into 80% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as-converted basis.

On July 13, 2020, the Board of Directors of the Company approved, subject to shareholder approval, (i) a Plan of Conversion, pursuant to which the Company will convert from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware, and such approval includes the adoption of the Certificate of Incorporation and the Bylaws for the Company under the laws of the State of Delaware, and a change in the name of the Company from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”, each of which became effective concurrently with the effectiveness of the Reincorporation and (ii) a reverse stock split of our outstanding common stock in a ratio of one-for-five hundred (1:500), which became effective immediately prior to the effectiveness of the Reincorporation. On October 1, 2020, we filed articles of amendment with the Colorado Secretary of State to effectuate the Reverse Stock Split. Immediately thereafter, we completed the Reincorporation by filing our new Certificate of Incorporation with the State of Delaware.

On September 25, 2020, we entered into a stock acquisition agreement with the shareholders of GetCharged pursuant to which we agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of our common stock. The closing of the GetCharged acquisition occurred on October 12, 2020.

On October 2, 2020, we entered into a stock purchase agreement with the shareholders of PTGi pursuant to which we agreed to acquire 100% of the outstanding voting securities of PTGi in consideration for $892,000. The closing of the PTGi acquisition occurred on October 31, 2020.

Our wholly-owned subsidiary, Charge Infrastructure, Inc., entered into a securities purchase agreement, dated May 7, 2021, with the shareholders of Nextridge, Inc., a New York corporation (“Nextridge”) pursuant to which we agreed to purchase all the issued and outstanding shares of Nextridge for an aggregate purchase price of $19,798,324 (the “Nextridge Acquisition”). $6,850,000.00 of the aggregate purchase price payable to the shareholders of Nextridge will be payable through the issuance of 2,395,105 shares of our Series B preferred stock (the “Series B Preferred”). The acquisition closed on May 21, 2021. Nextridge operates its business through its wholly owned subsidiary, ANS Advanced Network Services LLC, a New York, limited liability company.

Our principal executive offices are located at 125 Park Avenue, 25th Floor, New York, NY 10017 and our telephone number is (212) 921-2100. We maintain a website at www.charge.enterprises. Information contained on or accessible through our website is not, and should not be considered, part of, or incorporated by reference into, this prospectus and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus in deciding whether to purchase our securities.

Employees

As of September 30, 2021, we had 219 employees. Many of our activities are outsourced to consultants who provide services to us on a project basis. As business activities require and capital resources permit, we will hire additional employees to fulfill our company’s needs.

Properties

We do not own real properties. Our principal executive offices are located at 125 Park Avenue, 25th Floor, New York, NY 10017. We lease our virtual office for approximately $140.00 per month pursuant to a lease which terminates on February 29, 2022, provided if either party does not terminate the agreement within (30) days prior to the end of the initial term, the lease shall automatically renew for successive one (1) month periods on the same terms. We believe that our existing facilities are suitable and adequate to meet our current needs. We intend to add new facilities or expand existing facilities as we add employees, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations.

Nextridge Corporate leased offices are located at 12 Elmwood Road, Albany, New York 12204-3025. The lease commenced May 21, 2021 and ends May 21, 2026. The monthly lease cost is $9,000.59 per month with an incremental increase of 2% per year after the first year. Nextridge also leases warehouses at 7099 Huntley Road Unit 103, Columbus, Ohio 43215, and 2100 Byberry Road, Philadelphia, PA 19116. The Huntly Road lease commenced on May 1, 2021, with a monthly payment of $5,000, and terminates on April 30, 2022. The Byberry Road lease commenced on May 1, 2019, with a lease cost of $1,900 per month. The lease is renewable on one-year terms with an increase of 3%. All three of these existing facilities are adequate to meet the current needs of the business.

Get Charged leases warehouse space at 1900 The Exchange, Suite 410, Atlanta Georgia 30339. The lease commenced August 1, 2021, for a term of 6 months. The lease payments are $1000 per month. The lease term may be extended by agreement of the parties. The company uses the warehouse to hold charging kiosks and charging banks prior to installation at customer sites. The location and size of the facility is adequate for the needs of the business’ current operation.

Legal Proceedings

The Company is subject to claims and legal proceedings that arise in the ordinary course of business. Such matters are inherently uncertain, and there can be no guarantee that the outcome of any such matter will be decided favorably to the Company or that the resolution of any such matter will not have a material adverse effect upon the Company’s Consolidated Financial Statements. The Company does not believe that any of such pending claims and legal proceedings will have a material adverse effect on its Consolidated Financial Statements. The Company records a liability in its Consolidated Financial Statements for these matters when a loss is known or considered probable and the amount can be reasonably estimated. The Company reviews these estimates each accounting period as additional information is known and adjusts the loss provision when appropriate. If a matter is both probable to result in a liability and the amounts of loss can be reasonably estimated, the Company estimates and discloses the possible loss or range of loss to the extent necessary for its Consolidated Financial Statements not to be misleading. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in its Consolidated Financial Statements.

Set forth below is a description of the Company’s Legal Proceedings.

On April 5, 2021, Go2tel.com, Inc. (“Go2tel”), a wholly owned subsidiary of PTGI, was named as one of the defendants in an adversary proceeding brought by the Chapter 7 Trustee in the U.S. Bankruptcy Court for the Central District of California, Los Angeles Division (Case No. 2:21-ap-01044-BR) in connection with the Chapter 7 bankruptcy proceeding (the “Litigation”) for VoIP Guardian Partners I, LLC (the “Debtor”). The Litigation alleges, among other things, that certain fraudulent payments were made to Go2tel in an amount of $11,784,945.64 over a period beginning April 20, 2016 and ending January 25, 2018 in order to defraud creditors of the Debtor. PTGI has sought defense costs and indemnification related to the Litigation under the terms of a Stock Purchase Agreement ("SPA") related to PTGI’s acquisition of Go2tel from the sellers of such business (the “Sellers”) which closed in November 2018. The Company denies these allegations and intends to defend the case vigorously. On September 21, 2021, the court granted Go2tel’s motion to dismiss. As a result, Go2Tel is no longer a party to the Litigation.

MANAGEMENT

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person. Our directors serve a one-year term until their successors are elected and qualified, or until such director’s earlier death, resignation or removal. Our executive officers are elected annually by our board of directors and serve a one year term until their successors are elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Position
Andrew Fox	49	Chairman of the Board, Chief Executive Officer and Director
Craig Denson	60	Chief Operating Officer, Chief Compliance Officer, and Director
Leah Schweller	48	Chief Financial Officer
Philip Scala	71	Secretary and Director
Mark LaNeve	62	President
Nicole Antakli	49	Chief Business Officer
Justin Deutsch	44	Director
James Murphy	77	Director
Baron Davis	42	Director
Benjamin Carson, Jr.	36	Director

Andrew Fox has been the Chairman of the Board since September 2021 and the Chief Executive Officer and a Director since October 2020. Mr. Fox has been the founder and Chief Executive Officer of GetCharged, Inc. since its formation in 2018. Mr. Fox is a serial entrepreneur with over two decades of experience in executing disruptive approaches to a wide range of industries including media, transportation, real estate, insurance, and consumer staples.

Craig Denson has been the Chief Operating Officer and a Director since October 2020, and was the Interim Chief Financial Officer from January 2021 until September 2021. He was named Chief Compliance Officer in November 2021. Mr. Denson has been the President & CEO of PTGi since May 2012. Mr. Denson joined PTGi in 2009 as Vice President, responsible for the Wholesale and Pre-Paid Telecom divisions in North America. In May 2012 Mr. Denson was promoted to President and CEO of PTGi. Prior to joining the company, Mr. Denson was President and COO of Sigma Software Solutions, an OSS and BSS software company providing billing and CRM software to the telecom industry globally. Prior to Sigma Software, Mr. Denson was Vice President and General Manager of ACS Canada, whereby he led the Telecom ASP software services division. Mr. Denson started his career with PepsiCo in 1986, progressing through the organization and ending as National Sales Manager of two operating divisions before entering the telecom industry in 1999. Mr. Denson holds a business degree from Humber College, is a strategic planner and conceptual thinker, excels at bringing clarity to complex issues by creating practical solutions to organizational challenges.

Leah Schweller has been the Chief Financial Officer since September 2021. From 2006 to 2021 Ms. Schweller held various positions at American Express within Finance, the last of which was Vice President, where she led large global teams responsible for SEC reporting, credit reserving, technical accounting, securitization, and overall financial integrity, and also held the position of Chief Accounting Officer for an SEC filing subsidiary for 4 years. Prior to American Express, from 1996 to 2006 she worked in M&A Transaction Services and Audit at Deloitte & Touche LLP. Ms. Schweller received her Bachelor of Science in Business Administration - Accounting from The Ohio State University.

Philip P. Scala was our interim Chief Executive Officer from May 2020 until October 2020 and has been our Secretary and Director since May 2020. Prior to forming Pathfinder Consultants International, Philip Scala served the United States both as a Commissioned Officer in the US Army for five years (from 1974 through 1979) followed by his 29 years of service with the Federal Bureau of Investigations (FBI). He graduated from the Airborne, Ranger, and Pathfinder Schools (Honor Graduate) at the Fort Benning Infantry School, and served with the First of the Sixth Infantry, First Armored Division, in the Federal Republic of Germany (1974-1977). During his service, he was promoted to the rank of Captain. Upon acceptance in to the FBI academy, Captain Scala resigned his commission, and entered the FBI Academy located on the United States Marine Corps Base at Quantico, Virginia; graduating and being appointed as a Special Agent of the FBI, in April of 1979. Mr. Scala served 15 years in the New York SWAT team, including the leadership of the Brooklyn-Queens team and Senior team leader for the New York Division from 1990-1995. His training included certifications as Rappel-Master, Tactical Instructor, Sniper, and Firearms instructor. He has participated in numerous SWAT operations, arrests, skyjackings and raids, including the Hell’s Angels HQ, the Atlanta Prison uprising, and the rescue of a mutinied oil tanker (Liberian-flagged, “Ypapanti”), in the Atlantic Ocean. In 1993, he led the raid on the Al-Qaeda bomb factory, where five terror operatives were arrested, and seized five explosive drums intended to destroy the United Nations, Federal Plaza, and the city’s tunnels. On May 10, 1998, Mr. Scala was selected as a Supervisory Special Agent for the Gambino La Cosa Nostra Squad (C-16). During his tenure, the squad successfully investigated and prosecuted the Mob infiltration of Wall Street, the New York Waterfront investigation, “Murder Incorporated,” labor racketeering, the NY Construction Industry, dismantlement of the Gambino family in NY and Sicily, the NBA referee case, and the largest consumers’ fraud ($1 billion) in US history, which involved the mob’s infiltration of the internet, telecommunications, and banking industries. From 2003-2008, Mr. Scala developed and implemented the NY Office’s Leadership Development Program, which assisted relief supervisors develop excellence in leadership through mentoring, journalizing, “Best Practice” experiences, and accountability tools. The program was designed to be continuous, progressive, and measurable in assisting the FBI leaders maximize their leadership potential throughout their careers. Mr. Scala received his bachelor’s degree and Master of Business Administration in accounting from St. John’s University; he also earned a Master of Arts degree in Psychology from New York University.

Mark LaNeve has been our President since October 2021 and was the Chief Business Officer since June 2021. Mr. LaNeve served as Vice President, Marketing, Sales and Service U.S. & Canada of the Ford Motor Company from January 2015 until January 2021. From August 2012 through January 2014, Mr. LaNeve served as Chief Operating Officer of Global Team Ford, an agency that serves as the marketing and advertising agency for the Ford Motor Company and the Ford and Lincoln brands on a global basis. Global Team Ford is part of the WPP Group, a multinational advertising and public relations company. Mr. LaNeve was previously with Allstate Insurance Corporation where he served as Senior Executive Vice President (January 2011–February 2012) and Chief Marketing Officer (October 2009–February 2012). Prior to joining Allstate, Mr. LaNeve was Vice President of Sales, Service and Marketing at General Motors Corporation (September 2004–January 2009). Mr. LaNeve is involved with various organizations that assist people affected by autism and sits on the board of Eton Academy for different learners in Birmingham, Michigan. He also serves on the board of Angel’s Place, a non-profit organization that provides people-centered services, including homes and professional support for adults with developmental disabilities, as well as the Autism Alliance of Michigan, which provides various services and career placement for people on the autism spectrum. Mr. LaNeve is a director of Entercom Communications Corp. (NYSE: ETM), a multi-platform audio content and entertainment company. Mr. LaNeve has a B.A. in Marketing from the University of Virginia.

Nicole Antakli has been our Chief Business Officer since October 2021 and was the Director of Administration at Charge Enterprises since August 2021. Prior to joining the Company, Ms. Antakli was Managing Principal at NMA Holdings, LLC where she was an independent business consultant and project managed rehabilitations for residential real estate. Prior to NMA Holdings, Ms. Antakli worked as Vice President of Operations at EmaginePOS, Inc., a growth-positioned cloud-based, proprietary software Point of Sale company servicing the restaurant and hospitality industries. In 1999, Ms. Antakli started her career at Intraco Corporation, a global export management firm, progressing through the corporation to President and Chief Operating Officer. Ms. Antakli has a BA in Political Science from Villanova University, and a MBA in International Business from Schiller International University.

Justin Deutsch has been a director of the Company since May 2020. Mr. Deutsch joined Weybosset Research & Management, LLC in October 2014 as a portfolio manager. Prior to joining the firm, he was an equity analyst and trader at Bay Crest Partners for five years, specializing in large cap companies. Justin has been instrumental in helping build portfolios at Weybosset – think, trains, truck engines, beer, industrial gasses, and retailing. Before Bay Crest, Justin worked as head trader and portfolio manager for Horn Capital Management, a hedge fund based in New York City. Justin received his BA from New York University and most recently attended the Harvard Kennedy Schools program, Investment Decisions and Behavioral Finance. He currently splits his time between New York and Providence.

James Murphy has been a director of the Company since June 2020. Mr. Murphy brings more than 40 years of investigative and consulting experience as the Founder and President of Sutton Associates. From 1980 to 1984, Mr. Murphy was an Assistant Special Agent in Charge with the Federal Bureau of Investigation, responsible for a territory encompassing more than seven million people. His investigative specialties included organized crime, white-collar crime, labor racketeering and political corruption. From 1976 to 1980, Mr. Murphy was assigned to the Office of Planning and Evaluation at FBI headquarters, Washington, D.C. In this capacity, he evaluated and recommended changes in the FBI's administrative and investigative programs. Since entering the private sector in 1984, Mr. Murphy has advanced the industry by developing systematic and professional protocols for performing due diligence, as well as other investigative services.

Baron Davis has been a Director of the Company since February 16, 2021. Entrepreneur, investor, and two-time NBA All-Star and record-holder, over a thirteen-year career, Baron Davis played for the Charlotte Hornets, the Golden State Warriors, the Los Angeles Clippers, the Cleveland Cavaliers, and the New York Knicks. Known for his electrifying style on the court, Davis was a powerful point guard, who won national acclaim for executing in crucial, high-pressure moments, when his team needed him the most. As a businessman, Baron was one of the original investors for Vitaminwater and helped launch Thrive Market. Baron is also the founder of several companies, including Sports and Lifestyle in Culture (SLIC), The Black Santa Company, BIG and No Label—each with the objective of combining creative talent with original publication and production to develop and provide educational and heartwarming stories that appeal to global audiences of all ages.

Benjamin Carson, Jr. has been a Director of the Company since March 4, 2021. Mr. Carson is Co-Founder and Partner at Interprise Partners where he is responsible for the overall guidance of the company and the portfolio. In this role, Mr. Carson focuses on the total financial health of Interprise and its holdings with an emphasis on capital structures, deal origination, and strategic planning. Complementing his prior experiences in investments and operations, he supports portfolio executive teams with capital market insights and growth strategies. Mr. Carson becomes directly involved with portfolio companies to support strategic alliances, business development, and corporate development initiatives.

Board Committees, Compensation Committee Interlocks and Insider Participation

Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the board of directors. As of the date of this prospectus, the Board has adopted committee charters for an audit committee, nominating and governance committee and compensation committee, copies of which will be available on our website. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. The Company intends to formally appoint members to each of the various committees during the fiscal year ended December 31, 2021.

Audit Committee

Our audit committee will be responsible for, among other things:

●
The Company’s financial statements and other financial information provided by the Company to its shareholders and others;
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The independent auditors, including their qualifications and independence;
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The Company’s systems of internal controls, including internal audit function
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Treasury and finance matters
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Enterprise risk management, privacy and data security and
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Compliance with legal, regulatory and public disclosure requirements

Compensation Committee

Our compensation committee will be responsible for, among other things:

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review and recommend the compensation arrangements for management; and
●
administer our stock incentive plans.

Nominating and Governance Committee

Our nominating and governance committee will be responsible for, among other things:

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identify and nominate members of the board of directors; and
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develop and recommend to the board of directors a set of corporate governance principles applicable to our company;

Family Relationships

None

Director Independence

Our securities are currently not listed on a national securities exchange or on any inter-dealer quotation system, which has a requirement that a majority of directors be independent. We evaluate independence by the standards for director independence set forth in the rules and regulations of the SEC and the rules of the Nasdaq Stock Market LLC (“Nasdaq”). Under such rules, our board of directors has determined that other than Mr. Fox, Mr. Denson and Mr. Deutsch, the other members of our board of directors, which include Mr. Scala, Mr. Murphy, Mr. Davis, and Mr. Carson Jr., are independent directors in accordance with Nasdaq rules. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence. We expect to transition the composition and functioning of our board of directors and each of our committees to comply with all applicable requirements of Nasdaq and the rules and regulations of the SEC, including having a Board comprised of a majority of independent directors.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Code of Ethics and Code of Business Conduct

On November 15, 2021, we adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

  EXECUTIVE COMPENSATION

As a “smaller reporting company” under SEC rules, our named executive officers for the fiscal year ended December 31, 2020 (collectively, the “Named Executive Officers”) were as follows:

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Isaac H. Sutton, our former Chief Executive Officer who resigned from the Company on April 30, 2020.
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Philip P. Scala, our former Interim Chief Executive Officer who was appointed on May 8, 2020 and resigned on October 12, 2020.
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Andrew Fox, our Chief Executive Officer who was appointed on October 12, 2020.
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Craig Denson, our Chief Operating officer who was appointed on October 31, 2020.

No other executive officer received total annual compensation during the fiscal year ended December 31, 2020 in excess of $100,000.

The following table presents the compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)5	All Other Compensation ($)	Total ($)
Isaac Sutton.1	2019	—	—	—	—	—
Former Chief Executive Officer	2020	—	—	—	—	—
Philip P. Scala 2
Former Chief Executive Officer	2020	—	—	—	—	—
Andrew Fox3
Chief Executive Officer	2020	—	—	4,728,751	—	4,728,751

Craig Denson4
Chief Operating Officer	2020	50,000	300,134	5,381,249	2,596	5,733,979

1 Mr. Sutton resigned as Chief Executive Officer on May 8, 2020.
2 Mr. Scala was appointed as Chief Executive Officer on May 8, 2020 and resigned on October 12, 2020.
3 Mr. Fox was appointed as Chief Executive Officer on October 12, 2020.
4 Mr. Denson was appointed as Chief Operating Officer on October 31, 2020.
5 These amounts represent the aggregate grant date fair value for option awards for the fiscal year ended December 31, 2020, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 12 to our consolidated financial statements appearing elsewhere in this prospectus.

Outstanding Equity Awards at Fiscal Year End

Except as described below, as of December 31, 2020, there were no unexercised options, unvested stock awards or outstanding equity incentive plan awards held by our Named Executive Officers.

Andrew Fox was granted an option to purchase 9,750,000 shares of common stock at an exercise price of $0.485 per share. The option shall vest in 4 equal installments beginning on the date of grant and on each of the 1st, 2nd and 3rd anniversary of the date of grant.

Craig Denson was granted an option to purchase 10,500,000 shares of common stock at an exercise price of $0.55 per share. The option shall vest 50% on the first-year anniversary of the date of grant and 25% on each second and third-year anniversary of the date of grant.

Offer Letter Agreements

We entered into an amended and restated offer letter agreement with Craig Denson, our Chief Operating Officer, effective on October 28, 2021. The offer letter has no specific term and constitutes at-will employment. Mr. Denson’s annual base salary as of December 31, 2020 was $300,000, and he is entitled to a discretionary bonus equal to 100% of his then current salary. In connection with Mr. Denson’s commencement of employment, he was initially granted 10,500,000 options to purchase shares of common stock. The offer letter provides that, in the event Mr. Denson is terminated without Cause (as defined in the offer letter), we will agree to: (i) pay all previously earned but unpaid base salary up to the date of termination, and (ii) pay separation pay equal to twelve (12) months of his then-current base salary and reimburse him for the monthly premiums for elected COBRA coverage for a period of up to twelve (12) months.

Long-Term Incentive Plans, Retirement or Similar Benefit Plans

As of December 31, 2020, there were no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We do not have arrangements in respect of remuneration received or that may be received by our Named Executive Officers set forth above to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control except as those described under "Offer Letter Agreements" described above.

Director Compensation

As of December 31, 2020, we did not pay any compensation to our directors.

2020 Omnibus Equity Incentive Plan

Summary

On January 11, 2021, our Board of Directors and a majority of our stockholders adopted the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”), as amended and restated as of May 7, 2021. As of September 30, 2021, the Company has issued options to purchase 39,865,000 shares of common stock with a weighted average exercise price of $1.58.

Our administrator may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of our common stock under the 2020 Plan. It is anticipated that the 2020 Plan will be administered by our Board of Directors, or if our Board of Directors does not administer the 2020 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements. The following table sets forth, as of September 30, 2021, the approximate number of each class of participants eligible to participate in the 2020 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	167
Directors (1)	7
Independent Contractors	50

(1)	Two of the seven directors are an employee of the Company.

Description of 2020 Plan

Types of Awards.

The 2020 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration.

The 2020 Plan will be administered by our Board of Directors, or if our Board of Directors does not administer the 2020 Plan, a committee or subcommittee of our Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (each of our Board of Directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2020 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2020 Plan, provided that, subject to the equitable adjustment provisions described below, the plan administrator will not have the authority to reprice or cancel and re-grant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining the approval of our stockholders.

The 2020 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units.

Restricted stock and RSUs may be granted under the 2020 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2020 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options.

Incentive stock options and non-statutory stock options may be granted under the 2020 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2020 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2020 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent stockholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “free-standing SAR”) or in conjunction with all or part of any option granted under the 2020 Plan (a “tandem SAR”). A free-standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the free-standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A tandem SAR will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a tandem SAR will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a stockholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards.

The plan administrator may grant other stock-based awards under the 2020 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments.

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2020 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2020 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2020 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control.

The 2020 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2020 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2020 Plan, a “change in control” means, in summary, the first to occur of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board of Directors; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) stockholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2020 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2020 Plan

The 2020 Plan provides our Board of Directors with authority to amend, alter or terminate the 2020 Plan, but no such action impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Stockholder approval of any such action will be obtained if required to comply with applicable law. The 2020 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback.

If we are required to prepare a financial restatement due to the material non-compliance with any financial reporting requirement, then the plan administrator may require any Section 16 officer to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 16 officer during the preceding three years that the plan administrator determines was in excess of the amount that such Section 16 officer would have received had such cash or equity incentive compensation been calculated based on the financial results reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 16 officer (which need not be the same amount or proportion for each Section 16 officer). The amount and form of the incentive compensation to be recouped shall be determined by the administrator in its sole and absolute discretion.

New Plan Benefits

Future grants under the 2020 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2020 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2020 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 14, 2021, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock that are currently exercisable or convertible within 60 days of November 14, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each stockholder is c/o Charge Enterprises, Inc. at 125 Park Avenue, 25th Floor, New York, NY 10017.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class Outstanding (1)
Security Ownership of Certain Beneficial Owners:
Kenneth Orr (2)	18,225,848	9.96%
Gabriel 613 Trust (3)	35,593,906	19.45%
KORR Value, LP (4)	12,227,168	6.66%
Mt. Whitney Securities LLC (5)	12,681,567	6.51%
Arena Structured Private Investments LLC (6)	16,458,782	8.29%
Andrew Fox (7)	35,832,600	19.05%
P&G Gershon LLC (8)	11,899,307	6.50%
Security Ownership of Management and Directors:
Andrew Fox (7)	35,832,600	19.05%
Craig Denson(9)	5,250,000	2.79%
Phil Scala(10)	1,161,887	*
Justin Deutsch(11)	1,624,768	*
James Murphy(12)	100,000	*
Baron Davis(13)	419,705	*
Benjamin Carson Jr. (14)	96,634	*
Executive officers and directors as a group — 10 persons

* less than 1%

(1)
The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of November 14, 2021, through the exercise of any stock option or other right.

(2)
Includes (i) 2,123,711 shares of common stock held by Cori Orr, his wife, (ii) 2,833,082 shares of common stock held by KORR Acquisition Group, Inc. (iii) 11,734,320 shares of common stock held by KORR Value, LP, (iv) warrants to purchase 492,848 shares of common stock held by KORR Value, LP (v) 1,061,887 shares of common stock held Cori Orr, as custodian for Benjamin Orr under the NY UTMA, and (vi) 80,000 shares of common stock purchased by Mr. Orr from an unaffiliated third party which has not been transferred into his name. Mr. Orr has sole voting and dispositive power over the shares held by KORR Acquisitions Group, Inc. and KORR Value LP.

(3)	Greg Goldberg, as trustee of the trust, has sole voting and dispositive power over the shares held by Gabriel 613 Trust. The address of Gabriel 613 Trust is P.O Box 627, Rincon, Puerto Rico 00677.
(4)
Includes warrants to purchase 492,848 shares of common stock. Mr. Orr is the principal operating officer of KORR Acquisitions Group, Inc., which is the general partner of KORR Value LP. Mr. Orr has sole voting and dispositive power over the shares held by KORR Acquisitions Group, Inc. and KORR Value LP. The address of KORR Value, LP is 1400 Old Country Road, Westbury, NY 11590.

(5)
Includes (i) 7,231,488 shares of common stock issuable upon conversion of outstanding promissory notes and (ii) warrants to purchase 4,579,943 shares of common stock. Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by this entity (the “Investment Advisor”). Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. By virtue of his position as the chief executive officer of the general partner of the holder and the Investment Manager, Daniel Zwirn may be deemed to beneficially own securities owned by this selling shareholder. Each of Mr. Zwirn, the Investment Advisor and the managing member share voting and disposal power over the shares held by the entity described above. Each of the persons set forth above other than applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(6)
Includes 15,555,556 shares of common stock issuable upon conversion of outstanding promissory notes. Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by this entity (the “Investment Advisor”). Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. By virtue of his position as the chief executive officer of the general partner of the holder and the Investment Manager, Daniel Zwirn may be deemed to beneficially own securities owned by this selling shareholder. Each of Mr. Zwirn, the Investment Advisor and the managing member share voting and disposal power over the shares held by the entity described above. Each of the persons set forth above other than applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(7)
Includes (i) 4,875,000 shares of common stock issuable upon outstanding options, (ii) warrants to purchase 220,000 shares of common stock, (iii) 500,000 shares held by Jordan Fox, Mr. Fox’s son and (iv) 500,000 shares held by Julia Fox, Mr. Fox’s daughter.

(8)	Dan Waldman has sole voting and dispositive power over the shares held by this entity. The address for this entity is 100 Riverside Drive, New York, NY 10024.
(9)	Includes 5,250,000 shares of common stock issuable upon exercise of options that are issued in the name of Mr. Denson's wife.
(10)	Includes 50,000 shares of common stock issuable upon exercise of options
(11)	Includes 350,000 shares of common stock issuable upon exercise of options
(12)	Includes 50,000 shares of common stock issuable upon exercise of options
(13)	Includes 250,000 shares of common stock issuable upon exercise of options
(14)
Shares are held indirectly through Phoenix Family Holdings, LLC. Mr. Carson is the President of Phoenix Family Holdings, LLC and has voting and dispositive power over the shares held by this entity. The address for Phoenix Family Holdings LLC is 3804 Elmwood Towne Way, Alexandria, VA 22303.

SELLING SHAREHOLDERS

The common stock being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders, upon conversion of the Notes and/or exercise of the Warrants.

We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the securities by the selling shareholders that were issued in the May 2020 private placement and the November 2020 private placement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of our common stock, the Notes and Warrants, as of November 14, 2021, assuming conversion of the Notes and/or exercise of Warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of the registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders, (ii) the maximum number of shares of common stock issuable upon conversion of the notes, determined as if the outstanding notes were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC and (iii) the maximum number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants or conversion of the notes. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Notes and Warrants, a selling shareholder may not exercise the notes and/or exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such conversion and/or exercise. The number of shares in the second column does not reflect this limitation.

The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

Shares of Common Stock Beneficially Owned after the Offering
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares Owned After the Offering	Percentage of Class
Mt. Whitney Securities, LLC (1)(2)	12,681,567	12,681,567	--	--
Arena Originating Co., LLC (1)(3)	1,437,878	1,437,878	--	--
Arena Special Opportunities Fund, LP (1)(4)	7,903,662	7,903,662	--	--
Arena Special Opportunities Partners I, LP (1)(5)	3,875,895	3,875,895	--	--
Arena Structured Private Investments LLC (1)(6)	16,458,472	16,458,472	--	--

* Less than 1%

(1)
Consists of shares of common stock, Notes and Warrants held by Arena Origination Co., LLC (“Originating Fund”), Arena Special Opportunities Fund, LP (“Opportunities Fund”), Arena Structured Private Investments LLC (“Investments Fund”) and Arena Special Opportunities Partners I, LP (“Partners Fund” and together with the Originating Fund, Opportunities Fund and Investments Fund, the “Arena Funds”), respectively. In addition, includes common stock, Notes and Warrants held by Mt. Whitney Securities LLC (“Managed Account,” and together with the Arena Funds, the “Arena Entities”). Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by the Arena Entities (the “Investment Advisor”). Westaim Origination Holdings, Inc is the managing member of, and may be deemed to beneficially own securities owned by, Originating Fund. Arena Special Opportunities Fund (Onshore) GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Opportunities Fund. Arena Special Opportunities Partners (Onshore) GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Partners Fund. The Managed Account is an account separately managed by the Investment Advisor. Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. By virtue of his position as the chief executive officer of the general partner of the holder and the Investment Manager, Daniel Zwirn may be deemed to beneficially own securities owned by this selling shareholder. Each of Mr. Zwirn, the Investment Advisor and the managing member share voting and disposal power over the shares held by the entity described above. Each of the persons set forth above other than applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(2)
Includes (a) 7,231,488 shares of common stock issuable upon conversion of the May 2020 Notes, (b) 4,579,943 shares of common stock issuable upon exercise of the Warrants.

(3)
Includes (a) 664,368 shares of common stock issuable upon conversion of the May 2020 Notes and (b) 420,766 shares of common stock issuable upon exercise of the Warrants.

(4)
Includes (a) 2,543,752 shares of common stock issuable upon conversion of the May 2020 Notes, (b) 1,611,043 shares of common stock issuable upon exercise of the Warrants.

(5)
Includes (a) 1,560,392 shares of common stock issuable upon conversion of the May 2020 Notes and (b) 988,248 shares of common stock issuable upon exercise of the Warrants.

(6)
Includes 15,555,556 shares of common stock issuable upon conversion of the November 2020 Notes.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at $2.75 per share until our shares are quoted on the OTCQX, OTCQB or listed on a national securities exchange, and thereafter, at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●
an exchange distribution in accordance with the rules of the applicable exchange;

●
privately negotiated transactions;

●
settlement of short sales;

●
in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●
a combination of any such methods of sale; or

●
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any Selling Stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

DESCRIPTION OF SECURITIES

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of the date of this prospectus, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,000,000 has been designated as Series A Preferred Stock and 2,305,105 shares have been designated as Series B Preferred Stock. As of November 14, 2021, there were 182,981,219 shares of our common stock and 2,395,105 shares of Series B Preferred Stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future.

Preferred Stock

Our Board is authorized, without action by the stockholders, to designate and issue up to 10.0 million shares of preferred stock in one or more series. Our Board can fix or alter the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting a class or series. The issuance of preferred stock could, under certain circumstances, result in one or more of the following adverse effects:

●
decreasing the market price of our common stock;

●
restricting dividends on our common stock;

●
diluting the voting power of our common stock;

●
impairing the liquidation rights of our common stock; or

●
delaying or preventing a change in control of us without further action by our stockholders.

Our Board will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

Series A Preferred Stock

Each share of the Series A Preferred Stock shall convert, on one occasion, at the sole option of the Holder into 12.5% of our fully-diluted shares of common stock on the date of conversion. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. The Series A Preferred Stock shall rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and all other shares of capital stock of the Company shall be junior in rank to all Series A Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. On October 28, 2021, all outstanding shares of Series A Preferred Stock were converted into an aggregate of 30,754,896 shares of common stock.

Series B Preferred Stock

Each share of the Series B Preferred Stock shall convert, at the sole option of the Holder, at any time or from time to time, into an aggregate of 2,395,105 shares of common stock. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Series B Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Holders shall be entitled to receive cumulative dividends at the rate per share of 4% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning on the first such date after the Original Issue Date and on each Conversion Date (with respect only to Preferred Stock being converted) in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. The Series B Preferred Stock shall rank senior with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company and all other shares of capital stock of the Company, except for the Series A Preferred Stock, shall be junior in rank to all Series B Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. At any time on or after the first anniversary of the Original Issue Date and until one hundred and eightieth (180th) day following the date on which all applicable holding periods or other similar restrictions on the transfer of the Preferred Stock by the Holders expire pursuant to Rule 144 under the Securities Act or any other applicable law or regulation, or the Holding Period Expiration Date, any Holder may elect to have all or any portion of such Holder’s shares of Preferred Stock redeemed by the Company, for an amount in cash equal to 100% of the Stated Value then outstanding, (b) accrued but unpaid dividends and (c) other amounts due in respect of the Series B Preferred, or the Redemption Amount. In addition, on the one hundred and eightieth (180th) day following the Holding Period Expiration Date (the “Mandatory Redemption Date”), the Company shall redeem all of the then outstanding shares of Series B Preferred for an amount in cash equal to the Redemption Amount.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

●
provide the board of directors with the ability to alter the bylaws without stockholder approval;
●
place limitations on the removal of directors; and
●
provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with its board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our common stock to decline.

Blank Check Preferred.

The Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 10,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the common stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws.

The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Interested Stockholder Transactions.

We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or the bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine (the “Delaware Forum Provision”). In addition, our bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision. The Delaware Forum Provision will not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We recognize that the Delaware Forum Provision in our bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the Delaware Forum Provision may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and employees even though an action, if successful, might benefit our stockholders.

Transfer Agent and Registrar

Our transfer agent and registrar for our capital stock is Manhattan Transfer Registrar Company, whose address is 38B Sheep Pasture Road, Port Jefferson, New York 11777.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, in which our company was or is to be a participant where the amount involved exceeds the lesser of $120,000 or one percent of the average of our company’s total assets at year-end and in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

As of December 31, 2019, the balance in related party payables amounted to $302,031. The Company had an oral agreement with the Company’s former CEO (Isaac H. Sutton), who provided management services through a private entity that he owns. On April 30, 2020 Isaac H. Sutton stepped down as CEO of the Company and is no longer a related party. The related party payable was converted to a convertible note payable in the amount of $300,000. The balance of that convertible note payable as of December 31, 2020 was $227,525.

During the year ended December 31, 2020, the Company's CEO Andrew Fox advanced $40,000 in cash to the Company. The balance in related party payable at December 31, 2020 was $40,000.

During the year ended December 31, 2019, the Company’s former CEO converted $100,000 of accrued management services into 375,000,000 shares of common stock.

In May and June 2020, the Company entered into a purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the KORR Notes are subordinated to the Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PDG Venture Group LLC.

Between May 8, 2020 and September 30, 2020, the Company entered into securities purchase agreements with other accredited investors (the “Subordinated Creditors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (collectively, the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of Common Stock (collectively, the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes and Subordinated Creditor Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the Subordinated Creditor Notes are subordinated to the Notes. On September 2, 2020, Andrew Fox, our CEO, purchased a Subordinated Creditor Note with an aggregate principal amount of $110,000 and a Subordinated Creditor Warrant to purchase 220,000 shares of common stock for an aggregate purchase price of $100,000.

On September 30, 2020, KORR Value LP, an entity controlled by Kenneth Orr advanced the Company $75,000. There is no advance due on this advance and it is payable on demand.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPERTS

The financial statements of Charge Enterprises, Inc. at December 31, 2019 and 2018, and for each of the two years in the period ending December 31, 2019, appearing in this prospectus have been audited by Accell Audit & Compliance, P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements for the period ending December 31, 2020, appearing in this prospectus have been audited by Seligson & Giannattasio LLP, an independent registered public accounting firm, as set forth in their report there on appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of PTGi International Carrier Services, Inc. at December 31, 2019 and 2018, and for each of the two years in the period ending December 31, 2019, appearing in this prospectus have been audited by Seligson & Giannattasio, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of GetCharged, Inc. at December 31, 2019 and 2018, and for each of the two years in the period ending December 31, 2019, appearing in this prospectus have been audited by K.K. Mehta CPA Associates, PLLC, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission's website at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

Upon completion of this offering, we will become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, will be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Securities and Exchange Commission. You will be able to inspect and copy such periodic reports, proxy statements and other information at the Securities and Exchange Commission's public reference room, and the website of the Securities and Exchange Commission referred to above.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Charge Enterprises Inc.

PTGi International Carrier Services Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Charge Enterprises, Inc.

Results of Review of Interim Financial Information

We have reviewed the consolidated balance sheets of Charge Enterprises, Inc. and subsidiary (the Company) as of September 30, 2021, and the related consolidated statements of operations, comprehensive income (loss), and stockholders equity and cash flows for the nine-months ended September 30, 2021 and 2020, and the related notes (collectively referred to as the interim consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the balance sheet of the Company at December 31, 2020, and the related statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the year the ended (not presented herein); and in our report dated July 13, 2021 (except for note 5 as to which the date is August 17, 2021), we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2020, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim consolidated financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

     \s\ Seligson & Giannattasio, LLP

Seligson & Giannattasio, LLP
White Plains, New York
November 18, 2021

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.)
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021 (Unaudited)	2020
ASSETS
Current assets:
Cash and cash equivalents	$ 9,425,732	$ 11,629,303
Accounts receivable, net	52,112,088	64,129,327
Inventory	156,641	-
Deposits and prepaids	625,818	370,081
Other current assets net	466,186	227,307
Investment in marketable securities	12,829,125	3,249,710
Investment in non-marketable securities	100,000	149,262
Accrued revenue	3,337,534	-
Total current assets	79,053,124	79,754,990

Property, plant and equipment, net	1,960,607	1,774,176
Capital lease asset	318,604	-
Right-of-use asset	550,098	-
Non-current assets	-	259,157
Goodwill	14,190,301	17,175,990
Deferred tax asset	6,344,895	443,006
Total assets	$ 102,417,629	$ 99,407,319

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 63,764,064	$ 69,914,181
Accrued liabilities	2,485,380	785,172
Deferred revenue	62,973	3,455,886
Convertible notes payable, net of discount	2,849,149	1,436,144
Convertible notes payable, related parties, net of discount	-	275,984
Line of credit	1,514,476	-
Related party payable	-	189,312
Derivative liabilities	-	749,600
Capital lease liability	246,808	-
Lease liability	154,639	-
Total current liabilities	71,077,489	76,806,279

Non-current liabilities:
Lease liability, non-current	379,552	-
Notes payable, net of discount	10,252,039	-
Convertible notes payable, net of discount	3,920,346	1,947,945
Total liabilities	85,629,426	78,754,224

Mezzanine Equity
Series B (See Note 15) Preferred Stock	6,850,000	-

Commitments and contingencies

Stockholder's Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
Series A: 1,000,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	1,000	1,000
Common stock, $0.001 par value; 6,800,000,000 shares authorized 152,226,323 and 140,018,383 issued and outstanding at September 30, 2021 and December 31, 2020	152,301	140,018
Common stock to be issued, 6,587,897 and 13,425,750 shares at September 30, 2021 and December 31, 2020	6,589	13,426
Treasury stock	(76)
Additional paid in capital	98,844,657	72,583,222
Accumulated other comprehensive income (loss)	(27,648)	60,375
Accumulated deficit	(89,038,620)	(52,144,946)
Total stockholders' equity	9,938,203	20,653,095
Total liabilities and stockholders' equity	$ 102,417,629	$ 99,407,319

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020

Revenues	$ 117,095,667	$ -	$ 357,708,784	$ -
Cost of Goods Sold	113,323,247	-	350,079,862	-
Gross Margin	3,772,420	-	7,628,922	-

Operating expenses
Stock based compensation	7,557,616	-	21,351,212	-
General and administrative	997,089	34,266	5,324,092	39,990
Salaries and related benefits	2,586,680	-	5,210,140	-
Professional fees	1,229,112	400,286	1,264,299	592,146
Depreciation expense	166,431	-	314,334	-
Total operating expenses	12,536,928	434,552	33,464,077	632,136

Net operating loss	(8,764,508)	(434,552)	(25,835,155)	(632,136)

Other income (expenses):
Loss on impairment	(18,119,592)	-	(18,119,592)	-
Net income from investments	(840,911)	-	3,420,417	-
Amortization of debt discount	(1,164,806)	(118,271)	(2,147,594)	(157,028)
Other income (expense), net	1,177,229	-	1,181,781	10,590
Interest expense	(480,990)	(73,836)	(934,225)	(118,831)
Foreign exchange adjustments	251,280	-	(261,432)	-
Amortization of debt discount, related party	-	(4,385)	(95,127)	(4,385)
Amortization of debt issue costs	-	(7,562)	(10,438)	(11,999)
Change in fair value of derivative liabilities	-	291	(400)	(537)
Interest expense, related party	-	(15,086)	-	(15,086)
Interest income	-	16,333	-	20,061
Loss on modification of debt	-	-	-	(98,825)
Total other expenses	(19,177,790)	(202,516)	(16,966,610)	(376,040)

Income tax benefit (expense)	2,712,708	-	5,908,091	-

Net income (loss)	$ (25,229,590)	$ (637,068)	$ (36,893,674)	$ (1,008,176)

Basic and diluted loss per share	$ (0.17)	$ (0.05)	$ (0.25)	$ (0.08)

Weighted average number of shares outstanding, basic and diluted	152,222,589	12,491,278	150,397,062	12,491,278

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
UNAUDITED

	Nine Months Ended September 30,
	2021	2020
Net loss	$ (36,893,674)	$ (1,008,176)
Other comprehensive income (loss)
Foreign currency translation adjustment	(88,023)	-
Unrealized loss on available-for-sale securities	-	-
Other comprehensive income (loss)	(88,023)	-
Comprehensive income (loss)	$ (36,981,697)	$ (1,008,176)

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMALLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL INC) AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Preferred Stock		Common Stock		Common Stock to be Issued		Treasury	Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Stock	Capital	Income	Deficit	Total

Balance, December 31, 2020	1,000,000	$ 1,000	140,018,383	$ 140,018	$ 13,425,750	13,426	-	$ 72,583,222	$ 60,375	(52,144,946)	$ 20,653,095

Shares of common stock from prior year issued	-	-	8,700,000	8,700	(8,700,000)	(8,700)	-	-	-	-	-

Common stock issued for services	-	-	66,092	66	-	-	-	167,282	-	-	167,348

Conversion of debt and accrued interest	-	-	644,499	644	3,478,795	3,479	-	1,006,527	-	-	1,010,650

Stock-based compensation expense	-	-	-	-	-		-	4,563,197	-	-	4,563,197

Net loss	-	-	-	-	-		-	-	(19,456)	(1,579,107)	(1,598,563)

Balance, March 31, 2021	1,000,000	1,000	149,428,974	149,428	8,204,545	8,205	-	78,320,228	40,919	(53,724,053)	24,795,727

Shares of common stock from prior period issued	-	-	2,783,089	2,783	(2,783,089)	(2,783)	-	-	-	-	-

Common stock issued for services	-	-	67,000	67	-	-	-	111,488	-	-	111,555

Stock-based compensation expense	-	-	-	-	-	-	-	9,230,399	-	-	9,230,399

Warrants issued in connection with debt	-	-	-	-	-	-	-	2,654,300	-	-	2,654,300

Derivative liability reclassed to equity	-	-	-	-	-	-	-	750,000	-	-	750,000

Net loss	-	-	-	-	-	-	-	-	(62,630)	(10,084,977)	(10,147,607)

Balance, June 30, 2021	1,000,000	$ 1,000	152,279,063	$ 152,278	5,421,456	5,422	-	$ 91,066,415	$ (21,711)	$ (63,809,030)	$ 27,394,374

Conversion of debt and accrued interest	-	-	-	-	1,166,441	1,167	-	290,443	-	-	291,610

Common stock issued for services	-	-	23,438	23	-	-	-	74,977	-	-	75,000

Stock-based compensation expense	-	-	-	-	-	-	-	7,764,023	-	-	7,764,023

Cancellation of stock options	-	-	-	-	-	-	-	(249,920)	-	-	(249,920)

Restricted stock units	-	-	-	-	-	-	-	43,514	-	-	43,514

Buyback of treasury stock	-	-	(76,178)	-	-	-	(76)	(144,795)	-	-	(144,871)

Net loss	-	-	-	-	-	-	-	-	(5,937)	(25,229,590)	(25,235,527)

Balance, September 30, 2021	1,000,000	$ 1,000	152,226,323	$ 152,301	6,587,897	6,589	(76)	$ 98,844,657	$ (27,648)	$ (89,038,620)	$ 9,938,203

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMALLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL INC) AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	Preferred Stock		Common Stock		Common Stock to be Issued		Additional Paid-In	Accumulated	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Other Comprehensive Income	Deficit	Total
Balance, January 1, 2020	2,618,251	$ 2,618	9,516,329	$ 9,516	3,224,949	3,225	$ 17,150,994	$ -	$ (17,502,305)	$ (335,952)

Shares of common stock from prior year issued	-	-	2,455,104	2,455	(2,455,104)	(2,455)	-	-	-	-

Sale of Series E Preferred Stock	125,000	125	-	-	-	-	12,375	-	-	12,500

Net loss	-	-	-	-	-	-	-	-	6,677	6,677

Balance, March 31, 2020	2,743,251	2,743	11,971,433	11,971	769,845	770	17,163,369	-	(17,495,628)	(316,775)

Series D Preferred stock issued in merger with Transworld Enterprises, Inc.	1,000,000	1,000	-	-	-	-	(1,794)	-	-	(794)

Series F Preferred stock issued in merger with Transworld Enterprises, Inc.	1,000,000	1,000	-	-	-	-	-	-	-	1,000

Series G Preferred stock issued in connection with Convertible Notes	8	-	-	-	-	-	143,339	-	-	143,339

Series B Preferred stock cancelled	(200,000)	(200)	-	-	-	-	200	-	-	-

Series C Preferred stock cancelled	(2,000,000)	(2,000)	-	-	-	-	2,000	-	-	-

Loss on modification of debt	-	-	-	-	-	-	98,825	-	-	98,825

Net loss	-	-	-	-	-	-	-	-	(377,785)	(377,785)

Balance, June 30, 2020	2,543,259	$ 2,543	11,971,433	$ 11,971	769,845	770	$ 17,405,939	$ -	$ (17,873,413)	$ (452,190)

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HODLINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (36,893,674)	$ (1,008,176)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	314,334	-
Stock-based compensation	21,351,212	-
Stock issued for services	353,903	-
Change in fair value of derivative liabilities	400	537
Amortization of debt discount	2,147,594	157,028
Amortization of debt discount, related party	95,127	4,385
Amortization of debt issue costs	10,438	11,999
Loss on foreign currency exchange	261,432	-
Loss on impairment	18,119,592
Loss on modification of debt	-	98,825
Net income from investments	(3,420,417)	-
Other income (expense), net	(1,268,155)	(10,590)
Income tax benefit (expense)	(5,908,091)
Changes in working capital requirements:
Accounts receivable	18,536,022	-
Accrued revenue	(1,717,395)	-
Inventory	14,144	-
Deposits, prepaids and other current assets	2,258,191	(143,875)
Other assets	117,476	-
Accounts payable	(11,205,660)	308,230
Accrued expenses	424,506	-
Accrued interest	-	75,397
Accrued interest, related party	-	1,946
Interest receivable	-	(20,061)
Other comprehensive income	(88,023)	-
Related party advances	-	(28,074)
Net cash used in operating activities	3,502,956	(552,429)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(1,410,866)	-
Disposal of fixed assets	837,120	-
Purchase of marketable securities	(62,031,435)	-
Sale of marketable securities	55,872,437	-
Purchase of non-marketable securities	(100,000)	-
Investment in ANS	(12,948,324)	-
Cash acquired in acquisition	(282,101)	-
Cash issuance for notes receivable	-	(735,000)
Net cash (used in) provided by investing activities	(20,063,169)	(735,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash receipts from issuance of notes payable	10,000,000	12,500
Cash receipts from issuance of convertible notes payable	5,000,000	3,195,000
Cash receipts from issuance of convertible notes payable, related party	-	495,000
Repayment of line of credit	(270,727)	-
Repayment on capital lease	54,907	-
Cash paid for contingent liability	(61,232)	-
Net cash provided by financing activities	14,722,948	3,702,500

Foreign currency adjustment	(366,306)	-

NET INCREASE IN CASH	(2,203,571)	2,415,071
CASH, BEGINNING OF PERIOD	11,629,303	31
CASH, END OF PERIOD	$ 9,425,732	$ 2,415,102

Supplemental disclosure of cash flow information
Cash paid for interest expense	$ 247,900	$ 49,183
Cash paid for income taxes	$ -	$ -

Non-cash operating and financing activities:
Goodwill acquired in a business combination through the issuance of stock	$ 13,418,172	$ 3,057,907
Issuance of Series B Preferred Stock for acquisition	$ 6,850,000	$ -
Debt discount associated with convertible notes	$ 4,296,911	$ 499,669
Series G Preferred Stock issued in connection with convertible notes financing	$ -	$ 143,339

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HOLDINGS, INC.
AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Charge Enterprises, Inc. (“Charge Enterprises” (or the "Company", formerly known as “Transworld Holdings, Inc.” “GoIP Global, Inc.”, “GoIP”) was incorporated on May 8, 2003 as E Education Network, Inc. (“EEN”) under the laws of the State of Nevada. On August 10, 2005, the Company’s name was changed to GoIP Global, Inc. On December 28, 2017, the Company was redomiciled in Colorado. On October 1, 2020, the Company was redomiciled to Delaware and the name was changed to TransWorld Holdings, Inc.

On April 30, 2020, the Company entered into a Share Exchange Agreement with TransWorld Enterprises Inc. (“TW”), a Delaware Corporation. As part of the exchange the Company has agreed to issue 1,000,000 share of Series D Preferred Stock and 1,000,000 shares of Series F Preferred Stock in exchange for all the equity interest of TW. TW, as a holding company, will focus on acquiring controlling interests in profitable basic businesses.  Initially, TW focused on acquiring transportation companies and simple manufacturing and or consumer products businesses.

On July 13, 2020, the Board of Directors of the Company approved, subject to shareholder approval, (i) a Plan of Conversion, pursuant to which the Company will convert from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware (the “Reincorporation”), and such approval includes the adoption of the Certificate of Incorporation (the “Delaware Certificate”) and the Bylaws (the “Delaware Bylaws”) for the Company under the laws of the State of Delaware, and a change in the name of the Company from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”, each to become effective concurrently with the effectiveness of the Reincorporation and (ii) a reverse stock split of outstanding common stock in a ratio of one-for-five hundred (1:500), provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share (the “Reverse Split”), to become effective immediately prior to the effectiveness of the Reincorporation. On August 7, 2020, shareholder approval for these actions was obtained. The Reincorporation was effective October 1, 2020 and the reverse split was effective on October 6, 2020. Share amounts are reflected given effect to the reverse stock split on a retroactive basis.

On January 26, 2021, following its acquisitions of PTGI and GetCharged, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

2.	Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements and related disclosures, presented in US dollars, have been prepared using the accrual basis of accounting in accordance with GAAP and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these financial statements have been included. The results and trends in these interim consolidated financial statements for the nine months ended September 30, 2021 and 2020 may not be representative of these for the full fiscal year or any future periods. These consolidated financial statements should be read in conjunction with the company’s latest annual financial statements. The year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

PTGI

PTGI operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. PTGI has both a customer and vendor relationship with most parties. PTGI sells the customer routing services through the PTGI supplier routes on incoming calls and then PTGI purchases routing services from other vendor’s supplier routes in order to complete the call. Revenue is earned based on the number of minutes during a call multiplied by the price per minute, and is recorded upon completion of a call. Incomplete calls are not revenues earned by PTGI and may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through PTGI’s billing software, such as minutes and market rates. PTGI evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether the PTGI acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). PTGI has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned as PTGI may accept or reject calls, determines the routing decision and routing vendor and has the risk of financial loss on revenues from customers and amounts owed to the vendors. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of PTGI’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

Nextridge

Revenue from Contracts with Customers

Due to the nature of the Company’s performance obligations, the estimation of total revenue and cost at completion is complex, subject to many variables and requires significant judgment. Management must make assumptions and estimates regarding labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, the performance of subcontracts, and the availability and timing of funding from the customer, among other variables. As a significant change in one or more of these estimates could affect the profitability of contracts, the Company reviews and updates contract-related estimates regularly through a review process in which management reviews the progress and execution of performance obligations and the estimated cost at completion. As part of this process, management reviews information including, but not limited to, any outstanding key contract matter, progress towards completion and the related program schedule and the related changes in estimates of revenues and costs. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance is recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the Company recognizes a provision for the entire loss in the period it is identified.

Variable consideration

The nature of the Company’s contracts gives rise to several types of variable consideration, including claims and unpriced change orders. The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

The following table represents the Company’s assets and liabilities by level measured at fair value on a recurring basis at September 30, 2021 and December 31, 2020.

	September 30, 2021			December 31, 2020
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3

Assets
Marketable securities	$ 12,829,125	—	—	$ 3,249,710	—	—

Liabilities
Derivative liabilities	—	—	—	—	—	—

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging” ("ASC 815"). The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company has embedded features that are classified as derivative liabilities. As of September 30, 2021 and December 31, 2020, the Company had $0 and $749,600 in derivative liabilities, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock Based Compensation

The Company records stock-based compensation in accordance with the provisions of ASC Topic 718, “Accounting for Stock Compensation,” (“ASC 718”) which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. During the nine months ended September 30, 2021, the Company recorded $21,351,212 in stock-based compensation expense.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt. As of September 30, 2021 and December 31, 2020, the Company had outstanding convertible notes resulting in a beneficial conversion feature in the amount of $3,373,874.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. Advertising, marketing and public relations expense totaled $706,544 and $0 for the nine months ended September 30, 2021 and 2020, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

Inventory

Inventory consists of materials and supplies on hand that have not been charged to and utilized on specific contracts. The inventory is stated at average cost.

Segments

The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has three consolidated operating segments. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases ("ASC 842"), which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019, at which time there were no affected leases. The Company acquired leases as part of the acquisitionof Nextridge, Inc (“Nextridge”), a New York corporation, and its wholly owned subsidiary, ANS Advanced Network Services LLC (“ANS”), a New York limited liability company.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning July 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity ("AUS 2020-06"). ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

Reclassification

Certain amounts included in prior year financial statements have been reclassified to conform to the current year presentation.

3.	Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. At September 30, 2021 and December 31, 2020, the Company had $7,728,827 and $9,715,716 in excess of FDIC insurance, respectively.

4.	Fixed assets

Fixed assets consisted of the following at September 30, 2021 and December 31, 2020:

	September 30,	December 31,
	2021	2020

Equipment	$ 5,576,228	$ 3,620,422
Computer hardware	403,922	125,825
Computer software	27,751	27,750
Furniture and fixtures	90,690	824
Vehicles	2,429,466	-
Leasehold improvements	5,560	-
	8,533,617	3,774,821
Less: Accumulated depreciation	(6,573,010)	(2,000,645)
Fixed assets – net	$ 1,960,607	$ 1,774,176

Depreciation expense was $ 314,334 and $0 for the nine months ended September 30, 2021 and 2020, respectively. In connection with the acquisition of Nextridge on May 22, 2021, the Company acquired $4,984,976 in fixed assets at historical costs and $4,304,857 in accumulated depreciation.

5.	Marketable securities and other investments

Our marketable securities are stated at fair value in accordance with ASC Topic 321 “Investments- Equity Securities”.  Any changes in the fair value of the Company’s marketable securities are included in net income under the caption of net income from investments. The market value of the securities is determined using prices as reflected on an established market. Realized and unrealized gains and losses are determined on an average cost basis. The marketable securities are investments predominately in shares of large publicly traded securities which are being invested until such time the funds are needed for operations.

The value of these marketable securities at September 30, 2021 is as follows:

	Brokerage Account	Other Securities
Cost	$ 13,802,482	$ 120,800
Gross unrealized gain	-	-
Gross unrealized loss	(1,035,907)	(58,250)
Fair value	$ 12,766,575	$ 62,550

The above marketable securities are reflected as level 1 assets as the securities prices are quotes in an established market. The Company has reflected $1,094,157 in unrealized gains and losses and $4,514,574 in realized gains and losses and has reported these securities as net income from investments on the statement of operations during the nine months ended September 30, 2021. There were no realized or unrealized gains on marketable securities in the nine months ended September 30, 2020.

In April 2020, the Company acquired 267 ordinary shares of a Company located in the United Kingdom for $100,000. In December 2020, the Company acquired 2,952 Class C shares of a battery technology company in exchange for $149,262, which was subsequently disposed of in July 2021 at no gain or loss. The shares in both companies are nonmarketable securities, which does not have a readily determinable value. The Company has elected under ASU 2016-01 to reflect its fair value at cost less impairment, if any, plus or minus any changes resulting from observable price changes in orderly transactions for the identical or similar investments. There were no observable transactions in similar shares of these companies between the acquisition date and September 30, 2021.

6.	Business acquisitions

TransWorld Enterprises, Inc.

Effective April 30, 2020, the Company entered into an agreement to acquire 100% of the outstanding equity interests of TransWorld, pursuant to that certain Share Exchange Agreement (referred to as the “Exchange Agreement”), by and among the Company, TransWorld and the shareholders of TransWorld. The transactions contemplated by the Exchange Agreement closed on May 8, 2020. In accordance with the Exchange Agreement, the Company acquired all of the outstanding shares of TransWorld in exchange for 1,000,000 shares of each of the Company’s series D and series F preferred stock. The series D preferred stock is convertible into 12.5% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and votes on an as converted basis. The series F preferred stock is convertible into 12.5% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as converted basis.

TransWorld did not meet the definition of a business under ASC 805, Business Combinations. As such the transaction was treated as an asset purchase. According to this guidance, if the consideration given is not in the form of cash, measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. In this case, TransWorld did not have any assets. As such the value of the consideration was valued at $3,057,907, which was the value of the Series D and Series F Preferred stock. The entire value was recorded as goodwill. As of December 31, 2020, we determined that the full amount of goodwill related to this transaction needed to be impaired. As such we recorded a loss on impairment of goodwill in the amount of $3,057,907.

Romolos Corp.

On August 10, 2020, the Company entered into an Asset Purchase Agreement with Romolos Corp. The agreement provided for the purchase of the rights and assets related to the operation of a FedEx Route for a purchase price of $900,000. The route is currently serving no less than an average of 3,000 weekly stops based upon annual 2020 deliveries made to date. The purchase will be all cash. The acquisition is subject to approval by FedEx, an overlap of an additional acquisition, which is expected to sign in the near term, and customary due diligence. During the year ended December 31, 2020, the Company paid a $90,000 deposit towards the purchase. As of December 31, 2020, the acquisition did not close by the date set forth in the agreement and the Company decided to no longer pursue this transaction.

APS Transportation Inc.

On August 27, 2020, the Company entered into an Asset Purchase Agreement with APS Transportation, Inc. The agreement provides for the purchase of the rights and assets related to the operation of a FedEx Route for a purchase price of $525,000. The route is currently serving no less than an average of 3,000 weekly stops based upon annual 2020 deliveries made to date. The purchase will be all cash. The acquisition is subject to approval by FedEx, an overlap of an additional acquisition, which is expected to sign in the near term, and customary due diligence. During the years ended December 31, 2020, the Company paid a $52,500 deposit towards the purchase. As of December 31, 2020, the acquisition did not close by the date set forth in the agreement and the Company decided to no longer pursue this transaction.

Of the $142,500 in route deposits, the Company received $132,500 back. During the nine months ended September 30, 2021, the Company wrote off the remaining $10,000 as it does not expect to collect it.

GetCharged, Inc.

On August 27, 2020, the Company entered into a stock purchase agreement with GetCharged, Inc. (“GetCharged”). In connection with the agreement, the Company will purchase the outstanding shares of GetCharged in exchange for $17,500,000 to be paid in the Company’s common stock. The Closing on the acquisition occurred on October 12, 2020 with the Company issuing 60,000,000 shares of common stock valued at $28,200,000, or $0.47 per share. In connection with the closing, the Company owed a success fee of 3%, or $525,000, to KORR Value LP, an entity controlled by Kenneth Orr. As of December 31, 2020, the success fee has been paid in full.

Consideration
60,000,000 shares of common stock, valued at $0.47 per share, issued to the sellers	$ 28,200,000
Total consideration	$ 28,200,000

Fair values of identifiable net assets and liabilities:
Assets
Cash	$ 92,035
Equipment	1,145,854
Deposit	250
Total assets	1,238,139
Liabilities:
Notes payable	365,000
Total fair value of identifiable net assets and liabilities	$ 873,139

Initial goodwill (consideration given minus fair value of identifiable net assets and liabilities)	$ 27,326,861

The initial goodwill calculated was $27,326,861. Since the consideration given was $10,700,000 in excess of the consideration promised by the agreement, the Company recorded a loss on goodwill impairment in the amount of $10,700,000 in the fourth quarter of 2020. Based on changes in management’s focus of this business, we determined a triggering event occurred and we performed an impairment analysis. During the period ended September 30, 2021, we recorded an impairment for the remaining balance of $16,626,862. In addition, certain fixed assets totaling $1,492,730 of the Get Charged business were also written off, some of which were acquired in the acquisition.

PTGI International Carrier Services, Inc.

On October 2, 2020, the Company entered into a stock purchase agreement with the shareholders of PTGI International Carrier Services Inc. (“PTGI”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of PTGI in consideration for $892,000 (the “PTGI Acquisition”). The closing of the PTGI Acquisition occurred on October 31, 2020. In connection with the closing, the Company owed a success fee of $505,000, to KORR Value LP. As of December 31, 2020, the success fee has been paid in full.

Consideration
Cash	$ 892,000
Total consideration	$ 892,000

Fair values of identifiable net assets and liabilities:
Assets
Cash	$ 13,097,577
Accounts receivable	38,801,052
Prepaids	202,854
Other current assets	376,606
Fixed assets	508,371
Other assets	12,907,636
Total assets	65,894,096

Liabilities:
Accounts payable	51,521,208
Accrued liabilities	1,108,397
Other liabilities	12,921,620
Total liabilities	65,551,225

Total fair value of identifiable net assets and liabilities	$ 342,871

Goodwill (consideration given minus fair value of identifiable net assets and liabilities)	$ 549,129

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The acquisition resulted in $549,129 in goodwill which is recorded on the reporting unit’s books.

Nextridge

Our wholly-owned subsidiary, Charge Infrastructure, Inc., entered into a securities purchase agreement, dated May 7, 2021, with the shareholders of Nextridge pursuant to which we agreed to purchase all the issued and outstanding shares of Nextridge for an aggregate purchase price of $19,798,324 (the “Nextridge Acquisition”). $6,850,000.00 of the aggregate purchase price payable to the shareholders of Nextridge will be payable through the issuance of 2,395,105 shares of our Series B preferred stock (the “Series B Preferred”). The acquisition closed on May 21, 2021. Nextridge operates its business through its wholly owned subsidiary, ANS.

Consideration
Cash	$ 12,948,324
Series B Preferred Stock (2,395,105 Shares)	6,850,000
Total consideration	$ 19,798,324

Fair values of identifiable net assets and liabilities:
Assets
Cash	$ 458
Accounts receivable	6,491,734
Inventory	170,785
Deposits & Prepaids	512,285
Other current assets	2,288,715
Accrued revenue	1,620,139
Capital lease	229,253
Operating lease	603,284
Fixed assets	680,119
Total assets	12,596,772

Liabilities:
Accounts payable	2,638,234
Accrued liabilities	1,013,906
Capital lease liability	175,993
Operating lease liability	603,284
Line of credit	1,785,203
Total liabilities	6,216,620

Total fair value of identifiable net assets and liabilities	$ 6,380,152

Goodwill (consideration given minus fair value of identifiable net assets and liabilities)	$ 13,418,172

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The acquisition resulted in $13,418,172 in goodwill which is recorded on the reporting unit’s books.

7.	Related party payables

As of December 31, 2019, the balance in related party payables amounted to $302,031. The Company had an oral agreement with the Company’s former CEO (Isaac H. Sutton), who provided management services through a private entity that he owns. On April 30, 2020 Isaac H. Sutton stepped down as CEO of the Company and is no longer a related party. The related party payable was converted to a convertible note payable in the amount of $300,000. On March 25, 2021, the holder converted $149,000 in principal and $12,125 in accrued interest. The balance of that convertible note payable as of September 30, 2021 was $66,400. See Note 8.

During the year ended December 31, 2020, the Company’s CEO Andrew Fox advanced cash and paid bills on behalf of the Company, through its subsidiary, Get Charged, Inc. During the year ended December 31, 2020, $40,000 was advanced in cash and bills in the amount of $149,312 were paid on the Company’s behalf. The balance in related party payable at September 30, 2021 and December 31, 2020 was $0 and $189,312, respectively.

8.	Convertible notes payable

The carrying value of convertible notes payable, net of discount, as of September 30, 2021 and December 31, 2020 was $6,769,495 and $3,384,089, respectively, as summarized below:

	September 30,	December 31,
Convertible Notes Payable	2021	2020
Convertible notes payable issued May 8, 2020 (8% interest)	$ 3,000,000	$ 3,000,000
Convertible notes payable issued April 30, 2020 (8% interest)	-	227,525
Convertible notes payable issued August 25, 2020 (8% interest)	-	386,667
Convertible notes payable issued August 27, 2020 (8% interest)	-	288,889
Convertible notes payable issued September 14, 2020 (8% interest)	-	49,777
Convertible notes payable issued November 30, 2020 (8% interest)	3,888,889	3,888,889
Convertible notes payable issued May 19, 2021 (8% interest)	5,610,000	-
Convertible notes payable issued April 30, 2021 (8% interest)	66,400	-
Total face value	12,565,289	7,841,747
Less: unamortized discount and debt issue costs	(5,795,794)	(4,457,658)
Carrying value	$ 6,769,495	$ 3,384,089

May 2020 Financing $3,000,000 Face Value

On May 8, 2020, the Company entered into a securities purchase agreement with certain institutional investors (collectively, the “May 2020 Investors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $3 million for an aggregate purchase price of $2.7 million (collectively, the “Notes”). In connection with the issuance of the Notes, the Company issued to the May 2020 Investors warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”). The Notes as amended mature on May 8, 2022, unless earlier converted. The Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on December 31, 2020. The May 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%) and subject to a decrease in the conversion price to the greater of (i) $0.01 or (ii) 75% of the average VWAP of the Common Stock for the immediately preceding five (5) Trading Days on the date of conversion. The conversion price is also subject to adjustment due to certain events, including stock dividends, and stock splits. The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

Each Warrant is exercisable for a period of two years from the date of issuance at an initial exercise price of $0.50 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the exercise price then in effect. The May 2020 Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the May 2020 Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The Series G Preferred Stock have no voting rights and shall convert into 7.5% of our issued and outstanding shares of common stock upon consummation of a reverse stock split of our Common Stock.

The Notes rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

A Registration Rights Agreement was executed in connection with the issuance of the Notes, the Warrants and the Preferred Stock. If we fail to have it declared effective by the SEC within 150 days following the date of the financing, or if the Company fails to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the May 2020 Investors liquidated damages equal to then, in addition to any other rights the May 2020 Investors may under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the May 2020 Investors an amount in cash equal to their pro rata portion of $50,000, provided such amount shall increase by $25,000 on every thirty (30) day anniversary, until such events are satisfied.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815, which generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative feature was a true up provision. The true up provision bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation.

We did analyze the detachable warrants under ASC 480, Distinguishing Liabilities from Equity ("ASC 480") and ASC 815. The warrants did not fall under the guidance of ASC 480. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

April 30, 2020 Sutton Global Note $227,525 Face Value

On April 30, 2020, the former CEO converted his payable into a convertible note with a face value of $300,000. The note has a coupon rate of 6% and a maturity date of December 31, 2021. The note is convertible at a rate of $.0005 per share. Since the note added a conversion option, it resulted in a debt modification requiring the Company to record a loss on modification of debt in the amount of $98,825. The Company recorded interest expense related to this note in the amount of $4,751 for the years ended December 31, 2020. On March 25, 2021, Sutton Global Associates converted $149,000 in principal and $12,125 in accrued interest into 644,499 shares of the company common stock.

Notes issued between August 25, 2020 and September 14, 2020 Aggregate $725,333 Face Value

Between August 25, 2020 and September 14, 2020, the Company issued convertible notes in an aggregate principal amount of $436,444 for an aggregate purchase price of $395,000. In connection with the issuance of the Notes, the Company issued warrants to purchase an aggregate of 872,887 shares of Common Stock. The notes have a coupon rate of 8% and a maturity date of one year.

On August 27, 2020, a related party reassigned $288,889 in principal to an unrelated party. On March 24, 2021, this party converted $288,889 in principal and $13,297 in accrued interest into 1,208,743 shares of common stock.

On March 9, 2021, a party converted $166,668 in principal and $7,106 in accrued interest into 695,706 shares of common stock.

On August 24, 2021, two parties converted $220,000 in principal and $17,796 in accrued interest into 951,182 shares of common stock.

On September 14, 2021, two parties converted $49,777 in principal and $4,037 in accrued interest into 215,258 shares of common stock.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

November 2020 Financing $3,888,889 Face Value

On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”). In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock. The November 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at a conversion price of $0.25 per share.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815, which generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

May 2021 Financing $5,610,000 Face Value

On May 19, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2021 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $5.61 million for an aggregate purchase price of $5 million. In connection with the issuance of the May 2021 Notes, we issued to the May 2021 Investors warrants to acquire 1,870,000 shares of common stock. The May 2021 Notes are convertible at any time, at the holder’s option, into shares of our common stock at a conversion price of $3.00 per share.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815, which generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

Based on the above, the Company allocated the face value as follows:

	May 8, 2020 Notes	Sutton Global	August 25, 2020 - September 14, 2020 Notes	November 2020 Financing	May 2021 Financing	Total
Original issue discount	$ 300,000	$ -	$ 41,444	$ 388,889	$ 610,000	$ 1,340,333
Beneficial conversion feature	-	-	87,289	3,286,585	-	3,373,874
Series G convertible preferred stock	2,361,099	-	-	-	-	2,361,099
Warrants (Equity)	120,017	-	238	-	2,654,302	2,774,557
Common stock	-	-	-	213,415	-	213,415
Day one derivative expense	(529,537)	-	-	-	-	(529,537)
Derivative liability	748,421	-	-	-	-	748,421
Convertible promissory note, carrying value	-	300,000	307,473	-	2,345,698	2,953,171
Face value	$ 3,000,000	$ 300,000	$ 436,444	$ 3,888,889	$ 5,610,000	$ 13,235,333

For the May 8, 2020 notes, the value assigned to the Series G convertible preferred stock and warrants were based on their relative fair values.

Amortization of debt discount and accrued interest

For the nine months ended September 30, 2021, the Company recorded $1,895,555 in amortization of debt discount. The amount of unamortized discount as of September 30, 2021 was $5,795,793. Through September 30, 2021, the Company recorded $231,627 in accrued interest related to the notes, which is included within accrued liabilities on the consolidated balance sheet. In connection with the financing, the Company paid $30,000 in debt issue costs. These costs were recorded as a contra-liability and have been fully amortized over the life of the loan.

9.	Convertible notes payable, related parties

The carrying value of convertible notes payable related party, net of discount, as of September 30, 2021 and December 31, 2020 was $0 and $275,984 as summarized below:

	September 30,	December 31,
Convertible Notes Payable, Related Parties	2021	2020
Convertible notes payable issued May 8, 2020 (8% interest)	$ -	$ 261,111
Convertible notes payable issued September 2, 2020 (8% interest)	-	110,000
Total face value	-	371,111
Less: unamortized discount and debt issue costs	-	(95,127)
Carrying value	$ -	$ 275,984

KORR Value Financing

In May and June 2020, the Company entered into a securities purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $495,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, the Company issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the Selling Shareholders except that the KORR Notes are subordinated to the Notes. On August 27, 2020, notes totaling $288,889 were assigned to an unrelated party (Note 8).

9 Madison Inc. Financing

On September 2, 2020, the Company entered into a securities purchase agreement with 9 Madison, Inc., an entity controlled by Andrew Fox, the Company’s CEO, pursuant to which the Company issued a convertible note in the amount of $110,000 for an aggregate purchase price of $100,000. The notes are convertible at the holders option at a conversion price of $0.25 per share. In connection with the issuance of the Notes, the Company issued to 9 Madison warrants to purchase an aggregate of 440,000 shares of Common Stock

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815, which generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

Based on the previous conclusions, the Company allocated the face value as follows:

	KORR Value Notes	9 Madison Inc. Notes	Total
Original issue discount	$ 55,000	$ 10,000	$ 65,000
Beneficial conversion feature		66,000	66,000
Warrants (Equity)	96,879	61	96,940
Convertible promissory note, carrying value	398,121	33,939	432,060
Face value	$ 550,000	$ 110,000	$ 660,000

On August 27, 2020, the Company repaid $13,183 in interest to KORR Value.

For the nine months ended September 30, 2021, the Company recorded $95,127 in amortization of debt discount.

On March 15, 2021, KORR Value converted $261,111 in principal and $17,798 in accrued interest into 1,115,638 shares of common stock.

On March 15, 2021, 9 Madison converted $110,000 in principal and $4,677 in accrued interest into 458,709 shares of common stock.

10.	Line of credit

Nextridge has a revolving $5,000,000 line of credit available with a bank, collateralized by all the assets of Nextridge. Interest is payable monthly at the Wall Street Journal prime rate (3.25% at September 30, 2020). As of September 30, 2021, the Company had an outstanding balance of $1,514,476, on this line of credit.

11.	Notes payable

On May 19, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2021 Investors”) pursuant to which it issued a note payable in an aggregate principal amount of $11,032,609 million for an aggregate purchase price of $10 million. The notes have a coupon of 8% and an 18-month term. For the nine months ended September 30, 2021, the Company recorded $252,039 in amortization of debt discount. The amount of unamortized discount as of September 30, 2021 was $780,570. Through September 30, 2021, the Company recorded $19,430 in accrued interest related to the notes, which is included within accrued liabilities on the consolidated balance sheet.

12.	Derivative liabilities

The May 2020 notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the true up provision, which provides that in the event that the proceeds received by the Holder from the sale of all the Conversion Shares and up to 50% of the Commitment Shares (“Hurdle Shares”) does not equal at least $750,000 (the “Hurdle Return”) on June 1, 2021 (the “True-Up Payment Date”), the Company must pay the Holders their pro rata portion of an amount in cash (the “True-Up Payment”) equal to the Hurdle Return less the proceeds previously realized by the Holder from the sale of the Hurdle Shares, net of brokerage commissions and any other fees incurred by Holder in connection with the sale of any Hurdle Shares (“Net Proceeds”).

Since the true-up provision expired on June 1, 2021, there is no derivative liability as of September 30, 2021. The derivative liability was marked up to $750,000 as June 1, 2021 and reclassified to additional paid-in capital.

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the three and nine months ended September 30, 2021:

	Three Months Ended	Nine Months Ended
The financings giving rise to derivative financial instruments and the gain (loss) effects:	September 30, 2021	September 30, 2021
Change in fair value of derivative liabilities	$ -	$ (400)
Day-one derivative expense	-	-
Total	$ -	$ (400)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected a present value technique to fair value the true up provision. The maximum amount of cash the Company would have to deliver is $750,000, which is equal to the hurdle return. A present value is applied to the hurdle return to come up with the derivative liability each period.

Significant inputs to the present value technique are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	September 30, 2021	December 31, 2020
Future value (hurdle return)	NA	$ 750,000
Number of Periods (remaining days to June 1, 2021 true-up date)	NA	152 days
Interest rate (discount rate)*	NA	0.13%

The discount rate is a level 3 input.

The following table reflects the issuances of compound embedded derivatives and detachable warrants and changes in fair value inputs and assumptions related to the embedded derivatives during the periods ended September 30, 2021 and December 31, 2020.

	September 30, 2021	December 31, 2020
Balances at beginning of period	$ 749,600	$ -
Issuances:
Embedded derivatives	-	748,421
Changes in fair value inputs and assumptions reflected in income	400	1,179
Reclass to additional paid-in capital	(750,000)

Balances at end of period	$-	$ 749,600

13.	Operating lease liability and right-of-use asset

In connection with the May 7, 2021 acquisition with Nextridge, the Company acquired three facilities leases. The leases are as follows:

Name	Location	Lease end date
Albany	12 Elmwood Road, Albany, New York 12204-3025	May 21, 2026
Columbus	7099 Huntley Road Unit 103, Columbus, Ohio 43215	April 30, 2022
Philadelphia	2100 Byberry Road, Philadelphia, PA 19116	April 30, 2022

Right-of-use asset is summarized below:

	September 30, 2021
	Albany	Columbus	Philadelphia	Total
Office lease	$ 524,318	55,797	23,169	603,284
Less: accumulated amortization	(32,581)	(11,862)	(8,744)	(53,187)
Right-of-use asset, net	$ 491,737	43,935	14,425	550,097

Operating lease liability is summarized below:

	September 30, 2021
	Albany	Columbus	Philadelphia	Total
Office lease	$ 485,637	34,308	14,246	534,191
Less: current portion	(106,085)	(34,308)	(14,246)	(154,639)
Long term portion	$ 379,552	-	-	379,552

Maturity of the lease liability is as follows:

	September 30, 2021
	Albany	Columbus	Philadelphia	Total
Fiscal year ending December 31, 2021	$ 26,600	$ 14,777	$ 6,136	$ 47,513
Fiscal year ending December 31, 2022	105,816	19,531	8,110	133,457
Fiscal year ending December 31, 2023	104,747	-	-	104,747
Fiscal year ending December 31, 2024	103,688	-	-	103,688
Fiscal year ending December 31, 2025	102,640	-	-	102,640
Fiscal year ending December 31, 2026	42,146	-	-	42,146
Lease liability	$ 485,637	$ 34,308	$ 14,246	$ 534,191

14.	Reportable segments

The Company currently has one primary reportable geographic segment - United States. The Company has three reportable operating segments – Telecommunications, Infrastructure, and Investments. We also have included a Non-operating Corporate segment. All inter-segment revenues are eliminated.

Summary information with respect to the Company’s operating segments is as follows:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Revenue
Telecommunications	$ 344,194,552	$ -	$ 107,206,230	$ -
Infrastructure	13,514,232	-	9,889,437	-
Investments	-	-		-
Total revenue	$ 357,708,784	$ -	$ 117,095,667	$ 0

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Income (loss) from operations
Telecommunications	$ 1,317,421	$ -	$ 40,856	$ -
Infrastructure	100,656	-	840,623	-
Investments	-	-		-
Non-operating corporate	(27,253,232	(632,136)	(9,645,987)	(434,552)
Total loss from operations	$ (25,835,155)	$ (632,136)	$ (8,764,508)	$ (434,552)

A reconciliation of the Company's consolidated segment operating income to consolidated earnings before income taxes is as follows:

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Loss from operations	$ (25,835,155)	(632,136)	(8,764,508)	(434,552)
Loss on impairment	(18,119,592)	-	(18,119,592)	-
Net income from investments	3,420,417	-	(840,911)	-
Amortization of debt discount	(2,147,594)	(157,028)	(1,164,806)	(118,271)
Other income (expense), net	1,181,781	10,590	1,177,229	-
Interest expense	(934,225)	(118,831)	(480,990)	(73,836)
Foreign exchange adjustments	(261,432)	-	251,280	-
Amortization of debt discount, related party	(95,127)	(4,385)	-	(4,385)
Amortization of debt issue costs	(10,438)	(11,999)	-	(7,562)
Change in fair value of derivative liabilities	(400)	(537)	-	291
Interest expense, related party	-	(15,086)	-	(15,086)
Interest income	-	20,061	-	16,333
Loss on modification of debt	-	(98,825)		-
Loss from operations before income taxes	(42,801,765)	(1,008,176)	(27,942,298)	(637,068)
Income tax (expense) benefit	5,908,091	-	2,712,708	-
Net income (loss)	$ (36,893,674)	(1,008,176)	(25,229,590)	(637,068)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2021	2020	2021	2020
Depreciation and Amortization
Telecommunications	$ 148,643	$ -	$ 49,048	$ -
Infrastructure	165,691	-	117,383	-
Investments	-	-	-	-
Total	$ 314,334	$ -	$ 166,431	$ -

	Nine Months Ended September 30,
	2021	2020
Capital Expenditures
Telecommunications	$ -	$ -
Infrastructure	1,410,866	-
Investments	-	-
Total	$	$ -

	September 30,	December 31,
	2021	2020
Investments
Telecommunications	$ -	$ -
Infrastructure	-	149,262
Investments	12,929,125	3,249,710
Total	$ 12,929,125	$ 3,398,972

	September 30,	December 31,
	2021	2020
Total Assets
Telecommunications	$ 66,790,413	$ 78,851,623
Infrastructure	25,063,757	21,390,426
Investments	12,789,158	3,249,710
Non-operating Corporate	46,664,631	35,872,090
Eliminations	(48,890,330)	(39,956,530)
Total	$ 102,417,629	$ 99,407,319

15.	Equity

Preferred Stock

The Company has 10,000,000 Shares of Preferred Stock authorized with a par value of $.001. The Company has allocated 1,000,000 Shares for Series A Preferred, 1,000,000 Shares for Series B Preferred, 5,000,000 Shares for Series C Preferred, 1,000,000 for Series D Preferred, 1,000,000 for Series E Preferred, 1,000,000 for Series F Preferred and 7.5 for Series G Preferred.

Series A —The Series A Preferred has the following designations:
●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
1 Preferred share is convertible to 100 common shares.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to elect the majority of the members of the Board of Directors.

On December 7, 2020, 1,000,000 shares of Series F Preferred stock were converted into 1,000,000 shares of Series A Preferred Stock. As of September 30, 2021 and December 31, 2020, there is 1,000,000 shares of Series A Preferred Stock outstanding.

Series B —As of September 30, 2021 there were 2,395,105 shares issued and outstanding. The Series B Preferred had the following designations:
●
Convertible at option of holder.
●
The holders are entitled to receive cumulative dividends at 4% per annum, payable quarterly on January 1, April 1, July 1 and October 1.
●
1 preferred share is convertible to 1 common share.
●
The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.
●
Voting: The Series B holders are entitled to vote together with the common holders as a single class.
●
Mandatorily redeemable 180 days following the mandatory redemption date.

On May 21, 2021, the Company issued 2,395,105 as part of the acquisition of Nextridge.

The following preferred share issuances related to designation and share issuances prior to the reorganization in October 2020 from a Nevada corporation to a Delaware corporation.

Series B —As of December 31, 2020 there were 0 shares issued and outstanding. The Series B Preferred had the following designations under the Delaware entity:
●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
100,000 preferred shares are convertible to 9.9% common shares.
●
The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.
●
Voting: The Series B holders are entitled to vote together with the common holders as a single class.

In 2017, 200,000 shares of Series B Preferred Stock were issued to the Company’s CEO in exchange for a conversion of $200,000 of related party advances. On May 8, 2020, the 200,000 shares were cancelled.

Series C — As of September 30, 2021 and December 31, 2020 there were 0 shares issued and outstanding. The Series C Preferred has the following designations:
●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
1 Preferred share is convertible to 10 common shares.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to vote 1 Preferred Shares for 5,000 votes.

On May 8, 2020, the 2,000,000 shares were cancelled.

Series D — As of September 30, 2021 and December 31, 2020 there were 0 shares issued and outstanding. The Series D Preferred has the following designations:
●
Convertible into common upon the Company completing a 500 to 1 reverse stock split upon which the amount converted will equal 80% of the issued and outstanding common per the reverse split.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to vote and shall in aggregate represent 80% of the votes.

On May 8, 2020, in connection with the Share Exchange (See Note 7), the Company issued 1,000,000 shares of Series D Preferred Stock. On December 7, 2020, the 1,000,000 shares of Series D Preferred Stock were converted into 63,711,968 shares of common stock.

Series E — As of September 30, 2021 and December 31, 2020 there were 0 shares issued and outstanding. On January 15, 2020, the Company sold 125,000 shares of Series E Preferred for $12,500. On December 31, 2019, the holder of the Series of Preferred converted $38,100 face value plus $3,725 in accrued interest into 418,251 shares of Series E preferred stock. The Series E Preferred has the following designations:
●
Convertible at option of holder any time after March 30, 2020; 1 preferred share is convertible into 1,000 common shares
●
Automatically convertible into common upon the Company completing a 500 to 1 reverse stock split.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall not be entitled to vote.

On December 7, 2020, the 543,251 shares of Series E Preferred Stock were converted into 1,086,502 shares of common stock.

Series F — As of September 30, 2021 and December 31, 2020 there were 0 shares issued and outstanding. On May 8, 2020, in connection with the Share Exchange (See Note 7), the Company issued 1,000,000 shares of Series F Preferred Stock.
The Series F Preferred has the following designations:
●
Convertible into 80% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and votes on an as converted basis.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred are entitled to whole number of votes equal to the number of shares of common stock.

On December 7, 2020, 1,000,000 shares of Series F Preferred stock were converted into 1,000,000 shares of Series A Preferred Stock.

Series G — As of September 30, 2021 and December 31, 2020 there were 0 shares issued and outstanding. In connection with the May 8, 2020 financing, the Company issued 8 of Series G Preferred Stock. The Series G Preferred has the following designations:
●
Convertible into 1% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as converted basis.
●
The shares will automatically convert to common shares once the 500 to 1 reverse split is effective.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall not be entitled to vote.

On December 7, 2020, the 7.5 shares of Series G Preferred Stock were converted into 6,199,135 shares of common stock.

The Company has evaluated each series of the Preferred Stock for proper classification under ASC 480 and ASC 815.

ASC 480 generally requires liability classification for financial instruments that are certain to be redeemed, represent obligations to purchase shares of stock or represent obligations to issue a variable number of common shares. The 2,395,105 shares of Series B Preferred Stock issued on May 21, 2021 are mandatorily redeemable, and therefore are required to be classified as a liability in the mezzanine section of the balance sheet. They are valued at $6,850,000. The Company concluded that all other series of Preferred Stock were not within the scope of ASC 480 because none of the three conditions for liability classification was present.

ASC 815 generally requires an analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. However, in order to perform this analysis, the Company was first required to evaluate the economic risks and characteristics of each series of the Preferred Stock in its entirety as being either akin to equity or akin to debt. The Company’s evaluation concluded that each series of Preferred Stock was more akin to an equity-like contract largely due to the fact the financial instrument is not mandatorily redeemable for cash and the holders are not entitled to any dividends. Other features of the Preferred Stock that operate like equity, such as the conversion option and voting feature, afforded more evidence, in the Company’s view, that the instrument is more akin to equity. As a result, the embedded conversion features are clearly and closely related to their equity host instruments. Therefore, the embedded conversion features do not require bifurcation and classification as derivative liabilities.

Private Placement

On December 8, 2020, the Company entered into a Private Placement Agreement for the purchase of up to an aggregate $2,500,000 at $0.25 per share. In connection with the Private Placement, the Company sold 8,700,000 shares for an aggregate $2,175,000. The shares were issued on January 15, 2021.

Placement Agent Warrants

In connection with the December 8, 2020 Private Placement Agreement, placement agents were given warrants to purchase 10,000,000 shares of the Company’s common stock for a seven year period at an exercise price of $2 per share. These warrants were valued at $15,500,000 and met equity classification. $2,100,000 of the $15,500,000 was recorded in equity as stock issue costs and the remaining $13,400,000 was recorded in other expenses on the statement of operations.

Stock options

The Company selected the Black-Scholes-Merton (“BSM”) valuation technique to calculate the grant date fair values for the stock options because it believes that this technique is reflective of all the inputs that market participants would likely consider in transactions involving warrants. The inputs include the strike price, underlying price, term to expiration, volatility, and risk-free interest rate.

Stock option activity for the period ended September 30, 2021 is summarized as follows:

		Weighted
		Average
	Shares	Exercise Price

Options outstanding January 1, 2021	20,500,000	$ 0.51
Options granted	19,915,000	$ 2.68
Options exercised	-	-
Options cancelled	(550,000)	$ 2.07
Options outstanding at September 30, 2021	39,865,000	$ 1.58
Options exercisable at September 30, 2021	4,902,500	$ 1.55

At September 30, 2021, the weighted average remaining life of the stock options is 5.63 years. At September 30, 2021, there was $37,270,952 in unrecognized costs related to the stock options granted.

16.	Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of September 30, 2021 and December 31, 2020, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

17.	Subsequent events

On October 28, 2021, all outstanding shares of Series A Preferred Stock were converted into an aggregate of 30,754,896 shares of common stock.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s of Charge Enterprises, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Charge Enterprises, Inc. and subsidiaries (the "Company") as of December 31, 2020, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and the results of their operations and their cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

  Seligson & Giannattasio, LLP

We have served as the Company’s auditor since 2020.

White Plains, New York
July 13, 2021, except for Note 5 as to which the date is August 17, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of GoIP Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GoIP Global, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GoIP Global, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2019.
Tampa, Florida
June 4, 2020

4806 West Gandy Boulevard ● Tampa, Florida 33611 ● 813.440.6380

 CHARGE ENTERPRISES, INC. (F/NA/ TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL INC) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$11,629,303	$31
Accounts receivable, net	64,129,327	-
Deposits and prepaids	370,081	-
Other current assets net	227,307	-
Marketable securities	2,992,710	-
Investment in Oblong (OBLG)	257,000	-
Investment in MPS	149,262	-
Total current assets	79,754,990	31

Property, plant and equipment, net	1,774,176	-
Non-current assets	259,157	-
Goodwill	17,175,990	-
Deferred tax asset	443,006	-
Total assets	$99,407,319	$31

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$69,914,181	$33,952
Accrued liabilities	785,172	-
Deferred revenue	3,455,886	-
Convertible notes payable, net of discount	1,436,144	-
Convertible notes payable, related parties, net of discount	275,984	-
Related party payable	189,312	302,031
Derivative liabilities	749,600	-
Total current liabilities	76,806,279	335,983

Non-current liabilities:
Convertible notes payable, net of discount	1,947,945	-
Total liabilities	78,754,224	335,983

Commitments and contingencies

Stockholder's Equity (Deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized;
Series A: 1,000,000 authorized; 1,000,000 and 0 shares issued and outstanding at December 31, 2020 and 2019	1,000	-
Series B: 1,000,000 shares authorized; 0 and 200,000 shares issued and outstanding at December 31, 2020 and 2019	-	200
Series C: 5,000,000 authorized; 0 and 2,000,000 shares issued and outstanding at December 31, 2020 and 2019	-	2,000
Series D: 1,000,000 authorized; 0 shares issued and outstanding at December 31, 2020 and 2019	-	-
Series E: 1,000,000 authorized; 0 and 418,251 shares issued and outstanding at December 31, 2020 and 2019	-	418
Series F: 1,000,000 authorized; 0 shares issued and outstanding at December 31, 2020 and 2019	-	-
Series G: 100,000 authorized; 0 shares issued and outstanding at December 31, 2020 and 2019		-
Common stock, $0.001 par value; 6,800,000,000 shares authorized 140,018,383 and 9,516,329 issued and outstanding at December 31, 2020 and 2019	140,018	9,516
Common stock to be issued, 13,425,750 and 3,224,949 shares at December 31, 2020	13,426	3,225
Additional paid in capital	72,583,222	17,150,994
Accumulated other comprehensive income	60,375	-
Accumulated deficit	(52,144,946)	(17,502,305)
Total stockholders' equity (deficit)	20,653,095	(335,952)
Total liabilities and stockholders' equity (deficit)	99,407,319	31

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2020	2019

Net Revenues	$84,726,026	$-
Cost of Goods Sold	83,554,341	-
Gross Margin	1,171,685	-

Operating expenses
Stock based compensation	2,326,298	-
General and administrative	2,020,493	50,028
Professional fees	804,836	-
Salaries and related benefits	687,415	131,970
Depreciation expense	82,662	-
Total operating expenses	5,921,704	181,998

Net operating loss	(4,750,019)	(181,998)

Other income (expenses):
Interest expense	(391,781)	(28,124)
Interest expense, related party	(26,703)	-
Amortization of debt discount	(2,667,733)	(138,922)
Amortization of debt discount, related party	(28,032)	-
Amortization of debt issue costs	(19,562)	-
Stock-Issuance Costs	(13,400,000)	-
Change in fair value of derivative liabilities	(530,716)	56,628
Change in fair value of convertible debt	0	-
Foreign exchange adjustments	425,309	-
Loss on modification of debt	(98,825)	-
Loss on impairment of goodwill	(13,757,907)	-
Gain on settlement of liabilities	115,514	-
Net income from investments	49,710	-
Total other expenses	(30,330,726)	(110,418)

Net loss before income taxes	(35,080,745)	(292,416)

Income tax benefit (expense)	438,104	-

Net income (loss)	$(34,642,641)	$(292,416)

Basic loss per share	$(1.92)	$(0.03)

Weighted average number of shares outstanding, basic	18,049,003	8,879,041

Diluted loss per share	$(1.92)	$(0.03)

Weighted average number of shares outstanding, basic and diluted	18,049,003	8,879,041

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Years Ended December 31,
	2020	2019
Net loss	$(34,642,641)	$(292,416)
Other comprehensive income
Foreign currency translation adjustment, net of tax	60,375	-
Other comprehensive income	60,375	-
Comprehensive loss	$(34,582,266)	$(292,416)

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES , INC. (F/NA/ TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL INC) AND SUBSIDIARIES
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

			Common Stock		Common Stock to be Issued		Additional Paid-In	Accumulated Other Comprehensive	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Total
Balance, January 1, 2019	2,300,000	2,300	8,286,329	8,286	0	10,000	16,245,542	0	(17,209,889)	(943,761)

Sale of common stock	0	0	930,000	930	0	(10,000)	94,070	0	0	85,000

Conversion of debt to common stock	0	0	-	0	2,454,949	2,455	489,077	0	0	491,532

Conversion of liabilities to common stock	0	0	300,000	300	-	0	27,912	0	0	28,212

Conversion of debt into Series D Preferred stock	418,251	418	0	0	0	0	167,563	0	0	167,981

Conversion of accrued payroll to common stock	0	0	0	0	750,000	750	99,250	0	0	100,000

Conversion of Series A Preferred stock to common stock	(100,000)	(100)	0	0	20,000	20	80	0	0	0

Beneficial conversion feature	0	0	0	0	0	0	27,500	0	0	27,500

Net loss	0	0	0	0	0	0	0	0	(292,416)	(292,416)

Balance, December 31, 2019	2,618,251	$2,618	9,516,329	$9,516	3,224,949	$3,225	$17,150,994	$0	$(17,502,305)	$(335,952)

Shares of common stock from prior year issued	0	0	3,224,949	3,225	(3,224,949)	(3,225)	0	0	0	0

Sale of Series E Preferred Stock	125,000	125	0	0	0	0	12,375	0	0	12,500

Series D Preferred stock issued in merger with Transworld Enterprises, Inc.	1,000,000	1,000	0	0	0	0	1,528,161	0	0	1,529,161

Series F Preferred stock issued in merger with Transworld Enterprises, Inc.	1,000,000	1,000	0	0	0	0	1,527,950	0	0	1,528,950

Series G Preferred stock issued in connection with Convertible Notes	8	0	0	0	0	0	2,361,098	0	0	2,361,098

Series B Preferred stock cancelled	(200,000)	(200)	0	0	0	0	200	0	0	0

Series C Preferred stock cancelled	(2,000,000)	(2,000)	0	0	0	0	2,000	0	0	0

Loss on modification of debt	0	0	-	0	-	0	98,825	0	0	98,825

Sale of common stock	0	0	0	0	8,700,000	8,700	2,166,300	0	0	2,175,000

Common stock issued for Get Charged, Inc. acquisition	0	0	55,276,274	55,276	-	0	25,852,738	0	0	25,908,014

Common stock to be issued for Get Charged, Inc. acquisition	0	0	-	0	4,725,750	4,726	2,287,263	0	0	2,291,989

Series D Preferred stock converted into common	(1,000,000)	(1,000)	63,711,968	63,712	0	0	(62,712)	0	0	0

Series E Preferred stock converted into common	(543,251)	(543)	1,086,502	1,087	0	0	(544)	0	0	0

Conversion of Series G Preferred stock to common stock	(8)	0	6,199,135	6,199	0	0	(6,199)	0	0	0

Common stock issued to satisfy liability	0	0	100,000	100	0	0	68,900	0	0	69,000

Common stock issued with convertible debt	0	0	903,226	903	0	0	212,504	0	0	213,407

Stock based compensation	0	0	0	0	0	0	2,326,298	0	0	2,326,298

Stock issuance costs	0	0	0	0	0	0	(2,100,000)	0	0	(2,100,000)

Warrants issued to placement agents	0	0	0	0	0	0	15,500,000	0	0	15,500,000

Warrants issued with convertible debt	0	0	0	0	0	0	217,197	0	0	217,197

Beneficial conversion feature	0	0	0	0	0	0	3,439,874	0	0	3,439,874

Other comprehensive income	0	0	0	0	0	0	0	60,375	0	60,375

Net loss	0	0	0	0	0	0	0	0	(34,642,641)	(34,642,641)

Balance, December 31, 2020	1,000,000	$1,000	140,018,383	$140,018	13,425,750	$13,426	$72,583,222	$60,375	$(52,144,946)	$20,653,095

The accompanying notes are an integral part of these consolidated financial statements

CHARGE ENTERPRISES, INC. (FORMERLY TRANSWORLD HOLDINGS, INC. AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(34,642,641)	$(292,416)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	82,662	-
Stock-based compensation	2,326,298	-
Change in fair value of derivative liabilities	530,716	(56,628)
Amortization of debt discount	2,667,733	138,922
Amortization of debt discount, related party	28,032	-
Amortization of debt issue costs	19,562	-
Stock issuance costs	13,400,000	-
Loss on modification of debt	98,825	-
Loss on impairment of goodwill	13,757,907	-
Deferred taxes	(443,007)	-
Gain on settlement of liabilities	(115,514)	-
Net income from investments	(49,710)	-
Changes in working capital requirements:
Accounts receivable	(25,328,275)	-
Prepaids and other current assets	(458,857)	-
Accounts payable	(25,994,864)	(4,148)
Accrued expenses	47,582,759	-
Other comprehensive income	46,390	-
Net cash used in operating activities	(6,491,984)	(214,270)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(202,613)	-
Acquisition of marketable securities	(3,200,000)	-
Purchase of subsidiary	(892,000)	-
Cash acquired in acquisition	13,189,612	-
Acquisition of MPS	(149,262)	-
Net cash provided by investing activities	8,745,737	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	2,175,000	94,990
Cash receipts from sale of Series E Preferred Stock	12,500
Related party payments	(1,981)	5,811
Cash receipts from issuance of convertible notes payable	6,595,000	113,500
Cash receipts from issuance of convertible notes payable, related party	595,000	-
Net cash provided by financing activities	9,375,519	214,301

NET INCREASE IN CASH	11,629,272	31
CASH, BEGINNING OF PERIOD	31	-
CASH, END OF PERIOD	$11,629,303	$31

Supplemental disclosure of cash flow information
Cash paid for interest expense	$96,000	$-
Cash paid for income taxes	$-	$-

Non-cash operating and financing activities:
Goodwill acquired in a business combination through the issuance of stock	$17,175,990	$-
Common stock issued for liquidating damages	$62,710	$-
Debt discount associated with convertible notes	$4,325,576	$-
Placement agent warrants	$15,500,000	$-
Series G Preferred Stock issued in connection with convertible notes financing	$2,361,099	$-

The accompanying notes are an integral part of these consolidated financial statements.

CHARGE ENTERPRISES, INC.
(FORMERLY TRANSWORLD HOLDINGS, INC.
AND GOIP GLOBAL, INC.) AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Charge Enterprises, Inc. (“Charge Enterprises” (formerly known as “Transworld Holdings, Inc.” “GoIP Global, Inc.”, “GoIP”) was incorporated on May 8, 2003 as E Education Network, Inc. (“EEN”) under the laws of the State of Nevada. On August 10, 2005, the Company’s name was changed to GoIP Global, Inc. On December 28, 2017, the Company was redomiciled in Colorado. On October 1, 2020, the Company was redomiciled to Delaware and the name was changed to TransWorld Holdings, Inc.

On April 30, 2020, the Company entered into a Share Exchange Agreement with TransWorld Enterprises Inc. (“TW”), a Delaware Corporation. As part of the exchange the Company has agreed to issue 1,000,000 share of Series D Preferred Stock and 1,000,000 shares of Series F Preferred Stock in exchange for all the equity interest of TW. TW, as a holding company, will focus on acquiring controlling interests in profitable basic businesses.  Initially, TW will focus on acquiring transportation companies and simple manufacturing and or consumer products businesses.

On July 13, 2020, the Board of Directors of the Company approved, subject to shareholder approval, (i) a Plan of Conversion, pursuant to which the Company will convert from a corporation incorporated under the laws of the State of Colorado to a corporation incorporated under the laws of the State of Delaware (the “Reincorporation”), and such approval includes the adoption of the Certificate of Incorporation (the “Delaware Certificate”) and the Bylaws (the “Delaware Bylaws”) for the Company under the laws of the State of Delaware, and a change in the name of the Company from “GoIP Global, Inc.” to “Transworld Holdings, Inc.”, each to become effective concurrently with the effectiveness of the Reincorporation and (ii) a reverse stock split of our outstanding common stock in a ratio of one-for-five hundred (1:500), provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share (the “Reverse Split”), to become effective immediately prior to the effectiveness of the Reincorporation. On August 7, 2020, shareholder approval for these actions was obtained. The Reincorporation was effective October 1, 2020 and the reverse split was effective on October 6, 2020.

On January 26, 2021, following its acquisitions of PTGI and GetCharged, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

Reverse stock split

The Company effected a 500:1 reverse stock split on October 6, 2020. Share amounts are reflected given effect to the reverse stock split on a retroactive basis.

2.	Summary of significant accounting policies

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

Charge Enterprises, Inc. (formerly Transworld Holdings, Inc. and GoIP Global, Inc.) has three wholly-owned subsidiaries: TransWorld Enterprises, Inc., Get Charged Inc. and PTGI International Carrier Services, Inc. (“ICS”). The consolidated financial statements, which include the accounts of the Company and its three wholly-owned subsidiaries, are prepared in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP). All significant intercompany balances and transactions have been eliminated. The consolidated financial statements, which include the accounts of the Company and its three wholly-owned subsidiaries, and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and presented in US dollars. The year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

PTGI

PTGI operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. PTGI has both a customer and vendor relationship with most parties. PTGI sells the customer routing services through the PTGI supplier routes on incoming calls and then PTGI purchases routing services from other vendor’s supplier routes in order to complete the call. Revenue is earned based on the number of minutes during a call multiplied by the price per minute, and is recorded upon completion of a call. Incomplete calls are not revenues earned by PTGI and may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through PTGI’s billing software, such as minutes and market rates. PTGI evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether the PTGI acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). PTGI has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned as PTGI may accept or reject calls, determines the routing decision and routing vendor and has the risk of financial loss on revenues from customers and amounts owed to the vendors. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of PTGI’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

The following table represents the Company’s assets and liabilities by level measured at fair value on a recurring basis at December 31, 2020.

Description	Level 1	Level 2	Level 3

Assets
Marketable securities, including investment in Oblong, Inc	$3,249,710	$—	$—

Liabilities
Derivative liabilities	—	—	749,600

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date. The Company has embedded features that are classified as derivative liabilities. As of December 31, 2020 and 2019, the Company had $749,600 and $0 in derivative liabilities, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock Based Compensation

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. During the year ended December 31, 2020, the Company issued options indexed to 20,500,000 shares of common stock. As of December 31, 2020, the Company recorded $2,326,298 in stock-based compensation expense related to these options.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt. During the year ended December 31, 2020, the Company issued convertible notes resulting in a beneficial conversion feature in the amount of $3,439,874.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. Advertising, marketing and public relations expense totaled $76,964 and $0 for the years ended December 31, 2020 and 2019, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported. Accordingly, we did not include 56,979,065 and 0 of potentially dilutive warrants, convertible notes and convertible preferred stock at December 31, 2020 and 2019 respectively.

	For the Years Ended
	December 31,
	2020	2019
Potentially dilutive warrants	10,019,689	-
Potentially dilutive convertible notes	31,941,332	-
Potentially exercisable stock options	2,500,000	-
Potentially dilutive convertible preferred stock	12,518,044	-
	56,979,065	-

Segments

The Company determined its reporting units in accordance with ASC 280, “Segment Reporting” (“ASC 280”). Management evaluates a reporting unit by first identifying its’ operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has three consolidated operating segments, one of which is currently material (ICS). We are reporting all as one segment because the other two are immaterial. The Company’s reporting segment reflects the manner in which its chief operating decision maker reviews results and allocates resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019. The Company currently has no leases.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments ("ASC 326"). ASU 2016-13 requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. This may result in the earlier recognition of allowances for losses. ASU 2016-13 is effective for the Company beginning July 1, 2023, and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. ASU 2020-06 will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 will be effective January 1, 2024, for the Company. Early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. Management is currently evaluating the effect of the adoption of ASU 2020-06 on the consolidated financial statements, but currently does not believe ASU 2020-06 will have a significant impact on the Company’s accounting for its convertible debt instruments. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

3.	Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. At December 31, 2020, the Company had $9,715,176 in excess of FDIC insurance.

4.	Fixed assets

Fixed assets consisted of the following at December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019

Equipment	$3,620,422	$-
Computer hardware	125,825	-
Computer software	27,750	-
Furniture and fixtures	824	-
	3,774,821	-
Less: Accumulated depreciation	(2,000,645)	-
Fixed assets – net	$1,774,176	$-

Depreciation expense was $82,662 and $0 for the years ended December 31, 2020 and December 31, 2019, respectively.

5.	Marketable securities and other investments

Our marketable securities are stated at fair value in accordance with ASC Topic 321 “Investments- Equity Securities”.  Any changes in the fair value of the Company’s marketable securities are included in in net income under the caption of net income from investments. The market value of the securities is determined using prices as reflected on an established market. Realized and unrealized gains and losses are determined on an average cost basis. The marketable securities are investments predominately in shares of large publicly traded securities which are being invested until such time the funds are needed for operations.

The value of these securities at December 31, 2020 is as follows:

	Brokerage Account	Oblong (OBLG)
Cost	$3,000,000	$200,000
Gross unrealized gain		57,000
Gross unrealized loss	(7,290)	-
Fair value	$2,992,710	$257,000

The above marketable securities are reflected as level 1 assets as the securities prices are quoted in an established market. The Company has reflected $49,710 in unrealized gains and losses on these securities as net income from investments on the statement of operations. There were no realized gains or losses during the year ended December 31, 2020.

The Company identified an error in the accounting for the marketable securities in previously issued audited financial statements as of December 31, 2020 and for the year then ended. The effects on the income statement were to increase net income by 49,710. There was no change in the information for the 2019 fiscal year or to the net loss per share for the year ended December 31, 2020. On the balance sheet and the statement of stockholders’ equity, the $49,710 was reclassified from other comprehensive income to retained earnings.

In December 2020, the Company acquired 2,952 Class C shares of Mobile Power Solutions SRL (“MPS”) in exchange for $149,262. These Class C shares are nonmarketable securities, which does not have a readily determinable value. The Company has elected under ASU 2016-01 to reflect its fair value at cost less impairment, if any, plus or minus any changes resulting from observable price changes in orderly transactions for the identical or similar investment in MPS. There were no observable transactions in similar shares of MPS between the acquisition date and December 31, 2020.

6.	Business acquisitions

TransWorld Enterprises, Inc.

Effective April 30, 2020, the Company entered into an agreement to acquire 100% of the outstanding equity interests of TransWorld, pursuant to that certain Share Exchange Agreement (referred to as the “Exchange Agreement”), by and among the Company, TransWorld and the shareholders of TransWorld. The transactions contemplated by the Exchange Agreement closed on May 8, 2020. In accordance with the Exchange Agreement, the Company acquired all of the outstanding shares of TransWorld in exchange for 1,000,000 shares of each of the Company’s series D and series F preferred stock. The series D preferred stock is convertible into 12.5% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and votes on an as converted basis. The series F preferred stock is convertible into 12.5% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as converted basis.

TransWorld did not meet the definition of a business under ASC 805, Business Combinations. As such the transaction was treated as an asset purchase. According to ASC 805-50-30-2 if the consideration given is not in the form of cash, measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. In this case, TransWorld did not have any assets. As such the value of the consideration was valued at $3,057,907, which was the value of the Series D and Series F Preferred stock. The entire value was recoded as goodwill. As of December 31, 2020, we determined that the full amount of goodwill related to this transaction needed to be impaired. As such we recorded a loss on impairment of goodwill in the amount of $3,057,907.

Romolos Corp.

On August 10, 2020, the Company entered into an Asset Purchase Agreement with Romolos Corp. The agreement provided for the purchase of the rights and assets related to the operation of a FedEx Route for a purchase price of $900,000. The route is currently serving no less than an average of 3,000 weekly stops based upon annual 2020 deliveries made to date. The purchase will be all cash. The acquisition is subject to approval by FedEx, an overlap of an additional acquisition, which is expected to sign in the near term, and customary due diligence. During the year ended December 31, 2020, the Company paid a $90,000 deposit towards the purchase. As of December 31, 2020, the acquisition did not close by the date set forth in the agreement and the Company decided to no longer pursue this transaction. The Company has requested the deposit to be returned.

APS Transportation Inc.

On August 27, 2020, the Company entered into an Asset Purchase Agreement with APS Transportation, Inc. The agreement provides for the purchase of the rights and assets related to the operation of a FedEx Route for a purchase price of $525,000. The route is currently serving no less than an average of 3,000 weekly stops based upon annual 2020 deliveries made to date. The purchase will be all cash. The acquisition is subject to approval by FedEx, an overlap of an additional acquisition, which is expected to sign in the near term, and customary due diligence. During the years ended December 31, 2020, the Company paid a $52,500 deposit towards the purchase. As of December 31, 2020, the acquisition did not close by the date set forth in the agreement and the Company decided to no longer pursue this transaction. The Company has requested the deposit to be returned.

GetCharged, Inc.

On August 27, 2020, the Company entered into a stock purchase agreement with GetCharged, Inc. (“GetCharged”). In connection with the agreement, the Company will purchase the outstanding shares of GetCharged in exchange for $17,500,000 to be paid in the Company’s common stock. The Closing on the acquisition occurred on October 12, 2020 with the Company issuing 60,000,000 shares of common stock valued at $28,200,000, or $0.47 per share. In connection with the closing, the Company owed a success fee of 3%, or $525,000, to KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman. As of December 31, 2020, the success fee has been paid in full.

Consideration
60,000,000 shares of common stock, valued at $0.47 per share, issued to the sellers	$28,200,000
Total consideration	$28,200,000

Fair values of identifiable net assets and liabilities:
Assets
Cash	$92,035
Equipment	1,145,854
Deposit	250
Total assets	1,238,139

Liabilities:
Notes payable	365,000

Total fair value of identifiable net assets and liabilities	$873,139

Initial goodwill (consideration given minus fair value of identifiable net assets and liabilities	$27,326,861

The initial goodwill calculated was $27,326,861. Since the consideration given was $10,700,000 in excess of the consideration promised by the agreement, the company is immediately recording a loss on goodwill impairment in the amount of $10,700,000. The remaining goodwill of $16,626,861 is recorded on the reporting unit’s books.

PTGI International Carrier Services, Inc.

On October 2, 2020, the Company entered into a stock purchase agreement with the shareholders of PTGI International Carrier Services Inc. (“ICS”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of ICS in consideration for $892,000 (the “ICS Acquisition”). The closing of the ICS Acquisition occurred on October 31, 2020. In connection with the closing, the Company owed a success fee of $505,000, to KORR Value LP, an entity controlled by Kenneth Orr, the Company’s Executive Chairman. As of December 31, 2020, the success fee has been paid in full.

Consideration
Cash	$892,000
Total consideration	$892,000

Fair values of identifiable net assets and liabilities:
Assets
Cash	$13,097,577
Accounts receivable	38,801,052
Prepaids	202,854
Other current assets	376,606
Fixed assets	508,371
Other assets	12,907,636
Total assets	65,894,096

Liabilities:
Accounts payable	51,521,208
Accrued liabilities	1,108,397
Other liabilities	12,921,620
Total liabilities	65,551,225

Total fair value of identifiable net assets and liabilities	$342,871

Goodwill (consideration given minus fair value of identifiable net assets and liabilities)	$549,129

The Company analyzed the acquisition under applicable guidance and determined that the acquisition should be accounted for as a business combination. The acquisition resulted in $549,129 in goodwill which is recorded on the reporting unit’s books.

7.	Note receivable

On June 9, 2020, the Company issued $405,000 for a promissory note to Root Protocols Corp. The note has an interest rate of 16% and a maturity date of 120 days. In connection with the $525,000 success fee owed to KORR Value, LP, KORR agreed to take over the note receivable balance of $405,000 as a $405,000 payment toward the success fee.

8.	Related party payables

As of December 31, 2019, the balance in related party payables amounted to $302,031. The Company had an oral agreement with the Company’s former CEO (Isaac H. Sutton), who provided management services through a private entity that he owns. On April 30, 2020 Isaac H. Sutton stepped down as CEO of the Company and is no longer a related party. The related party payable was converted to a convertible note payable in the amount of $300,000. The balance of that convertible note payable as of December 31, 2020 was $227,525. See Note 9.

During the year ended December 31, 2020, the Company’s CEO Andrew Fox advanced cash and paid bills on behalf of the Company, through its subsidiary, Get Charged, Inc. During the year ended December 31, 2020, $40,000 was advanced in cash and bills in the amount of $149,312 were paid on the Company’s behalf. The balance in related party payable at December 31, 2020 was $189,312.

9.	Convertible notes payable

The carrying value of convertible notes payable, net of discount, as of December 31, 2020 was $3,384,089 as summarized below:

December 31,
Convertible Notes Payable	2020
Convertible notes payable issued May 8, 2020 (8% interest)	$3,000,000
Convertible notes payable issued April 30, 2020 (8% interest)	227,525
Convertible notes payable issued August 25, 2020 (8% interest)	386,667
Convertible notes payable issued August 27, 2020 (8% interest)	288,889
Convertible notes payable issued September 14, 2020 (8% interest)	49,777
Convertible notes payable issued November 30, 2020 (8% interest)	3,888,889
Total face value	7,841,747
Less: unamortized discount and debt issue costs	(4,457,658)
Carrying value	$3,384,089

May 2020 Financing $3,000,000 Face Value

On May 8, 2020, the Company entered into a securities purchase agreement with certain institutional investors (collectively, the “May 2020 Investors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $3 million for an aggregate purchase price of $2.7 million (collectively, the “Notes”). In connection with the issuance of the Notes, the Company issued to the May 2020 Investors warrants to purchase an aggregate of 7,600,000 shares of Common Stock (collectively, the “Warrants”) and 7.5 shares of series G convertible preferred stock (the “Series G Preferred Stock”). The Notes as amended mature on May 8, 2022, unless earlier converted. The Notes accrue interest at a rate of 8% per annum, subject to increase to 20% per annum upon and during the occurrence of an event of default. Interest is payable in cash on a quarterly basis beginning on December 31, 2020. The May 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at an initial conversion price of $0.25 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%) and subject to a decrease in the conversion price to the greater of (i) $0.01 or (ii) 75% of the average VWAP of the Common Stock for the immediately preceding five (5) Trading Days on the date of conversion. The conversion price is also subject to adjustment due to certain events, including stock dividends, and stock splits. The Notes may be redeemed by the Company, in its sole discretion, in an amount equal to 110% of the principal amount, interest and any other amounts owed under the Notes, subject to certain limitations.

Each Warrant is exercisable for a period of two years from the date of issuance at an initial exercise price of $0.50 per share, subject to certain beneficial ownership limitations (with a maximum ownership limit of 9.99%). The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the exercise price then in effect. The May 2020 Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the May 2020 Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

The Series G Preferred Stock have no voting rights and shall convert into 7.5% of our issued and outstanding shares of common stock upon consummation of a reverse stock split of our Common Stock.

The Notes rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

A Registration Rights Agreement was executed in connection with the issuance of the Notes, the Warrants and the Preferred Stock. If we fail to have it declared effective by the SEC within 150 days following the date of the financing, or if the Company fails to maintain the effectiveness of the registration statement until all of such shares of common stock have been sold or are otherwise able to be sold pursuant to Rue 144 under the Securities Act of 1933, as amended, without any volume or manner of sale restrictions, then the Company will be obligated to pay to the May 2020 Investors liquidated damages equal to then, in addition to any other rights the May 2020 Investors may under applicable law, upon the occurrence of any such event and on each monthly anniversary of thereafter until the event is cured, the Company shall pay to the May 2020 Investors an amount in cash equal to their pro rata portion of $50,000, provided such amount shall increase by $25,000 on every thirty (30) day anniversary, until such events are satisfied.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative feature was a true up provision. The true up provision bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

April 30, 2020 Sutton Global Note $227,525 Face Value

On April 30, 2020, the former CEO converted his payable into a convertible note with a face value of $300,000. The note has a coupon rate of 6% and a maturity date of December 31, 2021. The note is convertible at a rate of $.0005 per share. Since the note added a conversion option, it resulted in a debt modification requiring the Company to record a loss on modification of debt in the amount of $98,825. The Company recorded interest expense related to this note in the amount of $4,751 for the years ended December 31, 2020. As of December 31, 2020 the balance of the note was $227,525 and is recorded on the balance sheet as a non-current liability.

Notes issued between August 25, 2020 and September 14, 2020 Aggregate $725,333 Face Value

Between August 25, 2020 and September 14, 2020, the Company issued convertible notes in an aggregate principal amount of $436,444 for an aggregate purchase price of $395,000. In connection with the issuance of the Notes, the Company issued warrants to purchase an aggregate of 872,887 shares of Common Stock. The notes have a coupon rate of 8% and a maturity date of one year.

On August 27, 2020, a related party reassigned $288,889 in principal to an unrelated party.

After the reassigned amount, the aggregate face value of these notes is $725,333.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

November 2020 Financing $3,888,889 Face Value

On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”). In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of common stock. The November 2020 Notes are convertible at any time, at the holder’s option, into shares of our common stock at a conversion price of $0.25 per share.

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

Based on the above, the Company allocated the face value as follows:

	May 8, 2020 Notes	Sutton Global	August 25, 2020 - September 14, 2020 Notes	November 2020 Financing	Total
Original issue discount	$300,000	$-	$41,444	$388,889	$730,333
Beneficial conversion feature	-	-	87,289	3,286,585	3,373,874
Series G convertible preferred stock	2,361,099	-	-	-	2,361,099
Warrants (Equity)	120,017	-	238	-	120,255
Common stock	-	-	-	213,415	213,415
Day one derivative expense	(529,537)	-	-	-	(529,537)
Derivative liability	748,421	-	-	-	748,421
Convertible promissory note, carrying value	-	300,000	307,473	-	607,473
Face value	$3,000,000	$300,000	$436,444	$3,888,889	$7,625,333

For the May 8, 2020 notes, the value assigned to the Series G convertible preferred stock and warrants were based on their relative fair values.

Amortization of debt discount and accrued interest

For the years ended December 31, 2020, the Company recorded $2,667,733 in amortization of debt discount. The amount of unamortized discount and debt issue costs as of December 31, 2020 was $4,457,658. Through December 31, 2020, the Company recorded $225,271 in accrued interest related to the notes, which is included within accrued liabilities on the consolidated balance sheet. Of the $225,271 in accrued interest, $96,000 has been repaid, resulting in a balance of $129,271 at December 31, 2020. In connection with the financing, the Company paid $30,000 in debt issue costs. These costs were recorded as a contra-liability and will be amortized over the life of the loan. For the years ended December 31, 2020 the Company recorded $19,562 in amortization of debt issue costs.

10.	Convertible notes payable, related parties

The carrying value of convertible notes payable related party, net of discount, as of December 31, 2020 was $244,705 as summarized below:

December 31,
Convertible Notes Payable, Related Parties	2020
Convertible notes payable issued May 8, 2020 (8% interest)	$261,111
Convertible notes payable issued September 2, 2020 (8% interest)	110,000
Total face value	371,111
Less: unamortized discount and debt issue costs	(95,127)
Carrying value	$275,984

KORR Value Financing

In May and June 2020, the Company entered into a securities purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $495,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, the Company issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the Selling Shareholders except that the KORR Notes are subordinated to the Notes. On August 27, 2020, notes totaling $288,889 were assigned to an unrelated party (Note 10).

9 Madison Inc. Financing

On September 2, 2020, the Company entered into a securities purchase agreement with 9 Madison, Inc., an entity controlled by Andrew Fox, the Company’s CEO, pursuant to which the Company issued a convertible note in the amount of $110,000 for an aggregate purchase price of $100,000. The notes are convertible at the holders option at a conversion price of $0.25 per share. In connection with the issuance of the Notes, the Company issued to 9 Madison warrants to purchase an aggregate of 440,000 shares of Common Stock

The Company has accounted for these Notes as a financing transaction, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. None of the terms and features embedded in the notes required bifurcation and liability classification.

We did analyze the detachable warrants under ASC 480-10 and ASC 815. The warrants did not fall under the guidance of ASC 480-10. After analyzing the warrants under ASC 815, it was determined that the warrants did meet all the requirements for equity classification under guidance of ASC 815-40-25-1 through 6.

Based on the previous conclusions, the Company allocated the face value as follows:

	KORR Value Notes	9 Madison Inc. Notes	Total
Original issue discount	$55,000	$10,000	$65,000
Beneficial conversion feature		66,000	66,000
Warrants (Equity)	96,879	61	96,940
Convertible promissory note, carrying value	398,121	33,939	432,060
Face value	$550,000	$110,000	$660,000

On August 27, 2020, the Company repaid $13,183 in interest to KORR Value.

For the year ended December 31, 2020, the Company recorded $28,032 in amortization of debt discount. The amount of unamortized discount as of December 31, 2020 was $95,127. As of December 31, 2020, the Company recorded $16,456 in accrued interest related to the note.

11.	Derivative liabilities

The May 2020 notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the true up provision, which provides that in the event that the proceeds received by the Holder from the sale of all the Conversion Shares and up to 50% of the Commitment Shares (“Hurdle Shares”) does not equal at least $750,000 (the “Hurdle Return”) on June 1, 2021 (the “True-Up Payment Date”), the Company must pay the Holders their pro rata portion of an amount in cash (the “True-Up Payment”) equal to the Hurdle Return less the proceeds previously realized by the Holder from the sale of the Hurdle Shares, net of brokerage commissions and any other fees incurred by Holder in connection with the sale of any Hurdle Shares (“Net Proceeds”).

The following table summarizes the Company’s derivative liabilities as of December 31, 2020 that were reflected in income related to derivatives for the period ended:

The financings giving rise to derivative financial instruments	FairValues
Embedded derivatives (true up provisions)	$749,600
Total	$749,600

The following table summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the year ended December 31, 2020:

The financings giving rise to derivative financial instruments and the gain (loss) effects:	Fair Values
Change in fair value of derivative liabilities	$(1,179)
Day-one derivative expense	(529,537)
Total	$(530,716)

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. The Company has selected a present value technique to fair value the true up provision. The maximum amount of cash the Company would have to deliver is $750,000, which is equal to the hurdle return. A present value is applied to the hurdle return to come up with the derivative liability each period.

Significant inputs to the present value technique are as follows for the embedded derivatives that have been bifurcated from the convertible notes and classified in liabilities:

	May 8, 2020	December 30, 2020
Future value (hurdle return)	$750,000	$750,000
Number of periods (remaining days to June 1, 2021 true-up date)	389 days	152 days
Interest rate (discount rate)*	0.20%	0.13%

The discount rate is a level 3 input.

The following table reflects the issuances of compound embedded derivatives and detachable warrants and changes in fair value inputs and assumptions related to the embedded derivatives and detachable warrants during the years ended June 30, 2020 and 2019.

Year Ended
December 31, 2020
Balances at beginning of year	$-
Issuances:
Embedded derivatives	748,421
Changes in fair value inputs and assumptions reflected in income	1,179

Balances at end of year	$749,600

12.	Equity

Preferred Stock

The Company has 10,000,000 Shares of Preferred Stock authorized with a par value of $.001. The Company has allocated 1,000,000 Shares for Series A Preferred, 1,000,000 Shares for Series B Preferred, 5,000,000 Shares for Series C Preferred, 1,000,000 for Series D Preferred, 1,000,000 for Series E Preferred, 1,000,000 for Series F Preferred and 7.5 for Series G Preferred.

Series A —The Series A Preferred has the following designations:

●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
1 Preferred share is convertible to 100 common shares.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to elect the majority of the members of the Board of Directors.

On December 7, 2020, 1,000,000 shares of Series F Preferred stock were converted into 1,000,000 shares of Series A Preferred Stock. As of December 31, 2020, there is 1,000,000 shares of Series A Preferred Stock outstanding.

The following preferred share issuances related to designation and share issuances prior to the reorganization in October 2020 from a Nevada corporation to a Delaware corporation.

Series B —As of December 31, 2020 and December 31, 2019 there were 0 and 200,000 shares issued and outstanding to the Company’s officer and CEO. The Series B Preferred has the following designations:

●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
100,000 preferred shares are convertible to 9.9% common shares.
●
The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.
●
Voting: The Series B holders are entitled to vote together with the common holders as a single class.

In 2017, 200,000 shares of Series B Preferred Stock were issued to the Company’s CEO in exchange for a conversion of $200,000 of related party advances. On May 8, 2020, the 200,000 shares were cancelled.

Series C — As of December 31, 2020 and December 31, 2019 there were 0 and 2,000,000 shares issued and outstanding to the Company’s officer and CEO. The Series C Preferred has the following designations:

●
Convertible at option of holder.
●
The holders are entitled to receive dividends.
●
1 Preferred share is convertible to 10 common shares.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to vote 1 Preferred Shares for 5,000 votes.

On May 8, 2020, the 2,000,000 shares were cancelled.

Series D — As of December 31, 2020 and December 31, 2019 there were 0 shares issued and outstanding. The Series D Preferred has the following designations:

●
Convertible into common upon the Company completing a 500 to 1 reverse stock split upon which the amount converted will equal 80% of the issued and outstanding common per the reverse split.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall be entitled to vote and shall in aggregate represent 80% of the votes.

On May 8, 2020, in connection with the Share Exchange (See Note 6), the Company issued 1,000,000 shares of Series D Preferred Stock. On December 7, 2020, the 1,000,000 shares of Series D Preferred Stock were converted into 63,711,968 shares of common stock.

Series E — As of December 31, 2020 and December 31, 2019 there were 0 and 418,251 shares issued and outstanding, respectively. On January 15, 2020, the Company sold 125,000 shares of Series E Preferred for $12,500. On December 31, 2019, the holder of the Series of Preferred converted $38,100 face value plus $3,725 in accrued interest into 418,251 shares of Series E preferred stock. The Series E Preferred has the following designations:

●
Convertible at option of holder any time after March 30, 2020; 1 preferred share is convertible into 1,000 common shares
●
Automatically convertible into common upon the Company completing a 500 to 1 reverse stock split.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall not be entitled to vote.

On December 7, 2020, the 543,251 shares of Series E Preferred Stock were converted into 1,086,502 shares of common stock.

Series F — As of December 31, 2020 and December 31, 2019 there were 0 and 0 shares issued and outstanding, respectively. On May 8, 2020, in connection with the Share Exchange (See Footnote 5), the Company issued 1,000,000 shares of Series F Preferred Stock.
The Series F Preferred has the following designations:

●
Convertible into 80% of the Company’s issued and outstanding shares of common stock upon consummation of a reverse stock split and votes on an as converted basis.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred are entitled to whole number of votes equal to the number of shares of common stock.

On December 7, 2020, 1,000,000 shares of Series F Preferred stock were converted into 1,000,000 shares of Series A Preferred Stock.

Series G — As of December 31, 2020 and December 31, 2019 there were 0 and 0 shares issued and outstanding, respectively. In connection with the May 8, 2020 financing, the Company issued 8 of Series G Preferred Stock. The Series G Preferred has the following designations:

●
Convertible into 1% of the Company’s issued and outstanding shares of common stock at any time at the option of the holder and votes on an as converted basis.
●
The shares will automatically convert to common shares once the 500 to 1 reverse split is effective.
●
In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
●
Voting: The holder of this Series of Preferred shall not be entitled to vote.

On December 7, 2020, the 7.5 shares of Series G Preferred Stock were converted into 6,199,135 shares of common stock.

The Company has evaluated each series of the Preferred Stock for proper classification under ASC 480 - Distinguishing Liabilities from Equity and ASC 815 - Derivatives and Hedging.

ASC 480 generally requires liability classification for financial instruments that are certain to be redeemed, represent obligations to purchase shares of stock or represent obligations to issue a variable number of common shares. The Company concluded that each series of Preferred Stock was not within the scope of ASC 480 because none of the three conditions for liability classification was present.

ASC 815 generally requires an analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. However, in order to perform this analysis, the Company was first required to evaluate the economic risks and characteristics of each series of the Preferred Stock in its entirety as being either akin to equity or akin to debt. The Company’s evaluation concluded that each series of Preferred Stock was more akin to an equity-like contract largely due to the fact the financial instrument is not mandatorily redeemable for cash and the holders are not entitled to any dividends. Other features of the Preferred Stock that operate like equity, such as the conversion option and voting feature, afforded more evidence, in the Company’s view, that the instrument is more akin to equity. As a result, the embedded conversion features are clearly and closely related to their equity host instruments. Therefore, the embedded conversion features do not require bifurcation and classification as derivative liabilities.

Private Placement

On December 8, 2020, the Company entered into a Private Placement Agreement for the purchase of up to an aggregate $2,500,000 at $0.25 per share. In connection with the Private Placement, the Company sold 8,700,000 shares for an aggregate $2,175,000. The shares were issued on January 15, 2021.

Placement Agent Warrants

In connection with the December 8, 2020 Private Placement Agreement, placement agents were given warrants to purchase 10,000,000 shares of the Company’s common stock for a seven year period at an exercise price of $2 per share. These warrants were valued at $15,500,000 and met equity classification. $2,100,000 of the $15,500,000 was recorded in equity as stock issue costs and the remaining $13,400,000 was recorded in other expenses on the statement of operations.

Stock options

During the year ended December 31, 2020, the Company granted the following stock options to employees:

●
On October 12, 2020, the Company granted 10,000,000 shares vesting with 25% vesting immediately and the remaining evenly over three years with an exercise price of $0.485 per share.
●
On November 1, 2020, the Company granted 10,500,000 shares vesting equally over three years with an exercise price of $0.55 per share.

The Company selected the Black-Scholes-Merton (“BSM”) valuation technique to calculate the grant date fair values for the stock options because it believes that this technique is reflective of all the inputs that market participants would likely consider in transactions involving warrants. The inputs include the strike price, underlying price, term to expiration, volatility, and risk-free interest rate. The grant date fair value of the stock options was $10,231,249. Of that amount, $2,326,298 was recorded in stock-compensation expense during the year ended December 31, 2020.

At December 31, 2020 options outstanding were:

	Number of Options	Weighted Average Exercise Price	Weighted Average Exercise Price
Options Outstanding – January 1, 2019	-
Issued	-
Exercised	-
Expired	-
Options Outstanding – December 31, 2019	-
Issued	20,500,000	$0.52	4.81 years
Exercised	-
Expired	-
Forfeited	-
Options Outstanding – December 31, 2020	20,500,000	$0.52	4.81 years

Outstanding Exercisable – December 31, 2020	2,500,000	$0.485	4.77 years

Warrants

The following table represents warrant activity for years ended December 31, 2020 and 2019:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Warrants Outstanding – January 1, 2019
Issued
Exercised
Expired
Warrants Outstanding – December 31, 2019	-
Issued	19,844,402	$2.00	6.93 years
Exercised	0
Expired	0
Warrants Outstanding – December 31, 2020	19,844,402	$2.00	6.93 years

Outstanding Exercisable – December 31, 2020	19,844,402	$2.00	6.93 years

13.	Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2020 and December 31, 2019, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

14.	Income taxes

The components of income tax expense (benefit) for years ended December 31 were as follows:

	Year Ended December 31,
	2020	2019
Current
Federal	$-	$-
State and local	4,902	-
Total current	$4,902	$-

Deferred
Federal	$(367,816)	$-
State and local	(75,190)	-
Total deferred	$(443,006)	$-

Total income tax expense (benefit)	$(438,104)	$-

The following table reconciles the difference between the statutory federal income tax rate for the Company and the effective income tax rate the years ended December 31:

	Year Ended December 31,
	2020	2019
Computed expected income tax benefit	21%	21%

Goodwill impairment	(8.2%)	0%
Issuance costs	(8.0%)	0%
Other permanent items	(2.4%)	0%
Change in valuation allowance	(1.6%)	(21%)
Other	0.4%	0%
Income tax expense (benefit) for the period	1.2%	0%

Deferred income taxes reflect the net tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income taxes.

Significant components of U.S. federal and state deferred tax assets and liabilities as of December 31, are as follows:

	Year Ended December 31,
	2020	2019
Deferred tax assets
Federal net operating loss carryforwards	$3,769,127	$3,675,484
Stock Awards	586,716	-
Allowance for Bad Debt	54,542	-
Other	55,983	-
Total gross deferred tax assets	4,466,368	3,675,484
Less valuation allowances	(3,769,127)	(3,675,484)
Net deferred tax assets	$697,241	-

Deferred tax liabilities
Property, plant and equipment	$(96,627)	$-
Foreign Exchange Gains/Losses	(157,608)	-
Total gross deferred tax liabilities	(254,235)	-
Net deferred tax (liabilities) assets	$443,006	$-

Future utilization of NOL’s arising in tax years after December 31, 2017 are limited to eighty percent of taxable income and are allowed to be carried forward indefinitely. NOL’s generated in 2017 and prior may carry forward 20 years. As of December 31, 2020 the Company has $12.6 million of NOL’s generated prior to December 31, 2017 and $5.3 million of NOL’s generated after 2017. During the tax year 2020, the Company underwent an ownership change as defined by Section 382 of the Internal Revenue Code and as such the NOLs will be subject to annual limitations. As of December 31, 2020, the Company's valuation allowance of $3.8 million related primarily to Federal NOL carryforwards.

The Company files U.S. federal and certain applicable U.S. state income tax returns. Management has reviewed and evaluated the relevant technical merits of each of its tax positions and determined that there are no uncertain tax positions that would have a material impact on these financial statements.

15.	Subsequent events

Name change

On January 26, 2021, following its acquisitions of PTGI and GetCharged, we changed our name from Transworld Holdings, Inc. to Charge Enterprises, Inc.

2020 Omnibus Equity Incentive Plan

On January 11, 2021, our Board of Directors and a majority of our stockholders adopted the 2020 Omnibus Equity Incentive Plan (the “2020 Plan”). The 2020 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards of up to 25,000,000 shares of common stock.

Stock options

250,000 Director options were granted to 3 board members on January 11, 2021.  The options vest 20% immediately and 20% on each of the next 4 annual anniversaries of the grant.

1,500,000 options were granted to Justin Deutch on January 11, 2021.  The options vest 20% immediately and 20% on each of the next 4 annual anniversaries of the grant.

Options were issued to Baron Davis on 2/16/21.  Mr. Davis was made a member of the board and received a non-qualified stock option grant that vests 25% immediately and the remainder over a three-year period.

On March 2, 2021 the board approved the January 15th granting of 2,735,000 options to a number of employees and consultants.  The options have various vesting periods from 1 to 3 years.

SEC Comment Letter

On June 25, 2021, the Company received an SEC comment letter regarding its S-1 registration filing. The Company is in the process of addressing those comments.

Note conversions

On March 25, 2021, Sutton Global Associates converted $149,000 in principal and $12,124.93 in accrued interest not 644,499 shares of the company common stock.

On March 15, 2021, KORR Value converted $261,111 in principal and $17,798 in accrued interest into 1,115,638 shares of common stock.

On March 15, 2021, 9 Madison converted $110,000 in principal and $4,677 in accrued interest into 458,709 shares of common stock.

On March 24, 2021, PGD Ventures converted $288,889 in principal and $13,297 in accrued interest into 1,208,743 shares of common stock.

Shares issued for services

Subsequent to December 31, 2020, 66,000 shares of common stock were issued to two firms for services.

Acquisition of Nextridge

Our wholly-owned subsidiary, Charge Infrastructure, Inc., entered into a securities purchase agreement, dated May 7, 2021, with the shareholders of Nextridge, Inc., a New York corporation (“Nextridge”) pursuant to which we agreed to purchase all the issued and outstanding shares of Nextridge for an aggregate purchase price of $19,798,324 (the “Nextridge Acquisition”). $6,850,000.00 of the aggregate purchase price payable to the shareholders of Nextridge will be payable through the issuance of 2,395,105 shares of our Series B preferred stock (the “Series B Preferred”). The acquisition closed on May 21, 2021. Nextridge operates its business through its wholly owned subsidiary, ANS Advanced Network Services LLC, a New York, limited liability company.

Arena Investors Note

On May 19, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2021 Investors”) pursuant to which it issued notes in an aggregate principal amount of $16,642,609 for an aggregate purchase price of $15,260,000 (the “May 2021 Notes” and together with the May 2020 and November 2020 Notes, the “Notes”). The notes were issued in two tranches.

Tranche 1 was issued in the form of a convertible note for an aggregate principal amount of $5,610,000 and an aggregate purchase price of $500,000. The notes have a coupon of 8% and a 3-year term. Tranche 1 is convertible at any time, at the holder’s option, into shares of our common stock at a conversion price of $3.00 per share, or 1,870,000 shares, subject to a 9.99% blocker. In connection with the issuance of Tranche 1, we issued to the May 2021 Investors 100% warrant coverage at face value ($5,610,000) or 1,870,000 shares. The warrants have a strike price of $4.00 per share and a term of 3 years.

Tranche 2 was issued in the form of a non-convertible note in the aggregate face amount of $11,032,609. The notes have a coupon of 8% and an 18-month term.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of GoIP Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GoIP Global, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

We have served as the Company’s auditor since 2019.
Tampa, Florida
June 4, 2020

4806 West Gandy Boulevard ● Tampa, Florida 33611 ● 813.440.6380

GOIP GLOBAL, INC.
BALANCE SHEETS

	December 31,	December 31,
	2019	2018
ASSETS
Current assets
Cash	$31	$-
Total assets	$31	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	33,952	38,100
Related party payable	302,031	401,517
Convertible notes payable, net of unamortized discount		27,578
Derivative liabilities	-	476,566
Total current liabilities	335,983	943,761

Commitments and contingencies (Note 9)

Stockholder's deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized;
Series B: 1,000,000 shares authorized; 200,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	200	200
Series A: 10,000 authorized; 0 and 100,000 shares issued and outstanding at December 31, 2019 and 2018, respectively		100
Series C: 5,000,000 authorized; 2,000,000 shares issued and outstanding at December 31, 2019 and 2018 respectively	2,000	2,000
Series E: 1,000,000 authorized; 418,251 and 0 shares issued and outstanding at December 31, 2019 and 2018, respectively	418	-
Common stock, $0.0001 par value; 6,800,000,000 shares authorized 4,758,164,306 and 4,143,164,306 issued and outstanding at December 31, 2019 and 2018, respectively	4,758,168	4,143,168
Additional paid in capital	10,793,092	12,110,660
Shares to be issued	1,612,475	10,000
Accumulated deficit	(17,502,305)	(17,209,889)
Total stockholders' deficit	(335,952)	(943,761)

Total liabilities and stockholders' deficit	$31	$0

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31,

	2019	2018
Revenues	$-	$-

Operating expenses
Personnel expenses	131,970	159,500
General and administrative	50,028	41,057
Total operating expenses	181,998	200,557

Net operating loss	(181,998)	(200,557)

Other income (expenses):
Interest expense	(28,124)	(5,489)
Amortization of debt discount	(138,922)	(27,578)
Change in fair value of derivative liabilities	56,628	(412,566)
Total other expenses	(110,418)	(445,633)

Net income (loss)	$(292,416)	$(646,190)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding, basic and diluted	4,439,520,470	4,138,972,525

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Preferred Stock											Additional
	Series B		Series A		Series C		Series E		Common Stock			Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	To Be Issued	Capital	Deficit	Total
Balance, December 31, 2017	200,000	$200	100,000	$100	2,000,000	$2,000	-	$1	4,113,164,306	$4,113,168	$-	$12,116,660	$(16,563,699)	$(331,571)
Subscribed shares to be issued	-	-	-	-	-	-	-	-	-	-	10,000	-	-	10,000

Shares issued for services	-	-	-	-	-	-	-	-	30,000,000	30,000	-	(6,000)	-	24,000

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(646,190)	(646,190)

Balance, December 31, 2018	200,000	200	100,000	100	2,000,000	2,000	-	-	4,143,164,306	4,143,168	10,000	12,110,660	(17,209,889)	(943,761)

Sale of common stock	-	-	-	-	-	-	-	-	465,000,000	465,000	(10,000)	(370,000)	-	85,000

Conversion of debt to common stock	-	-	-	-	-	-	-	-	1,227,474,719	-	1,227,475	(735,943)	-	491,532

Conversion of liabilities to common stock	-	-	-	-	-	-	-	-	150,000,000	150,000	-	(121,788)	-	28,212

Conversion of debt into Series E	-	-	-	-	-	-	418,25	418		-	-	167,563	-	167,981

Preferred stock						1
Conversion of Series A Preferred stock to common stock	-	-	(100,000)	(100)	-	-	-	-	10,000,000	-	10,000	(9,900)	-	-

Beneficial conversion feature	-	-	-	-	-	-	-	-	-	-	-	27,500	-	27,500

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(292,416)	(292,416)
Balance, December 31, 2019	200,000	$200	-	$-	2,000,00	$2,000	418,251	$418	6,370,639,025	4,758,168	1,612,475	$10,793,092	$(17,502,305)	$(335,952)

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(292,416)	$(646,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	-	24,000
Change in fair value of derivative liabilities	(56,628)	412,566
Amortization of debt discount	138,922	27,578
Changes in working capital requirements:
Accounts payable and accrued liabilities	(4,148)	14,051
Related party advances	5,811	93,995
Net cash used in operating activities	(208,459)	(74,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash receipts from subscribed common stock (to be issued)	-	10,000
Cash receipts from sale of common stock	94,990	-
Cash receipts from issuance of convertible notes payable	113,500	64,000
Net cash provided by financing activities	208,490	74,000

NET INCREASE IN CASH	31	-
CASH, BEGINNING OF PERIOD	-	-
CASH, END OF PERIOD	$31	$-

Supplemental disclosure of cash flow information
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

Non-cash operating and financing activities:
Conversion of liabilities to common stock	$787,725	$-

The accompanying notes are an integral part of these financial statements

GOIP GLOBAL, INC.
NOTES TO FINANCIAL STATEMENTS

1.Nature of operations

GoIP Global. Inc. ("GoIP or the "Company”) was incorporated on May 8, 2003 as E Education Network, Inc. (“EEN”) under the laws of the State of Nevada. On August 10, 2005, the Company’s name was changed to GoIP Global, Inc. On December 28, 2017 the company was redomiciled in Colorado and is now a Colorado corporation.

GoIP business operations deals with The Internet of Value (IoV) which enables the instant exchange of value transactions like currencies, stocks, votes, securities, intellectual property, music, scientific discoveries, and more without intermediaries. Similar to how information is exchanged across the internet today. This is powerful because it enables a future for everyone to share in the transfer of value. The Internet of Value is poised to reshape and transform e-Commerce and the global economy. But for it to become reality and adopted, it must ensure trust.

2.Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Derivative Liability

The Company evaluates convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging”. The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Stock Based Compensation Expense

The Company records stock-based compensation in accordance with the provisions of FASB ASC Topic 718, “Accounting for Stock Compensation,” which establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. In accordance with guidance provided under ASC Topic 718, the Company recognizes an expense for the fair value of its stock awards at the time of grant and the fair value of its outstanding stock options as they vest, whether held by employees or others. As of December 31, 2019 and 2018, there were no options outstanding, respectively. For the year ended December 31, 2018, the Company issued 30,000,000 shares to non-employees for services and recorded $24,000 in expense related to the shares.

Convertible Debentures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options". In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. The Company recorded advertising expenses in the amount of $3,000 and $0 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which will require lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has adopted this guidance effective January 1, 2019. The Company currently has no leases.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, issued as a new Topic, ASC Topic 606. The new revenue recognition standard supersedes all existing revenue recognition guidance. Under this ASU, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2015-14, issued in August 2015, deferred the effective date of ASU 2014-09 to the first quarter of 2018, with early adoption permitted in the first quarter of 2017. The Company has adopted this guidance effective January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

In August 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update addresses a diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows under Topic 230, Statement of Cash Flows, and other Topics. The amendments in this Update are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company has adopted this guidance effective January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

On June 20, 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC 718 and forgo revaluing the award after this date. The Company adopted ASU 2018-07 on January 1, 2018. The adoption of this standard did not have a material impact on the financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the consolidated financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIC). At times, cash balances may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at December 31, 2019 and 2018.

4.Going Concern

The Company's financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2019 and 2018, the Company had $31 and $0 in cash and $335,952 and $943,761 in negative working capital, respectively. For the years ended December 31, 2019 and 2018, the Company had a net loss of $292,416 and $646,190, respectively. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has operating costs and expenses at the present time for development of its business activities. The Company, however, will be required to raise additional capital over the next twelve months to meet its current administrative expenses, and it may do so in connection with or in anticipation of possible acquisition transactions. This financing may take the form of additional sales of its equity securities loans from its directors and or convertible notes. There is no assurance that additional financing will be available, if required, or on terms favorable to the Company.

5.Related party transactions

The balance in related party payables amounted to $302,031 and $401,517 for the years ended December 31, 2019 and 2018, respectively. The Company has an oral agreement with the CEO, who provides management services through a private entity that he owns. The expenses are classified in the statements of operations as general and administrative expenses. For the years ended December 31, 2019 and 2018, the Company accrued $90,000 and $120,000 in management service fees to the Company’s CEO, respectively.

During the year ended December 31, 2019, the Company’s CEO converted $100,000 of accrued management services into 375,000,000 shares of common stock.

6.Convertible promissory notes

The Company issued multiple convertible notes. The Company has accounted for these Notes as financing transactions, wherein the net proceeds that were received were allocated to the financial instrument issued. Prior to making the accounting allocation, the Company evaluated the notes under ASC 815 Derivatives and Hedging (“ASC 815”). ASC 815 generally requires the analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative features consisted of the embedded conversion option and a buy-in put. The conversion option bears risks of equity which were not clearly and closely related to the host debt agreement and required bifurcation. Current accounting principles that are also provided in ASC 815 do not permit an issuer to account separately for individual derivative terms and features that require bifurcation and liability classification. Rather, such terms and features must be and were bundled together and fair valued as a single, compound embedded derivative.
Seacor Note

On January 30, 2018, the Company entered into a convertible promissory note agreement (the “Seacor Note”) with a lender for a face value of $12,500. The coupon rate is 12% per annum and the maturity date is January 31, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share. The proceeds were received in three tranches: (i) $5,000 on January 30, 2018, (ii) $5,000 on February 23, 2018 and (iii) $2,500 on March 23, 2018.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$78,082
Day-one derivative loss	(65,582)
$12,500

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $12,500 over the life of the Note based on an effective interest rate. Amortization expense for the years ended December 31, 2019 and 2018 amounted to $3,697 and

$8,803, respectively. On December 31, 2019, the holder converted the $12,500 face value plus $2,795 in accrued interest into 152,945,205 shares of common stock. The carrying value of the Note as of December 31, 2019 and 2018 amounted to $0 and $8,803, respectively.

Oscaleta Notes

On February 12, 2018, the Company entered into a convertible promissory note agreement (the “Oscaleta Note 1”) with a lender for a face value of $5,000. The coupon rate is 12% per annum and the maturity date is February 12, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share. On March 9, 2018, the Company entered into a convertible promissory note agreement (the “Oscaleta Note 2”) with a lender for a face value of $10,000. The coupon rate is 12% per annum and the maturity date is March 9, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$62,649
Day-one derivative loss	(47,649)
$15,000

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $15,000 over the life of Note based on an effective interest rate. Amortization expense for the years ended December 31, 2019 and 2018 amounted to $8,634 and $6,366, respectively. On December 31, 2019, the holder converted $15,000 face value plus $3,309 in accrued interest into 183,090,500 shares of common stock. The carrying value of the Note as of December 31, 2019 and 2018 amounted to $0 and $6,366, respectively.

Sky Direct Note 1

On January 16, 2018, the Company entered into a convertible promissory note agreement (the “Sky Direct Note 1”) with a lender for a face value of $49,400. The coupon rate is 12% per annum and the maturity date is January 17, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share. The proceeds were received in thirteen tranches: (1) $5,000 on January 16, 2018, (2)

$1,000 on July 17, 2018, (3) $2,500 on October 22, 2018, (4) $5,000 on October 29, 2018, (5) $7,500 on November 7, 2018, (6) $2,500
on November 9, 2018, (7) $5,000 on November 13, 2018, (8) $3,000 on November 20, 2018, (9) $3,000 on November 28, 2018 (10),
$2,000 on November 30, 2018, (11) $6,000 on January 9, 2019, (12) $1,400 on January 17, 2019 and (13) $5,500 on February 8, 2019.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$388,631
Day-one derivative loss	(339,231)
$49,400

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $49,400 over the life of Note based on an effective interest rate. Amortization expense for the years ended December 31, 2019 and 2018 amounted to $36,992 and $12,408, respectively. On December 31, 2019, the holder converted $49,400 face value plus $6,381 in accrued interest into 557,806,137 shares of common stock. The carrying value of the Note as of December 31, 2019 and 2018 amounted to $0 and $12,408, respectively.

Sky Direct Note 2

On February 15, 2019, the Company entered into a convertible promissory note agreement (the “Sky Direct Note 2”) with a lender for a face value of $38,100. The coupon rate is 12% per annum and the maturity date is February 16, 2020. The note is convertible into common stock at the lender’s option at $.0001 per share. The proceeds were received in seven tranches: (1) $4,000 on February 15, 2019, (2) $7,000 on February 27, 2019, (3) $13,000 on March 1, 2019, (4) $6,600 on March 6, 2019, (5) $2,500 on March 27, 2019, (6) $2,000 on April 11, 2019 and (7) $3,000 on April 30, 2019.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$263,418
Day-one derivative loss	(225,318)
$38,100

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $38,100 over the life of Note based on an effective interest rate. Amortization expense for the year ended December 31, 2019 amounted to $38,100. On December 31, 2019, the holder converted $38,100 face value plus $3,725 in accrued interest into 4,182,510 shares of Series D preferred stock. The carrying value of the Note as of December 31, 2019 amounted to $0.

Schaeffer Note

On January 24, 2019, the Company entered into a convertible promissory note agreement (the “Schaeffer Note”) with a lender for a face value of $30,000. The coupon rate is 12% per annum and the maturity date is July 15, 2019. The note is convertible into common stock at the lender’s option at $.0001 per share.

Based on the previous conclusions, the Company allocated the cash proceeds first to the derivative component at its fair value with the residual allocated to the host debt contract, as follows:

Allocation
Compound embedded derivative	$179,548
Day-one derivative loss	(149,548)
$30,000

The proceeds were allocated to the compound embedded derivative. This resulted in a day-one derivative loss and therefore, there was no value allocated to the note on the inception date. The Note will be accreted up to its face value of $30,000 over the life of Note based on an effective interest rate. Amortization expense for the year ended December 31, 2019 amounted to $30,000. On December 31, 2019, the holder converted $30,000 face value plus $3,363 in accrued interest into 333,632,877 shares of common stock. The carrying value of the Note as of December 31, 2019 amounted to $0.

7.Derivative financial instruments

As of December 31, 2019, the convertible notes were converted in full and as a result the derivative liabilities at December 31, 2019 amounted to $0. The following tables summarize the components of the Company’s derivative liabilities and linked common shares as of December 31, 2018 and the amounts that were reflected in income related to derivatives for the year then ended:

	December 31, 2018
The financings giving rise to derivative financial instruments	Indexed Shares	Fair Values
Compound embedded derivative	679,414,247	$(476,566)

The following tables summarizes the effects on the Company’s gain (loss) associated with changes in the fair values of the derivative financial instruments by type of financing for the years ended December 31, 2019 and 2018:

Year Ended
The financings giving rise to derivative financial instruments and the income effects:	December 31, 2019
Compound embedded derivative	$498,225
Day-one derivative loss	(441,597)
Total gain (loss)	$56,628

Year Ended
The financings giving rise to derivative financial instruments and the income effects:	December 31, 2018
Compound embedded derivative	$(20,835)
Day-one derivative loss	(391,731)
Total gain (loss)	$(412,566)

The Company’s face value $172,500 Convertible Promissory Notes issued between January 16, 2018 and November 30, 2018 gave rise to derivative financial instruments. The Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option.

Current accounting principles that are provided in ASC 815 - Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. The Company has selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because it believes that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk-free rates. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the compound embedded derivative that has been bifurcated from the Convertible Notes and classified in liabilities:

	Inception	December 31, 2018	December 31, 2019
Quoted market price on valuation date	$0.0003 - 0.0014	$0.0008	$0.0004
Contractual conversion rate	$0.0001	$0.0001	$0.0001
Range of effective contractual conversion rates	--	--	--
Contractual term to maturity	0.13 - 1.00 Year	0.05 - .18 Years	0.13 Years
Market volatility:
Volatility	170.00%	170.00%	170.00%
Contractual interest rate	12.0%	12.0%	12.0%

The following table reflects the issuances of compound embedded derivatives and changes in fair value inputs and assumptions related to the compound embedded derivatives during the years ended December 31, 2019 and 2018.

	December 31, 2019	December 31, 2018
Balances at January 1	$476,566	$-
Issuances:
Convertible Note Financing	516,597	455,731
Changes in fair value inputs and assumptions reflected in income	(498,225)	20,835
Conversions	(494,938)	-
Balances at December 31	$-	$476,566

The fair value of the compound embedded derivative is significantly influenced by the Company’s trading market price, the price volatility in trading and the interest components of the Monte Carlo Simulation technique.

8.Equity

Preferred Stock

The Company has 10,000,000 Shares of Preferred Stock authorized with a par value of $.001. The Company has allocated 100,000 Shares for Series A Preferred, 1,000,000 Shares for Series B Preferred, 5,000,000 Shares for Series C Preferred, 1,000,000 Series D Preferred and 1,000,000 Series E Preferred.

Series A —As of December 31, 2019 and 2018 there were 0 and 100,000 shares issued and outstanding, respectively. The 100,000 was originally issued to the Company 's officer and CEO. These Series A Shares were converted into 10,000,000 shares of common stock during the year ended December 31, 2019. The Series A Preferred has the following designations:

●	Convertible at option of holder.

●	The holders are entitled to receive dividends.

●	1 Preferred share is convertible to 100 common shares.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall be entitled to elect the majority of the members of the Board of Directors.

Series B —As of December 31, 2019 and 2018 there were 200,000 shares issued and outstanding to the Company’s officer and CEO. The Series B Preferred has the following designations:

●	Convertible at option of holder.

●	The holders are entitled to receive dividends.

●	100,000 preferred shares are convertible to 9.9% common shares.

●	The Series B holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.

●	Voting: The Series B holders are entitled to vote together with the common holders as a single class.

In 2017, 200,000 shares of Series B Preferred Stock were issued to the Company’s CEO in exchange for a conversion of $200,000 of related party advances.

Series C — As of December 31, 2019 and 2018 there were 2,000,000 shares issued and outstanding to the Company’s officer and CEO. The Series C Preferred has the following designations:

●	Convertible at option of holder.

●	The holders are entitled to receive dividends.

●	1 Preferred share is convertible to 10 common shares.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall be entitled to vote 1 Preferred Shares for 5,000 votes.

Series D — As of December 31, 2019 and 2018 there were 0 and 0 shares issued and outstanding, respectively. The Series D Preferred has the following designations:

●	Convertible into common upon the Company completing a 500 to 1 reverse stock split upon which the amount converted will equal 80% of the issued and outstanding common per the reverse split.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall be entitled to vote and shall in aggregate represent 80% of the votes.

Series E — As of December 31, 2019 and 2018 there were 418,251 and 0 shares issued and outstanding. On December 31, 2019, the holder of the Series of Preferred converted $38,100 face value plus $3,725 in accrued interest into 418,251 shares of Series E preferred stock. The Series E Preferred has the following designations:

●	Convertible at option of holder any time after March 30, 2020; 1 preferred share is convertible into 1,000 common shares

●	Automatically convertible into common upon the Company completing a 500 to 1 reverse stock split.

●	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.

●	Voting: The holder of this Series of Preferred shall not be entitled to vote.

The Company has evaluated each series of the Preferred Stock for proper classification under ASC 480 - Distinguishing Liabilities from Equity and ASC 815 - Derivatives and Hedging.

ASC 480 generally requires liability classification for financial instruments that are certain to be redeemed, represent obligations to purchase shares of stock or represent obligations to issue a variable number of common shares. The Company concluded that each series of Preferred Stock was not within the scope of ASC 480 because none of the three conditions for liability classification was present.

ASC 815 generally requires an analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. However, in order to perform this analysis, the Company was first required to evaluate the economic risks and characteristics of each series of the Preferred Stock in its entirety as being either akin to equity or akin to debt. The Company’s evaluation concluded that each series of Preferred Stock was more akin to an equity-like contract largely due to the fact the financial instrument is not mandatorily redeemable for cash and the holders are not entitled to any dividends. Other features of the Preferred Stock that operate like equity, such as the conversion option and voting feature, afforded more evidence, in the Company’s view, that the instrument is more akin to equity. As a result, the embedded conversion features are clearly and closely related to their equity host instruments. Therefore, the embedded conversion features do not require bifurcation and classification as derivative liabilities.

9. Commitments and contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019 and 2018, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

10. Income taxes

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of December 31, 2019 the Company had net operating loss carry forwards of approximately $17,502,305 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at December 31, 2019 was $3,675,484. The net changes in valuation allowance during the years ended December 31, 2019 and 2018 was $61,407 and $135,700, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The components of the net deferred tax asset (liability) at December 31, 2019 and, 2018 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

	December 31,	December 31,
	2019	2018
Net operating loss carry-forward	$(17,502,305)	$(17,209,889)
Effective tax rate	21%	21%
	3,675,484	3,614,077
Valuation allowance	(3,675,484)	(3,614,077)
Deferred tax asset	$-	$-

Income tax benefit resulting from applying statutory rates in jurisdictions in which we are taxed (Federal and State of New York) differs from the income tax provision (benefit) in our financial statements. The following table reflects the reconciliation for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
Benefit at federal and statutory rate	(21)%	(21)%
Change in valuation allowance	21%	21%
Effective tax rate	0%	0%

11. Subsequent events

Share exchange

On April 30, 2020, the Company entered into a Share Exchange Agreement with TransWorld Enterprises Inc. (“TW”), a Delaware Corporation. As part of the exchange the Company has agreed to issue 1,000,000 share of Series D Preferred Stock and 1,000,000 shares of Series F Preferred Stock in exchange for all the equity interest of TW. TW, as a holding company, will focus on acquiring controlling interests in profitable basic businesses. Initially, TW will focus on acquiring transportation companies and simple manufacturing and or consumer products businesses.

Sale of Series E Preferred Stock

On January 15, 2020, the Company sold 125,000 shares of Series E Preferred Stock for $12,500, or $10 per share.

Convertible notes payable

On May 8, 2020, the Company issued an aggregate $3,000,000 in convertible notes payable to an investment group with an original issue discount of $300,000. The notes have a coupon rate of 8% and a maturity date of May 8, 2021. The notes have a conversion price of the lower of (i) $0.25 or (ii) the average VWAP of the Common Stock for the immediately preceding twenty (20) Trading Days on the Trading Market on the date of completion. In connection with the notes, the Company issued warrants to purchase 7,600,000 shares of common stock with an exercise price of $0.50 and expiration date of 2 years. The Holders will also receive 7.5 shares of the Company’s Series G Preferred Stock to be issued to the Purchaser at Closing, which shall be convertible into 7.5% of the Company’s issued and outstanding common stock upon consummation of the Reverse Stock Split.

On May 8, 2020, the Company issued $500,000 in convertible notes payable to an investor with an original issue discount of $45,000. The notes have a coupon rate of 8% and a maturity date of May 8, 2021. The notes have a conversion price of the lower of (i) $0.25 or

(ii) the average VWAP of the Common Stock for the immediately preceding twenty (20) Trading Days on the Trading Market on the date of completion. In connection with the notes, the Company issued warrants to purchase 1,151,515 shares of common stock with an exercise price of $0.50 and expiration date of 2 years.

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To Management
PTGI International Carrier Services, Inc.
New York, NY

We have reviewed the accompanying financial statements of PTGI International Carrier Services, Inc. and subsidiaries, which comprise the consolidated balance sheets as of September 30, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, changes in stockholder’s equity, and cash flows for the nine months ended September 30, 2020 and 2019, and the related notes to the consolidated financial statements (the “financial statements”). A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company had significant net losses for the period ended December 31, 2019 and received subsequent funding from its parent. Management’s evaluation of the events and conditions and management’s plans regarding the matter also are described in Note 4. The realization of a major portion of its assets is dependent upon the success of its future operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seligson & Giannattasio, LLP
White Plains, New York
June 3, 2021

PTGI INTERNATIONAL CARRIER SERVICES INC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
 (UNAUDITED)

	As of September 30, 2020	As of September 30, 2019
Assets
Current assets
Cash and cash equivalents	$11,288,565	$41,112,864
Accounts receivable, net	50,741,380	61,076,381
Investments in futures contracts	10,958,540	-
Other current assets net	2,022,986	1,851,229
Total current assets	75,011,471	104,040,474

Property, plant and equipment, net	508,372	839,522
Non-current assets	3,452	22,717
Goodwill	-	2,998,752
Total Assets	$75,523,295	$107,901,465

Liabilities & Stockholder’s Equity (Deficit)
Current liabilities
Accounts payable	$19,231,745	$47,383,680
Accrued liabilities	44,029,702	51,659,236
Futures contract liabilities	10,957,340	-
Notes payable-current maturities	109,164	242,486
Related party payable	-	20,549
Total current liabilities	74,327,951	99,305,951
Other liabilities
Notes payable less current maturities	-	109,164

Total Liabilities	74,327,951	99,415,115

Stockholders' Equity (Deficit)
Common stock, $1 par value; 100 shares authorized; 100 shares issued and outstanding	100	100
Additional paid in capital	191,227,944	199,121,632
Accumulated Other Comprehensive Income(loss) Currency Translation Adjustment	(8,013,161)	(8,084,044)
Accumulated deficit	(182,019,539)	(182,551,338)
Total Stockholders' Equity	1,195,344	8,486,350
Total Liabilities and Stockholders' Equity (Deficit)	$75,523,295	$107,901,465

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	Periods Ended
	September 30,	September 30,
	2020	2019

Net Revenues	$430,101,704	$506,972,842
Cost of goods sold	424,434,212	498,461,018
Gross margin	5,667,492	8,511,824

Operating expenses
Professional fees	327,552	744,781
General and administrative	4,527,315	5,683,005
Depreciation expense	251,212	259,643
Total operating expenses	5,106,079	6,687,429

Net operating income	561,413	1,824,395

Other income (expense)
Loss on goodwill impairment	-	(1,376,718)
Other income (expense)	2,072,220	(13,079)
Interest income	69	-
Contingent consideration (gain) loss	(30,514)	332,586
Derivative FX gain (loss)	331,271	(59,753)
Total other income (expense)	2,373,046	(1,116,964)

Income before provision for income taxes	2,934,459	707,431

Provision for income taxes (Benefit)	553,077	380,376

Net income	$2,381,382	$327,055

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
 (UNAUDITED)

	Periods Ended
	September 30, 2020	September 30, 2019
Net Income	$2,381,382	$327,055
Other comprehensive income
Foreign currency translation adjustment, Net of tax	(25,321)	(45,986)
Comprehensive income	$2,356,061	$281,069

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019
 (UNAUDITED)

			Additional		Other
	Common Stock		Paid in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total
Balance January 1, 2020	100	$100	$187,121,632	$(184,400,921)	$(7,987,840)	$(5,267,029)

Payment of dividends	-	-	(6.410,713)	-	-	(6,410,713)

Equity adjustment-Intercompany payable forgiven	-	-	17,025	-	-	17,025
Net income	-	-	-	2,381,382	-	2,381,382
Contribution by parent (HC2)	-	-	10,500,000	-	-	10,500,000
Other comprehensive income					(25,321)	(25,321)
Balance September 30, 2020	100	100	191,227,944	(182,019,539)	(8,013,161)	1,195,344
Balance January 1, 2019	100	$100	$203,421,632	$(182,878,393)	$(8,038,058)	$12,505,281
Payment of dividends	-	-	(4,300,000)	-	-	(4,300,000)

Other comprehensive income	-	-	-	-	(45,986)	(45,986)

Net income	-	-	-	327,055	-	327,055

Balance September 30, 2019	100	$100	$199,121,632	$(182,551,338)	$(8,084,044)	$8,486,350

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	September 30,	September 30,
	2020	2019

Cash Flows from Operating Activities
Net income	$2,381,382	$327,055
Adjustments to reconcile net income to net
cash used by operating activities:
Depreciation and amortization	251,212	259,643
Loss on impairment of goodwill	-	1,376,718
Provision for doubtful accounts receivable	(15,666)	24,893
(Gain) loss on contingent consideration	30,514	(332,586)
(Gain) loss on foreign currency exchange	(331,271)	59,753
Changes in operating assets & liabilities
Accounts receivable	1,675,164	56,451,670
Intercompany receivable, net	20,008	(22,164)
Other assets	44,574	(70,857)
Accounts payable and other current liabilities	(31,685,262)	(27,529,807)
Other liabilities	(107,624)	6,541
Net cash provided by (used by) operating activities	(27,736,969)	30,550,859

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(4,091)	(7,566)
Net investments in Futures Contracts	(1,200)	-
Net cash used by investing activities	(5,291)	(7,566)

Cash Flows from Financing Activities Contribution from HC2 Holdings, Inc	10,500,000	-
Payment of dividends to HC2 Holdings, Inc	(6,410,713)	(4,300,000)
Cash paid for contingent liability	(74,952)	(119,886)
Net cash (used by) provided by financing activities	4,014,335	(4,419,886)

Effects of exchange rate changes on cash and cash equivalents	455,371	(34,574)

Increase (decrease) in cash and cash equivalents	(23,272,554)	26,088,833

Cash and cash equivalents at beginning of period	34,561,119	15,024,031

Cash and cash equivalents at end of period	$11,288,565	$41,112,864

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES INC AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

PTGI INTERNATIONAL CARRIER SERVICES INC (PTGI) was incorporated on December 13, 2007 as Arbinet Carrier Services, Inc. under the laws of the State of Delaware. On February 25, 2013, the Company’s name was changed to PTGI International Carrier Services, Inc. PTGI is a global wholesale telecommunications provider offering a network of direct routes and provides premium voice communication services for national telecommunications operators, mobile operators, wholesale carriers, prepaid operators, voice over internet protocol service operators and internet service providers. PTGI provides a quality service via direct routes and by forming strong relationships with carefully selected partners.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of PTGI International Carrier Services, Inc. and its wholly owned subsidiaries Go2Tel.com, Inc., a company organized under the laws of the State of Florida, GU2TEL Spain, SLU, a Spanish entity, PTGI International Carrier Services, Ltd, a United Kingdom entity and PTGI-ICS OPSRO S.R.L, a Romanian entity, collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation. PTGI-ICS OPSRO S.R.L, a company organized under the laws of Romania was deregistered effective September 30, 2020.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised services in the contract; (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from the provision of telecommunications services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

PTGI operates an extensive network of direct routes and offers premium voice communication services for carrying a mix of business, residential and carrier long-distance traffic, data and transit traffic. PTGI has both a customer and vendor relationship with most parties. PTGI sells the customer routing services through the PTGI supplier routes on incoming calls and then PTGI purchases routing services from other vendor’s supplier routes in order to complete the call. Revenue is earned based on the number of minutes during a call multiplied by the price per minute, and is recorded upon completion of a call. Incomplete calls are not revenues earned by PTGI and may occur as a result of technical issues or because the customer’s credit limit was exceeded and thus the customer routing of traffic was prevented. Revenue for a period is calculated from information received through PTGI’s billing software, such as minutes and market rates. PTGI evaluates gross versus net revenue recognition for each of its contractual arrangements by assessing indicators of control and significant influence to determine whether the PTGI acts as a principal (i.e. gross recognition) or an agent (i.e. net recognition). PTGI has determined that it acts as a principal for all of its performance obligations in connection with all revenue earned as PTGI may accept or reject calls, determines the routing decision and routing vendor and has the risk of financial loss on revenues from customers and amounts owed to the vendors. Net revenue represents gross revenue, net of allowance for doubtful accounts receivable, service credits and service adjustments. Cost of revenue includes network costs that consist of access, transport and termination costs. The majority of PTGI’s cost of revenue is variable, primarily based upon minutes of use, with transmission and termination costs being the most significant expense.

Accounts Receivable
Trade accounts receivable are recorded at the net invoice value and are not interest bearing. The Company considers receivables past due based on the payment terms. The Company reviews its exposure to accounts receivable and reserves specific amounts if collectability is no longer reasonably assured. The Company also reserves a percentage of its trade receivable balance based on collection history and current economic trends that might impact the level of future credit losses. The Company re-evaluates such reserves on a regular basis and adjusts its reserves as needed. The Company also has credit insurance on certain of its receivables to lessen the risk of uncollectible accounts. Based on the Company’s operating history and customer base, bad debts to date have not been material.

Forward contracts
PTGI enters into forward contracts for the purchase and sale of currency futures.  Open positions are recorded at market value, with related unrealized gains and losses, included in income.  Market value has been determined based on published prices.  Unrealized gains and losses are included in investments in futures contracts and futures contract liabilities, respectively, on the accompanying balance sheet.  The contractual amounts of these purchases and sales, amounting to approximately $10,958,540 and $10,957,340 at September 30, 2020.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Long-Lived Assets

Our long-lived assets include property, plant and equipment and other indefinite lived intangible assets. We evaluate our long-lived assets for impairment, other than indefinite lived intangible assets, in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment.

Impairment of Goodwill

The Company evaluates indefinite lived intangible assets for impairment at least annually and whenever impairment indicators are present in accordance with ASC 350. When necessary, the Company records an impairment loss for the amount by which the fair value is less than the carrying value of these assets. The fair value of intangible assets other than goodwill is typically determined using the “relief from royalty method”, specifically the discounted cash flow method utilizing Level 3 fair value inputs. Some of the more significant estimates and assumptions inherent in this approach include: the amount and timing of the projected net cash flows, which includes the expected impact of competitive, legal and/or regulatory forces on the projections, as well as the selection of a long-term growth rate; the discount rate, which seeks to reflect the various risks inherent in the projected cash flows; and the tax rate, which seeks to incorporate the geographic diversity of the projected cash flows.

The Company performs impairment testing for all other long-lived assets whenever impairment indicators are present. When necessary, the Company calculates the undiscounted value of the projected cash flows associated with the asset, or asset group, and compares this estimated amount to the carrying amount. If the carrying amount is found to be greater, we record an impairment loss for the excess of book value over fair value. During the period ended September 30, 2019, the Company determined that the existing goodwill should be impaired and reported an impairment charge totaling $1,376,718.

Depreciation and Amortization

Fixed assets are recorded at cost. Depreciation is generally calculated on a straight-line method and amortization of leasehold improvements is provided for on the straight-line method over the estimated useful lives of the various assets as follows:

Telco equipment	7 years
Computer hardware	3 years
Computer software	3 years
Furniture and fixtures	5 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. There were no advertising expenses for the reporting periods.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For all periods presented, PTGI was included in the consolidated income tax returns of its Parent, HC2 Holdings, Inc. (“HC2”). All losses incurred by PTGI were utilized by PTGI or by HC2 in the consolidated tax filings. Income tax expense for the periods presented represent amounts allocable from its then parent. Permanent tax differences related to the impairment of goodwill are the primary differences resulting in the variation with the expected income tax expense.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“Topic 842”). Topic 842 requires the entity to recognize the assets and liabilities for the rights and obligations created by leased assets. Leases will be classified as either finance or operating, with classification affecting expense recognition in the income statement.

On January 1, 2019, the Company adopted Topic 842 applying the optional transition method, which allows an entity to apply the new standard at the adoption date with a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of adopting Topic 842, the Company recognized assets and liabilities for the rights and obligations created by operating leases totaling approximately $3,926.

The Company determines if a contract contains a lease at inception based on whether it conveys the right to control the use of an identified asset. Substantially all of the Company’s leases are classified as operating leases. The Company records operating lease right-of-use assets within “Other assets” and lease liabilities are recorded within “current and noncurrent liabilities” in the consolidated balance sheets. Lease expenses are recorded within “General and administrative expenses” in the consolidated statements of operations. Operating lease payments are presented within “Operating cash flows” in the consolidated statements of cash flows.

Operating lease right-of-use assets and lease liabilities are recognized based on the net present value of future minimum lease payments over the lease term starting on the commencement date. The Company generally is not able to determine the rate implicit in its leases and, as such, applies an incremental borrowing rate based on the Company’s cost of borrowing for the relevant terms of each lease. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Lease terms may include an option to extend or terminate a lease if it is reasonably certain that the Company will exercise such options. The Company has elected the practical expedient to not separate lease components from non-lease components, and also has elected not to record a right-of-use asset or lease liability for leases which, at inception, have a term of twelve months or less. Variable lease payments are recognized in the period in which the obligation for those payments is incurred.

NOTE 3 – CONCENTRATION OF CREDIT RISKS

The Company's cash and cash equivalents, marketable securities and accounts receivable are monitored for exposure to concentrations of credit risk. The Company maintains substantially all of its cash balances in a limited number of financial institutions. The balances are each insured by the Federal Deposit Insurance Corporation up to $250,000. The Company had balances in excess of this limit at September 30, 2020 and 2019 totaling $10,788,565 and $40,612,864, respectively.

NOTE 4 – GOING CONCERN

PTGI's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At September 30, 2020, PTGI had $11,288,565 in cash and $1,236,597 in working capital, respectively. Losses may adversely affect the liquidity of PTGI in the future. During 2020, PTGI received a total of $10,500,000 in capital contributions from HC2. Had these contributions not been received, PTGI would have had negative working capital and stockholder’s equity at September 30,2020. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should PTGI be unable to continue as a going concern.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at September 30, 2020 and 2019:

	September 30,	September 30,
	2020	2019

Telco equipment	$2,271,955	$2,270,449
Computer hardware	137,604	132,991
Computer software	27,751	27,751
Furniture & fixtures	824	824
	2,438,134	2,432,015
Less: Accumulated depreciation	(1,929,762)	(1,592,493)
Property Plant and Equipment	$508,372	$839,522

Depreciation expense was $251,212 and $259,643 for the nine months ended September 30, 2020 and 2019, respectively.

NOTE 6 – ACCRUED LIABILITIES

In the normal course of business PTGI incurs costs that can be billed by the suppler in a subsequent period. To ensure proper presentation the unbilled costs are accrued at each month end. As invoices are received the accrued payable is relieved and the correct payable reflected in the accounts payable account. During 2020, PTGI renegotiated several contracts with vendors. As a result, the Company entered settlements that resulted in a $2 million reduction in the amounts due. This is included in the income statement in other income.

NOTE 7 – ACQUISITION OF G02TEL.COM

In November 2018, PTGI entered into a purchase agreement to acquire the stock of GO2Tel.com and its subsidiary. Pursuant to the agreement, PTGI paid $200,000 and is required to pay 20% of the gross margin for the following 24 months (Earnout Provision) in exchange for all the outstanding shares of GO2Tel.com common stock. Payment of the earnout provision is made quarterly but no less than $30,000. The company reported the original purchase price based on 20% of the estimated gross margin for the following 24 months plus the initial cash payment. Remeasurement of the expected payout at period end resulted in a gain adjustment to the Contingent Consideration due of $30,514. The original amount of these earnout provision was $797,580. As of September 30, 2020, $109,164 remains on the earnout provision.

NOTE 8 – RELATED PARTY PAYABLE

PTGI uses shares facilities and corporate services provided by HC2. The facilities include shared IT platforms. Corporate services include IT and tax-related support. For use of the HC2 provided services, cost allocations are transferred and paid monthly.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019, and 2018, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

NOTE 10 – SUBSEQUENT EVENTS

PTGI Stock Purchase Agreement

On October 2, 2020, the Shareholder of the Company, ICS Group Holdings, Inc., entered into a Stock Purchase Agreement with TransWorld Holdings, Inc (TRW). pursuant to which TRW agreed to acquire 100% of the outstanding voting securities of PTGI in consideration for $1,000,000 (the “PTGI Acquisition”). The closing of the PTGI Acquisition occurred on October 31, 2020.

PTGI International Services, Ltd transfer

On October 10, 2020, the Shares of PTGI International Services, Ltd (PTGI Ltd) were transferred to the Company’s Shareholder, ICS Group Holdings, Inc for nominal consideration. Under the terms of the PTGI Stock Purchase Agreement with TRW, PTGI Ltd would continue to provide sales support services to PTGI through February 28, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholder’s of
PTGI International Carrier Services, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of PTGI International Carrier Services, Inc. and subsidiaries (the "Company") as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholder’s deficit, comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2019 and 2018 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has incurred significant recurring losses. The realization of a major portion of its assets is dependent upon its ability to meet its future financing needs and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

  Seligson & Giannattasio, LLP

We have served as the Company’s auditor since 2020.

White Plains, New York
February 3, 2021, except for Notes 2 and 10, as to which the date is June 3, 2021

PTGI INTERNATIONAL CARRIER SERVICES INC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31, 2019	As of December 31, 2018
Assets
Current assets
Cash and cash equivalents	$34,561,119	$15,024,031
Accounts receivable, net	51,849,911	117,561,914
Other current assets net	2,143,501	1,829,886
Total current assets	88,554,531	134,415,831

Property, plant and equipment, net	755,516	1,091,623
Non-current assets	15,494	19,440
Goodwill	-	4,375,470
Total Assets	$89,325,541	$139,902,364

Liabilities & Stockholder’s Equity (Deficit)
Current liabilities
Accounts payable	$49,467,157	$21,538,208
Accrued liabilities	44,846,707	105,018,582
Notes payable-current maturities	261,226	398,790
Related party payable	17,480	42,713
Total current liabilities	94,592,570	126,998,293
Other liabilities
Notes payable less current maturities	-	398,790

Total Liabilities	94,592,570	127,397,083

Stockholders' Equity (Deficit)
Common stock, $1 par value; 100 shares authorized; 100 shares issued and outstanding	100	100
Additional paid in capital	187,121,632	203,421,632
Accumulated Other Comprehensive Income(loss) Currency Translation Adjustment	(7,987,840)	(8,038,058)
Accumulated deficit	(184,400,921)	(182,878,393)
Total Stockholders' Equity (Deficit)	(5,267,029)	12,505,281
Total Liabilities and Stockholders' Equity (Deficit)	$89,325,541	$139,902,364

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,	December 31,
	2019	2018

Net Revenues	$696,119,986	$793,466,665
Cost of goods sold	684,877,653	778,988,522
Gross margin	11,242,333	14,478,143

Operating expenses
Professional fees	1,017,247	941,124
General and administrative	7,277,222	8,520,763
Depreciation expense	345,215	347,608
Total operating expenses	8,639,684	9,809,495

Net operating income	2,602,649	4,668,648

Other income (expense)
Loss on goodwill impairment	(4,463,720)	-
Other income (expense)	(25,356)	(34,573)
Interest expense	-	(372)
Interest income	1,233	-
Contingent consideration (gain) loss	377,446	-
Derivative FX gain (loss)	(20,193)	(24,434)
Total other income (expense)	(4,130,590)	(59,379)

Income (loss) before provision for income taxes	(1,527,941)	4,609,269

Provision for income taxes (Benefit)	(5,413)	22,745

Net income (loss)	$(1,522,528)	$4,586,524

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Years Ended
	2019	2018
Net Income (loss)	$(1,522,528)	$4,586,524
Other comprehensive income
Foreign currency translation adjustment, net of tax	50,218	(2,371,397)
Comprehensive income (loss)	$(1,472,310)	$2,215,127

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

			Additional		Other
	Common Stock		Paid in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Income	Total
Balance January 1, 2018	100	$100	$15,528,220	$(187,464,917)	$(5,666,661)	$(177,603,258)

Payment of dividends	-	-	(2,500,000)	-	-	(2,500,000)

Equity adjustment in reorganization	-	-	190,393,412	-	-	190,393,412
Net income	-	-	-	4,586,524	-	4,586,524
Other comprehensive income	-	-	-	-	(2,371,397)	(2,371,397)

Balance December 31, 2018	100	100	203,421,632	(182,878,393)	(8,038,058)	12,505,281

Payment of dividends	-	-	(16,300,000)	-	-	(16,300,000)

Other comprehensive income	-	-	-	-	50,218	50,218

Net loss	-	-	-	(1,522,528)	-	(1,522,528)

Balance December 31, 2019	100	$100	$187,121,632	$(184,400,921)	$(7,987,840)	$(5,267,029)

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,	December 31,
	2019	2018

Cash Flows from Operating Activities
Net income (loss)	$(1,522,528)	$4,586,524
Adjustments to reconcile net income(loss) to net
cash used by operating activities:
Depreciation and amortization	345,215	347,608
Loss on impairment of goodwill	4,463,720	-
Provision for doubtful accounts receivable	119,264	313,396
(Gain) loss on contingent consideration	(377,446)	-
(Gain) loss on foreign currency exchange	20,193	24,434
Changes in operating assets & liabilities
Accounts receivable	65,589,041	(24,143,797)
Intercompany receivable, net	(25,231)	(165,644)
Other assets	(346,092)	698,993
Accounts payable and other current liabilities	(32,259,846)	19,575,614
Other liabilities	14,093	-
Net cash provided by operating activities	36,020,383	1,237,128

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(9,073)	(120,192)
Acquisition of subsidiary	-	158,722
Net cash (used by) provided by investing activities	(9,073)	38,530

Cash Flows from Financing Activities
Payment of dividends to HC2 Holdings, Inc	(16,300,000)	(2,500,000)
Cash paid for contingent liability	(173,002)	-
Net cash used by financing activities	(16,473,002)	(2,500,000)

Effects of exchange rate changes on cash and cash equivalents	(1,220)	(27,561)

Increase in cash and cash equivalents	19,537,088	(1,251,903)

Cash and cash equivalents at beginning of period	15,024,031	16,275,934

Cash and cash equivalents at end of period	$34,561,119	$15,024,031

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

PTGI INTERNATIONAL CARRIER SERVICES INC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS

PTGI INTERNATIONAL CARRIER SERVICES INC (PTGI) was incorporated on December 13, 2007 as Arbinet Carrier Services, Inc. under the laws of the State of Delaware. On February 25, 2013, the Company’s name was changed to PTGI International Carrier Services, Inc. PTGI is a global wholesale telecommunications provider offering a network of direct routes and provides premium voice communication services for national telecommunications operators, mobile operators, wholesale carriers, prepaid operators, voice over internet protocol service operators and internet service providers. PTGI provides a quality service via direct routes and by forming strong relationships with carefully selected partners.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of PTGI International Carrier Services, Inc. and its wholly owned subsidiaries Go2Tel.com, Inc., a company organized under the laws of the State of Florida, GU2TEL Spain, SLU, a Spanish entity, PTGI International Carrier Services, Ltd, a United Kingdom entity and PTGI-ICS OPSRO S.R.L, a Romanian entity, collectively referred to as the Company. All material intercompany accounts, transactions and profits were eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised services in the contract; (ii) determination of whether the promised services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. The Company’s main revenue stream is from the provision of telecommunications services. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Accounts Receivable
Trade accounts receivable are recorded at the net invoice value and are not interest bearing. The Company considers receivables past due based on the payment terms. The Company reviews its exposure to accounts receivable and reserves specific amounts if collectability is no longer reasonably assured. The Company also reserves a percentage of its trade receivable balance based on collection history and current economic trends that might impact the level of future credit losses. The Company re-evaluates such reserves on a regular basis and adjusts its reserves as needed. The Company also has credit insurance on certain of its receivables to lessen the risk of uncollectible accounts. Based on the Company’s operating history and customer base, bad debts to date have not been material.

Fair Value Measurements and Fair Value of Financial Instruments

Accounting Standard Codification (“ASC”) Topic 820, Fair Value Measurements, clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Long-Lived Assets

Our long-lived assets include property, plant and equipment and other indefinite lived intangible assets. We evaluate our long-lived assets for impairment, other than indefinite lived intangible assets, in accordance with ASC 360, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management’s judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value.

Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management’s judgment.

Impairment of Goodwill

The Company evaluates indefinite lived intangible assets for impairment at least annually and whenever impairment indicators are present in accordance with ASC 350. When necessary, the Company records an impairment loss for the amount by which the fair value is less than the carrying value of these assets. The fair value of intangible assets other than goodwill is typically determined using the “relief from royalty method”, specifically the discounted cash flow method utilizing Level 3 fair value inputs. Some of the more significant estimates and assumptions inherent in this approach include: the amount and timing of the projected net cash flows, which includes the expected impact of competitive, legal and/or regulatory forces on the projections, as well as the selection of a long-term growth rate; the discount rate, which seeks to reflect the various risks inherent in the projected cash flows; and the tax rate, which seeks to incorporate the geographic diversity of the projected cash flows.

The Company performs impairment testing for all other long-lived assets whenever impairment indicators are present. When necessary, the Company calculates the undiscounted value of the projected cash flows associated with the asset, or asset group, and compares this estimated amount to the carrying amount. If the carrying amount is found to be greater, we record an impairment loss for the excess of book value over fair value. During the year ended December 31, 2019, the Company determined that the existing goodwill should be entirely impaired and reported an impairment charge totaling $4,463,720.

Depreciation and Amortization

Fixed assets are recorded at cost. Depreciation is generally calculated on a straight-line method and amortization of leasehold improvements is provided for on the straight-line method over the estimated useful lives of the various assets as follows:

Telco equipment	7 years
Computer hardware	3 years
Computer software	3 years
Furniture and fixtures	5 years

Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred. There were no advertising expenses for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For all periods presented, PTGI was included in the consolidated income tax returns of its Parent, HC2 Holdings, Inc. (“HC2”). All losses incurred by PTGI were utilized by PTGI or by HC2 in the consolidated tax filings. As of December 31, 2019, PTGI does not have any unused net operating losses or other credits available for use against future earnings.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842) (“Topic 842”). Topic 842 requires the entity to recognize the assets and liabilities for the rights and obligations created by leased assets. Leases will be classified as either finance or operating, with classification affecting expense recognition in the income statement.

On January 1, 2019, the Company adopted Topic 842 applying the optional transition method, which allows an entity to apply the new standard at the adoption date with a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. As a result of adopting Topic 842, the Company recognized assets and liabilities for the rights and obligations created by operating leases totaling approximately $3,926.

The Company determines if a contract contains a lease at inception based on whether it conveys the right to control the use of an identified asset. Substantially all of the Company’s leases are classified as operating leases. The Company records operating lease right-of-use assets within “Other assets” and lease liabilities are recorded within “current and noncurrent liabilities” in the consolidated balance sheets. Lease expenses are recorded within “General and administrative expenses” in the consolidated statements of operations. Operating lease payments are presented within “Operating cash flows” in the consolidated statements of cash flows.

Operating lease right-of-use assets and lease liabilities are recognized based on the net present value of future minimum lease payments over the lease term starting on the commencement date. The Company generally is not able to determine the rate implicit in its leases and, as such, applies an incremental borrowing rate based on the Company’s cost of borrowing for the relevant terms of each lease. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Lease terms may include an option to extend or terminate a lease if it is reasonably certain that the Company will exercise such options. The Company has elected the practical expedient to not separate lease components from non-lease components, and also has elected not to record a right-of-use asset or lease liability for leases which, at inception, have a term of twelve months or less. Variable lease payments are recognized in the period in which the obligation for those payments is incurred.

NOTE 3 – CONCENTRATION OF CREDIT RISKS

The Company's cash and cash equivalents, marketable securities and accounts receivable are monitored for exposure to concentrations of credit risk. The Company maintains substantially all of its cash balances in a limited number of financial institutions. The balances are each insured by the Federal Deposit Insurance Corporation up to $250,000. The Company had balances in excess of this limit at December 31, 2019 and 2018 totaling $34,061,119 and $14,620,689, respectively.

NOTE 4 – GOING CONCERN

PTGI's consolidated financial statements are prepared using the GAAP applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2019 and December 31, 2018, PTGI had $34,561,119 and $15,024,031 in cash and ($6,038,039) and ($7,417,538) in working capital, respectively. Losses may adversely affect the liquidity of PTGI in the future. In view of the matters described, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets is dependent upon continued operations, which in turn is dependent upon PTGI's ability to obtain financing from its parent, HC2 and to succeed in its future operations and to execute on planned expansion acquisitions. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should PTGI be unable to continue as a going concern.

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2019 and 2018:

	December 31,	December 31,
	2019	2018

Telco equipment	$2,271,955	$2,269,945
Computer hardware	122,150	117,429
Computer software	27,751	27,751
Furniture & fixtures	824	824
	2,422,680	2,415,949
Less: Accumulated depreciation	(1,667,164)	(1,324,326)
Property Plant and Equipment	$755,516	$1,091,623

Depreciation expense was $342,215 and $347,608 for the twelve months ended December 31, 2019 and 2018, respectively.

NOTE 6 – ACCRUED LIABILITIES

In the normal course of business PTGI incurs costs that can be billed by the suppler in a subsequent period. To ensure proper presentation the unbilled costs are accrued at each month end. As invoices are received the accrued payable is relieved and the correct payable reflected in the accounts payable account.

NOTE 7 – ACQUISITION OF G02TEL.COM

In November 2018, PTGI entered into a purchase agreement to acquire the stock of GO2Tel.com and its subsidiary. Pursuant to the agreement, PTGI paid $200,000 and is required to pay 20% of the gross margin for the following 24 months (Earnout Provision) in exchange for all the outstanding shares of GO2Tel.com common stock. Payment of the earnout provision is made quarterly but no less than $30,000. The company reported the original purchase price based on 20% of the estimated gross margin for the following 24 months plus the initial cash payment. Remeasurement of the expected payout at year end resulted in a gain adjustment to the Contingent Consideration due of $377,446. The original amount of these earnout provision was $797,580. As of December 31, 2019, $261,226 remains on the earnout provision.

NOTE 8 – RELATED PARTY PAYABLE

PTGI uses shares facilities and corporate services provided by HC2. The facilities include shared IT platforms. Corporate services include IT and tax-related support. For use of the HC2 provided services, cost allocations are transferred and paid monthly.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of December 31, 2019, and 2018, the Company is not aware of any contingent liabilities that should be reflected in the consolidated financial statements.

NOTE 10 – EQUITY ADJUSTMENT

During 2018, the then parent of the Company took advances made to the Company totaling $190,393,412 and contributed them as additional capital contributions in the Company.

NOTE 11 – SUBSEQUENT EVENTS

PTGI Stock Purchase Agreement

On October 2, 2020, the Shareholder of the Company, ICS Group Holdings, Inc., entered into a Stock Purchase Agreement with TransWorld Holdings, Inc (TRW). pursuant to which TRW agreed to acquire 100% of the outstanding voting securities of PTGI in consideration for $892,000 (the “PTGI Acquisition”). The closing of the PTGI Acquisition occurred on October 31, 2020.

PTGI International Services, Ltd transfer

On October 10, 2020, the Shares of PTGI International Services, Ltd (PTGI Ltd) were transferred to the Company’s Shareholder, ICS Group Holdings, Inc for nominal consideration. Under the terms of the PTGI Stock Purchase Agreement with TRW, PTGI Ltd would continue to provide sales support services to PTGI through February 28, 2021.

Liquidation of PTGI-ICS OPSRO S.R.L

PTGI-ICS OPSRO S.R.L, a company organized under the laws of Romania was deregistered effective September 30, 2020.

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To the Board of Director(s) of
GetCharged, Inc.
New York, New York

We have reviewed the accompanying financial statements of Get Charged Inc., which comprise the balance sheets as of September 30, 2020, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

K. K. Mehta CPA Associates PLLC
Garden City, New York
January 11, 2021

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2020

BALANCE SHEET
 (UNAUDITED)

	As of September 30, 2020	As of September 30, 2020
ASSETS
Current Assets:
Cash	32,374	730,244
Total Current Assets	32,374	730,244
Property, Equipment and Leasehold Improvements, Net	1,098,361	300,739
Other Assets	224,826	5,000
TOTAL ASSETS	$1,355,562	$1,035,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	312,967	70,060
Total Current Liabilities	312,967	70,060
Long- Term Notes Payable	3,875,000	2,050,000
Total Liabilities	4,187,967	2,120,060
Stockholders' Equity:
Common Stock , $0.00001 par value:
Authorized shares- 10,000,000
Issued and Outstanding shares- 200	-	-
Accumulated Surplus (Deficit)	(2,832,405)	(1,084,077)
Total Equity	(2,832,405)	(1,084,077)

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,355,562	$1,035,983

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2019
 (UNAUDITED)

	As of Sept 30, 2020	As of Sept 30, 2019
REVENUE	60,483	35
COST OF GOODS SOLD	-	-
GROSS PROFIT	$60,483	$35
OPERATING EXPENSES
Advertising	-	5,000
Salaries and related benefits	51,058	-
Selling, Office and Administration	685,901	1,009,051
TOTAL OPERATING EXPENSES	736,958	1,014,051
INCOME (LOSS) FROM OPERATIONS
INCOME (LOSS) FROM OPERATIONS	$(676,476)	$(1,014,017)
OTHER INCOME (EXPENSES)
Interest Income	-	-
Interest Expense	(192,054)	(56,560)
TOTAL OTHER INCOME	(192,054)	(56,560)
NET INCOME BEFORE
PROVISION FOR INCOME TAXES	(868,530)	(1,070,577)
Provision for Income Taxes	-	-
NET INCOME ATTRIBUTABLE TO SHAREHOLDER	$(868,530)	$(1,070,577)

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2019

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
 (UNAUDITED)
Nine Months ended Sept 30, 2020

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2020	200	-	-	(1,963,876)	(1,963,876)

Issuance of Common Stock		-	-	-	-

Net Income		-	-	(868,530)	(868,530)

Balance September 30, 2020	200	-	-	(2,832,406)	(2,832,405)

Nine Months Ended Sept 30, 2019

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 1, 2019	200	-	-	-
Issuance of Common Stock	-	-	-	-
Prior Period Adjustment				(13,500)
Net Income	-	-	-	-	(1,070,577)
Balance Sept 30, 2019	200	-	-	-	(1,084,077)

GETCHARGED, INC.
REVIEW OF FINANCIAL STATEMENTS
Period Ended September 30, 2019

 STATEMENT OF CASH FLOW
 (UNAUDITED)

	As of September 30, 2020	As of September 30, 2019
Cash flows from Operating Activities
Net Profit/(Loss)	(868,530)	(1,070,577)
Adjustments to reconcile net loss to net cash provided by (used in) Operations:
Change in Operating Assets and Liabilities:
Accounts payable and accrued expenses	184,361	70,060
Net cash provided from (used in) Operating activities	(684,169)	(1,000,517)

Cash flows from Investing activities
Acquisition of PP&E	(173,007)	(301,452)
Investment in Subsidiary	(211,517)	(17,788)
Net cash provided from (used in) Investing activities	(384,525)	(319,240)

Cash flows from Financing activities
Issuance of Common Stock	-	-
Issuance of Notes Payable	770,000	2,050,000
Net cash provided from (used in) Financing activities	770,000	2,050,000
Net Change in cash	(298,694)	730,243
Net Change in cash classified within current assets held for sale
Cash at beginning of period	331,066	-
Cash at end of period	32,374	730,244

GETCHARGED, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
PERIOD ENDED SEPTEMBER 30, 2020

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

GetCharged Inc., a Delaware corporation established in November, 2018, is engaged to build a worldwide network of electric charging, storage, and service stations for e-scooters and e-bikes, while protecting the integrity, access, and safety of sidewalks for all pedestrians. The company are creating the electric fueling stations of the future. The company started its operation since January of 2019.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of GetCharged, Inc. The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

It is the Company’s policy that revenues from sale of service are recognized in accordance with ASC 605, “Revenue Recognition.” Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) services have been rendered; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) is based on management’s judgments regarding fixed nature in selling prices of the services rendered and the collectability of those amounts.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

Fair Values Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been categorized based upon a fair value hierarchy. Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Level 2 inputs are based on other observable market data, such as quoted prices for similar assets and liabilities, and inputs other than quoted prices that are observable, such as interest rates and yield curves. Level 3 inputs are developed from unobservable data reflecting our own assumptions, and include situations where there is little or no market activity for the asset or liability.

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, including property, plant, and equipment, goodwill and intangible assets. These assets are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment. A general description of the valuation methodologies used for assets and liabilities measured at fair value, including the general classification of such assets and liabilities pursuant to the valuation hierarchy, is included in each footnote with fair value measurements presented.

The Company’s financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable approximate their fair values based upon their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s, short-term marketable securities, were determined based on “Level 1” inputs. The Company does not have any financial instruments in the “Level 2” and “Level 3” category. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

There have been no changes in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the periods ended December 31, 2019.

FASB ASC 825-10 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825-10 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values. Investment securities which consist of marketable securities - Fair values for investment securities are based on quoted market prices, where available.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a policy of capitalizing purchases over $5,000. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

The Company reviews long lived assets for impairment when circumstances indicate the carrying value of an asset may not be recoverable based upon the undiscounted future cash flows of the asset. If the carrying value of the asset is determined not to be recoverable, a write down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals as appropriate. We review long lived assets for impairment at the individual asset or asset group level for which the lowest level of independent cash flows can be identified.

Depreciation is provided for financial reporting purposes utilizing both the accelerated and straight-line methods over the estimated useful lives of the assets, which are as follows;

Machinery and Equipment	3-5 years
Furniture and Fixtures	5-7 years
Software	3 years

Other Assets

Other assets comprises of overpayment to the financial institutions and security deposits for rental properties.

Income Taxes

Income Taxes Income taxes are accounted for on an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are provided if it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires an estimate and measure the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts due to the probability of various possible outcomes. The Company reevaluates uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an additional charge to the tax provision.

A valuation allowance was taken by the Company as it believes there is no sufficient positive evidence to support its conclusion not to record a valuation allowance. Management believes that there can be no assurance that the Company will generate taxable income or that all of its timing differences between tax and financial reporting will be utilized.

Tax Cuts and Job Act. The Tax Cuts and Jobs Act was enacted in December 2018. Among other things, the new law (I) establishes a new, flat corporate federal statutory income tax rate of 21%, (ii) eliminates the corporate alternative minimum tax and allows the use of such carryforwards to offset regular tax liability for any taxable year, (iii) limits the deduction for net interest expense incurred by U.S. corporations, (iv) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminates or reduces certain deductions related to meals and entertainment expenses, (vi) modifies the limitation on excessive employee remuneration to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limits the deductibility of deposit insurance premiums. The Tax Cuts and Jobs Act also significantly changes the US tax law related to foreign operations, however, such changes do not currently impact the Company.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended September 30, 2020 was $5,000.

NOTE 4: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through January 11, 2021, the date these financial statements were issued.

INDEPENDENT AUDITOR’S REPORT

To the Board of Director(s) of
GetCharged, Inc.
New York, New York

Report on Financial Statements

We have audited the accompanying financial statements of GetCharged, Inc., which comprise the balance sheet as of December 31, 2019 and the related statement of income, change in stockholders’ equity, and cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2018 financial statements referred to above present fairly, in all material respects, the financial position of GetCharged, Inc. as of December 31, 2019, and the results of its operations and cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has sustained significant net loss for the year ended December 31, 2019. Management’s evaluation of the events and conditions and management’s plans regarding the matter also are described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ K.K. Mehta CPA Associates, PLLC
Garden City, New York

July 27, 2020, (except as to Note 9, as to which the date is May 11, 2021)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

BALANCE SHEET

As of December 31,	2019
ASSETS
Current Assets:
Cash	331,066
Total Current Assets	331,066

Property, Equipment and Leasehold Improvements, Net	926,067
Other Assets	12,596
TOTAL ASSETS	$1,269,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable and Accrued Expenses	128,506
Total Current Liabilities	128,506

Long-Term Notes Payable	3,105,000
Total Liabilities	3,233,506

Stockholders’ Equity:
Common Stock, $0.0001 par value:
Authorized shares – 18,000,000
Issue and Outstanding shares – 10,000,000	100
Accumulated Surplus (Deficit)	(1,963,876)
Total Equity	(1,963,776)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$1,269,729

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

STATEMENT OF INCOME

Year Ended December 31,	2019

REVENUE	6,819

COSTS OF GOODS SOLD	-

GROSS PROFIT	$6,819

OPERATING EXPENSES
Advertising	5,000
Selling, Office and Administration	1,848,453
TOTAL OPERATING EXPENSES	1,853,453

INCOME (LOSS) FROM OPERATIONS	$(1,846,634)

OTHER INCOME (EXPENSES)
Interest Income	14
Interest Expense	(117,257)
TOTAL OTHER INCOME	(117,243)

NET INCOME BEFORE
PROVISION FOR INCOME TAXES	(1,963,876)

Provision for Income Taxes	-

NET INCOME ATTRIBUTABLE TO SHAREHOLDER	$(1,963,876)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Year Ended December 31, 2019

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 2, 2019	-	-	-	-	-
Purchase of Treasury Stock
Issuance of Common Stock	10,000	100	-	-	100
Net Income	-	-	-	(1,963,876)	(1,963,876)
Balance, December 31, 2019	10,000,000	100	-	(1,963,876)	(1,963,776)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

STATEMENTS OF CASH FLOWS

Year Ended December 31,	2019

Cash flows from Operating Activities
Net Profit/(Loss)	(1,963,876)
Adjustments to reconcile net loss to net cash
provided by (used in) Operations:
Change in Operating Assets and Liabilities:
Other Receivable	(12,596)
Accounts payable and accrued expenses	128,506
Net cash provided from (used in) Operating activities	(1,847,967)

Cash flows from Investing activities
Acquisition of PP&E	(926,067)
Net cash provided from (used in) Investing activities	(926,067)

Cash flows from Financing activities
Loan received from related Party	100
Issuance of Notes Payable	3,105,000
Net cash provided from (used in) Financing activities	3,105,100

Net Change in cash	331,066
Net Change in cash classified within current assets held for sale
Cash at beginning of period	-
Cash at end of period	$331,066

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

GetCharged Inc., a Delaware corporation established in November, 2018, is engaged to build a worldwide network of electric charging, storage, and service stations for e-scooters and e-bikes, while protecting the integrity, access, and safety of sidewalks for all pedestrians. The company are creating the electric fueling stations of the future. The company started its operation since January of 2019.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of GetCharged, Inc. The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

Fair Values Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis have been categorized based upon a fair value hierarchy. Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities.

GETCHARGED, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2019

Level 2 inputs are based on other observable market data, such as quoted prices for similar assets and liabilities, and inputs other than quoted prices that are observable, such as interest rates and yield curves. Level 3 inputs are developed from unobservable data reflecting our own assumptions, and include situations where there is little or no market activity for the asset or liability.

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, including property, plant, and equipment, goodwill and intangible assets. These assets are not measured at fair value on a recurring basis; however, they are subject to fair value adjustments in certain circumstances, such as when there is evidence of an impairment. A general description of the valuation methodologies used for assets and liabilities measured at fair value, including the general classification of such assets and liabilities pursuant to the valuation hierarchy, is included in each footnote with fair value measurements presented.

The Company’s financial instruments consist principally of cash and cash equivalents, short-term marketable securities, accounts receivable, notes receivable, accounts payable, notes payable and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable approximate their fair values based upon their short-term nature. The recorded values of notes payable and long-term debt approximate their fair values, as interest approximates market rates.

The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. Assets and liabilities measured at fair value are categorized based on whether the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial instruments within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The hierarchy is prioritized into three levels (with Level 3 being the lowest) defined as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities that the entity has the ability to access.

Level 2: Observable inputs other than prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated with observable market data.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The fair value of the Company’s, short-term marketable securities, were determined based on “Level 1” inputs. The Company does not have any financial instruments in the “Level 2” and “Level 3” category. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

There have been no changes in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the periods ended December 31, 2019.

FASB ASC 825-10 requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. FASB ASC 825-10 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amounts reported in the statements of financial condition for cash and cash equivalents approximate those assets’ fair values. Investment securities which consist of marketable securities – Fair values for investment securities are based on quoted market prices, where available.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. The Company has a policy of capitalizing purchases over $5,000. Expenditures for routine maintenance and repairs on property and equipment are charged to expense.

The Company reviews long lived assets for impairment when circumstances indicate the carrying value of an asset may not be recoverable based upon the undiscounted future cash flows of the asset. If the carrying value of the asset is determined not to be recoverable, a write down to fair value is recorded. Fair values are determined based on quoted market values, discounted cash flows or external appraisals as appropriate. We review long lived assets for impairment at the individual asset or asset group level for which the lowest level of independent cash flows can be identified.

Depreciation is provided for financial reporting purposes utilizing both the accelerated and straight-line methods over the estimated useful lives of the assets, which are as follows;

Machinery and Equipment	3-5 years
Furniture and Fixtures	5-7 years
Software	3 years

Other Assets

Other assets comprises of overpayment to the financial institutions and security deposits for rental properties.

Income Taxes

Income Taxes Income taxes are accounted for on an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in the consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are provided if it is more likely than not that a deferred tax asset will not be realized.

The Company recognizes liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. Once it is determined that the position meets the recognition threshold, the second step requires an estimate and measure the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement. The difference between the amount of recognizable tax benefit and the total amount of tax benefit from positions filed or to be filed with the tax authorities is recorded as a liability for uncertain tax benefits. It is inherently difficult and subjective to estimate such amounts due to the probability of various possible outcomes. The Company reevaluates uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activity. Such a change in recognition or measurement could result in the recognition of a tax benefit or an additional charge to the tax provision.

A valuation allowance was taken by the Company as it believes there is no sufficient positive evidence to support its conclusion not to record a valuation allowance. Management believes that there can be no assurance that the Company will generate taxable income or that all of its timing differences between tax and financial reporting will be utilized.

Tax Cuts and Job Act. The Tax Cuts and Jobs Act was enacted in December 2018. Among other things, the new law (I) establishes a new, flat corporate federal statutory income tax rate of 21%, (ii) eliminates the corporate alternative minimum tax and allows the use of such carryforwards to offset regular tax liability for any taxable year, (iii) limits the deduction for net interest expense incurred by U.S. corporations, (iv) allows businesses to immediately expense, for tax purposes, the cost of new investments in certain qualified depreciable assets, (v) eliminates or reduces certain deductions related to meals and entertainment expenses, (vi) modifies the limitation on excessive employee remuneration to eliminate the exception for performance-based compensation and clarifies the definition of a covered employee and (vii) limits the deductibility of deposit insurance premiums. The Tax Cuts and Jobs Act also significantly changes the US tax law related to foreign operations, however, such changes do not currently impact the Company.

Advertising

The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2019 was $5,000.

NOTE 4: STOCK OPTION

Performance Incentive Plan

On May 2019, the shareholders approved the Company's 2019 Performance Stock Option, (the "Stock Option"). Under the terms of the Incentive Plan, up to 1,000,000 shares of common stock may be granted. The Stock Option is administered by the Compensation Committee which is appointed by the Board of Directors. The Committee determines which key employee, officer or director on the regular payroll of the Company, or outside consultants shall receive stock options. Granted options are exercisable after the date of grant in accordance with the terms of the grant up to five years after the date of the grant. The exercise price of any incentive stock option or nonqualified option granted under the Incentive Plan may not be less than 100% of the fair market value of the shares of common stock of the Company at the time of the grant.

Options:

The following options were issued to employees and non-employee Board of Directors and consultants in accordance with the Company's Performance Incentive Plan. However, they may not be outstanding at each year end.

Grant Date	Number of Options	Exercise Price	Expiration Term
1-May-19	697,500	$0.00	5 years

At December 31, 2019, the Company has shares of common stock reserved for issuance of these options and for options granted previously.

Activity in stock options, including those outside the Performance Incentive Plan, for year-end December 31, 2019, is summarized as follows:

	Shares Under Options	Average Exercise Price
Balance, December 31, 2018	-	-
Options Granted	697,500	$-
Options Exercised	-	-
Options Cancelled/Expired	-	-
Balance, December 31, 2019	697,500	$-

All of the options listed in the above table have no intrinsic value, as their exercise prices are all in excess of the market value of the Company's common stock as of December 31, 2019.

NOTE 5: ACCOUNT PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

December 31,	2019
Accounts Payable and Accrued Expenses	11,249
Interest Payable	117,257
$128,506

The accounts payable and accrued expenses consists of trade payables arising from company’s normal course of business.

NOTE 6: PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

December 31,	2019
Furniture and Equipment	956,667
Subtotal	956,667

Accumulated Depreciation	-
Net Total	$956,667

The above fixed assets have not been placed in service at the end of December 31, 2019, thus no depreciation expenses have been booked. Accordingly, depreciation expense for the year ended December 31, 2019 was $0.

NOTE 7: CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist of temporary cash investments, which from time to time exceed the federal depository insurance coverage and commercial accounts receivable. The Company has cash investment policies that restrict placement of these investments to financial institutions evaluated as highly creditworthy. Cash and cash equivalents held in a bank exceed federally insured limits at year end and at various points during the year.

NOTE 8: BUSINESS RISK

The Company's primary business deals with building electric charging service station. While the Company is unable to predict what regulatory changes may occur or the impact on the Company of any particular change, the Company’s operations and financial results could be negatively affected if the federal or state regulator relax the laws on the use of fossils fuel.

NOTE 9: CONVERTIBLE NOTE

The carrying value of the convertible notes, as of December 31, 2019 is $3,105,000. The company accrued interest of $117,257 for year 2019 at the rate of 8% per annum on the outstanding convertible notes.

The convertible notes are issued as series notes. As of December 2019, Series 1, 2 and 3A notes has been issued. At December 31, 2019, a total of $ 450,000, $ 1,550,000 and $ 1,105,000 has been used under series note1, 2 and 3 respectively.

The series 1 note will be converted to common shares at a discount of 20% whenever the company’s capitalization will reach $ 10 M. Similarly, notes 2 & 3 will be converted to common shares at a discount of 20% whenever the company’s capitalization value reaches $ 17.5M.

The maturities of above series notes are as follows:

Series	Original Maturity Date	First Amendment	Second Amendment
Series 1	31-Dec-19	31-Mar-20	31-Dec-20
Series 2	31-Mar-20	31-Dec-20	-
Series 3	30-Jun-20	-	-

NOTE 10: COMMITMENTS AND CONTINGENCIES

Uncertain Tax Position

The Company follows the FASB Accounting Standards Codification, which provides guidance on accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of December 31, 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the Company’s financial statements. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the financial statements. No interest and penalties were recorded during the years ended December 31, 2019.

Litigation

The Company is involved, from time to time, in disputes and claims incidental to the conduct of its business. The company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. Based upon present information, the company determined that there was no matters that required an accrual as of December 31, 2019 nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

NOTE 11: GOING CONCERN

The Company sustained net operating losses of $(1,963,876) for the years ended December 31, 2019, indicating an adverse effect in the Company’s ability to continue as a going concern.

Managements plans to address the going concern is to seek out additional investors, provide additional loans and capital contributions to the Company from current stockholders, and open service charge stations to increase gross profit margins. Management launched service charge stations subsequent to balance sheet date, please see note 14.

The ability to continue as a going concern is dependent upon the success of these actions as well as continued favorable treatment as it relates to federal laws and regulations. There can be no assurance the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 12: RELATED PARTY TRANSACTION

During the year 2019 there has been the following issuance of convertible notes payables to the related parties.

Related Parties	2019
Daniel Waldman	$245,000.00
Andrew Fox	$350,000.00
Total	$595,000.00

Further during the year 2019, the company paid $ 129,945.70 as a reimbursement of contracting fees to 9 Madison Inc. owned by related parties. The amount has been charged as an expense to statement of income under consulting fees. Also during 2019 per the consulting agreement reached between company and Daniel Waldman in 2018 the company awarded a stock option which will grant him 420,000 shares of company’s common stock with a vesting period of five years from the date of issuance.

NOTE 13: RECENT ACCOUNTING GUIDANCE

In December 2019, the FASB issued an accounting standard updates that eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company is currently evaluating the adoption date and impact, if any, adoption will have on its financial position and results of operations.

In June 2016, the FASB issued Accounting Standard Update No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13), which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with a forward-looking expected credit loss model which will result in earlier recognition of credit losses. The standard will be effective for us in the last quarter of 2020, but early adoption is permitted. The Company is currently evaluating this update on its financial position and results of operations.

NOTE 14: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through July 27, 2020, the date these financial statements were issued.

Subsequent to the year-end, in February 2020 the company launched service charge station in Los Angles, California and the second one in Paris, France in July of 2020.

INDEPENDENT AUDITOR’S REPORT

To the Board of Director(s) of

GetCharged, Inc.

New York, New York

Report on Financial Statements

We have audited the accompanying financial statements of GetCharged, Inc., which comprise the balance sheet as of December 31, 2018 and the related statement of income, change in stockholders’ equity, and cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United State of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2018 financial statements referred to above present fairly, in all material respects, the financial position of GetCharged, Inc. as of December 31, 2018, and the results of its operations and cash flow for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ K.K. Mehta CPA Associates, PLLC.
Garden City, New York

January 11, 2021

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

BALANCE SHEET

As of December 31,	2018
ASSETS
Current Assets:
Cash
Total Current Assets

Property, Equipment and Leasehold Improvements, NetOther Assets
TOTAL ASSETS	$

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Due to related parties, net	13,500
Total Current Liabilities	13,500

Long-Term Notes Payable	-
Total Liabilities	13,500

Stockholders’ Equity:
Common Stock, $0.0001 par value:
Authorized shares – 10,000,000
Issue and Outstanding shares – 200	0
Accumulated Surplus (Deficit)	(13,500)
Total Equity	(13,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

STATEMENT OF INCOME

Year Ended December 31,	2018

REVENUE

COSTS OF GOODS SOLD

GROSS PROFIT	$

OPERATING EXPENSES
Advertising	-
Selling, Office and Administration	13,500
TOTAL OPERATING EXPENSES	13,500

INCOME (LOSS) FROM OPERATIONS	$(13,500)

OTHER INCOME (EXPENSES)
Interest Income	-
Interest Expense
TOTAL OTHER INCOME

NET INCOME BEFORE
PROVISION FOR INCOME TAXES	(13,500)

Provision for Income Taxes	-

NET INCOME ATTRIBUTABLE TO SHAREHOLDERS	$(13,500)

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Accumulated	Total
	Shares	Amount	Capital	Equity	Deficiency
Balance, January 2, 2018	-	-	-	-	-
Issuance of Common Stock	200	0	-	-	-
Net Income	-	-	-	(13,500	(13,500)
Balance, December 31, 2018	200	0	-	(13,500	(13,500)

STATEMENTS OF CASH FLOWS

Year Ended December 31,	2018

Cash flows from Operating Activities
Net Profit/(Loss)	(13,500)
Adjustments to reconcile net loss to net cash
provided by (used in) Operations:
Change in Operating Assets and Liabilities:
Other Receivable	-
Accounts payable and accrued expenses	-
Net cash provided from (used in) Operating activities	(13,500)

Cash flows from Investing activities
Acquisition of PP&E	-
Net cash provided from (used in) Investing activities	-

Cash flows from Financing activities
Loan received from related Party	13,500
Issuance of Notes Payable	-
Net cash provided from (used in) Financing activities	13,500

Net Change in cash	-
Net Change in cash classified within current assets held for sale
Cash at beginning of period	-
Cash at end of period	$-

GETCHARGED, INC.
AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2018

NOTE 1: DESCRIPTION OF BUSINESS ACTIVITIES

GetCharged Inc., a Delaware corporation established in November, 2018, is engaged to build a worldwide network of electric charging, storage, and service stations for e-scooters and e-bikes, while protecting the integrity, access, and safety of sidewalks for all pedestrians. The company are creating the electric fueling stations of the future. The company started its operation since January of 2019.

NOTE 2: BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and include the accounts of GetCharged, Inc. The basis used for the preparation and presentation of the financial statements is based on the needs of the financial statement users. Financial presentation under the accrual method (basis of presentation under accounting principle generally accepted in the United States) provides the best approach to present the financial statements with the appropriate revenues since accounts receivable, net of allowance for doubtful debts, can be recorded against appropriate expenses which are incurred in the same period to generate those revenues.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in hand/bank and highly liquid investments that are readily convertible into cash. The Company considers securities when purchased with maturities of three months or less to be cash equivalents. The carrying amount of these securities approximate fair market value because of the short-term maturity of these instruments.

NOTE 3: SUBSEQUENT EVENTS

In accordance with ASC 855, the Company evaluated subsequent events through January 11, 2021, the date these financial statements were issued.

Since December 31, 2019, the spread of COVID-19 has severely impacted many local economies around the globe. In many countries, businesses are being forced to cease or limit operations for long or indefinite periods of time. Measures taken to contain the spread of the virus, including travel bans, quarantines, social distancing, and closures of non-essential services have triggered significant disruptions to businesses worldwide, resulting in an economic slowdown. Global stock markets have also experienced great volatility and a significant weakening. Governments and central banks have responded with monetary and fiscal interventions to stabilize economic conditions.

Subsequent to the year-end, in February 2020 the company launched service charge station in Los Angles, California and the second one in Paris, France in July of 2020.

On September 25, 2020, GetCharged Inc. (the “Company”) each of the transferor and Andrew Fox, in his capacity as the Transferor’s Representative entered into stock acquisition agreement with Transworld Enterprises Inc. (“Acquiror”), a wholly owned subsidiary of GoIP Global , Inc. whereby the transferors shall exchange, transfer and deliver the shares to Acquiror at the purchase price of $17,500,000, and the company transfers the shares to the acquirer free and clear of encumbrances. The shareholder record of GetCharged Inc. shall receive prorate shares of parents payable in respect of the purchase price. For avoidance of doubt, the Purchase price shall be paid in Parent Shares (and not in cash).

On October 9, 2020 the above mentioned agreement was amendment to reflect the change in manner of payment to the company. As per agreement, parent shall issue to each Transferor a stock certificate evidencing such Transferor’s Pro Rata Share of the number of Parent Shares equal to the Purchase Price minus the Holdback Shares (each, a closing Parent Share Certificate”) and deliver a closing Parent Share Certificate to each Transferor at or as soon as practicable following the Closing. Further, the parties agreed that the aggregate number of Parent Shares equal to the Purchase Price shall be 60,000,000 Parent Shares.

As of December 31, 2020, the company issued total convertible Notes Payable worth $5,965,000 with an interest rate of 8% per annum. The Note shall automatically and without any action on the part of Holder convey into that number of Class A Voting Common Stock of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which, except for the SEC registration fee, are estimated.

SEC registration fee	$12,754
Miscellaneous expenses	7,246
Legal	75,000
Accounting fees and expenses	25,000
Total	$120,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

Our certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law, a director shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we shall indemnify and hold harmless our directors and officers to the fullest extent permitted by applicable law, except that we will not be required to indemnify or hold harmless any director or officer in connection with any proceeding initiated by such person unless the proceeding was authorized by our board of directors. Under our bylaws, such rights shall not be exclusive of any other rights acquired by directors and officers, including by agreement.

Our bylaws provide that we will pay expenses to any director or officer prior to the final disposition of the proceeding, provided, however, that such advancements shall be made only upon receipt of an undertaking by such director or officer to repay all amounts advanced if it should be ultimately determined that such director or officer is not entitled to indemnification under the bylaws of or otherwise.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

We expect to obtain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these certificate of incorporation provisions, bylaw provisions, indemnification agreements and the insurance are necessary to attract and retain qualified persons as directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The Company made the following issuances of its unregistered securities pursuant exemptions contained in Section 4(a)(2) or 3(a)(9) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder:

●
In February 2018, the Company issued an aggregate of 30,000,000 shares of common stock to 3 consultants for services rendered.

●
In April 2019, the Company issued 40,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $10,000.

●
In May 2019, the Company issued an aggregate of 275,000,000 shares of common stock to 3 accredited investors for aggregate gross proceeds of $55,000.

●
In June 2019, the Company issued 125,000,000 shares of common stock to an accredited investor for aggregate gross proceeds of $25,000.

●
In September 2019, the Company issued an aggregate of 50,000,000 shares of common stock to 2 accredited investors for aggregate gross proceeds of $7,500.

●
In November 2019, the Company issued an aggregate of 125,000,000 shares of common stock to an accredited investor upon conversion of an outstanding promissory note.

●
In December 2019, the Company issued an aggregate of 41,825 shares of series E preferred stock to an accredited investor upon conversion of an outstanding promissory note.

●
In January 2020, the Company issued an aggregate of 1,602,474,719 shares of common stock to 3 accredited investors upon conversion of an outstanding promissory notes.

●
In January 2020, the Company issued an aggregate of 10,000,000 shares of common stock to an accredited investor upon conversion of outstanding convertible preferred stock.

●
In January 2020, the Company issued an aggregate of 125,000 shares of shares of series E preferred stock to an accredited investor for aggregate gross proceeds of $12,500.

●
In April 2020, the Company issued a convertible note with an aggregate principal amount of $300,000 to Isaac Sutton, the Company’s former chief executive officer and director, for aggregate gross proceeds of $300,000

●
In May 2020, the Company issued to the shareholders of Transworld Enterprises, Inc. an aggregate of 1,000,000 shares of series D preferred stock and 1,000,000 shares of Series F preferred stock in exchange for all outstanding shares of Transworld Enterprises, Inc.

●
In May 2020, the Company issued convertible notes with an aggregate principal amount of $3,000,000, warrants to purchase an aggregate of 7,600,000 shares of common stock and 7.5 series G preferred stock for aggregate gross proceeds of $2,700,000.

●
In May and June 2020, the Company entered into a purchase agreement with KORR Value LP, an entity controlled by Kenneth Orr, pursuant to which the Company issued convertible notes in an aggregate principal amount of $550,000 for an aggregate purchase price of $500,000 (collectively, the “KORR Notes”). In connection with the issuance of the KORR Notes, we issued to KORR Value warrants to purchase an aggregate of 1,266,667 shares of Common Stock (collectively, the “KORR Warrants”). The KORR Notes and KORR Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the KORR Notes are subordinated to the Notes. In June 2020, KORR Value LP transferred 50% of the KORR Notes to PDG Venture Group LLC.

●
Between May 8, 2020 and September 30, 2020, the Company entered into securities purchase agreements with other accredited investors (the “Subordinated Creditors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $546,444 for an aggregate purchase price of $495,000 (collectively, the “Subordinated Creditor Notes”). In connection with the issuance of the Subordinated Creditor Notes, we issued to the Subordinated Creditors warrants to purchase an aggregate of 2,359,555 shares of Common Stock (collectively, the “Subordinated Creditor Warrants”). The Subordinated Creditor Notes and Subordinated Creditor Warrants are on substantially the same terms as the Notes and Warrants issued to the May 2020 Investors except that the Subordinated Creditor Notes are subordinated to the Notes.
●
On September 25, 2020, the Company entered into a stock acquisition agreement with the shareholders of GetCharged, Inc. (“GetCharged”) pursuant to which the Company agreed to acquire 100% of the outstanding voting securities of GetCharged in exchange for 60,000,000 shares of the Company’s common stock (the “Charge Acquisition”). The closing of the Charge Acquisition occurred on October 12, 2020.
●
On October 12, 2020, the Company granted an option to purchase 10,000,000 shares of common stock with an exercise price of $0.485 per share;
●
On November 1, 2020, the Company granted options to purchase 10,500,000 shares of common stock with an exercise price of $0.55 per share;
●
On November 3, 2020, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “November 2020 Investors”) pursuant to which it issued convertible notes in an aggregate principal amount of $3.8 million for an aggregate purchase price of $3.5 million (collectively, the “November 2020 Notes” and together with the May 2020 Notes, the “Notes”). In connection with the issuance of the November 2020 Notes, we issued to the November 2020 Investors 903,226 shares of Common Stock.
●
On December 8, 2020, the Company entered into a securities purchase agreement with accredited investors pursuant to which the Company sold 8,700,002 shares of common stock for an aggregate purchase price of $2,175,000.
●
Our wholly-owned subsidiary, Charge Infrastructure, Inc., entered into a securities purchase agreement, dated May 7, 2021, with the shareholders of Nextridge, Inc., a New York corporation (“Nextridge”) pursuant to which we agreed to purchase all the issued and outstanding shares of Nextridge for an aggregate purchase price of $19,798,324 (the “Nextridge Acquisition”). $6,850,000.00 of the aggregate purchase price payable to the shareholders of Nextridge was paid through the issuance of an aggregate of 2,395,105 shares of our Series B preferred stock (the “Series B Preferred”). The closing of the Nextridge Acquisition occurred on May 21, 2021.
●
On May 19, 2021, the Company entered into a securities purchase agreement with funds affiliated with Arena Investors LP (the “May 2021 Investors”) pursuant to which it issued (i) an aggregate principal amount of $5,610,000 of original issue discount senior secured convertible promissory notes due May 19, 2024 (the “May 2021 Convertible Notes”), and (ii) an aggregate principal amount of $11,032,609 of original issue discount senior secured non-convertible promissory notes due November 18, 2022 (the “May 2021 Non-Convertible Notes” and together with the May 2021 Convertible Notes, the “May 2021 Notes”). In connection with the issuance of the May 2021 Notes, we issued to the investors two year warrants to purchase 1,870,000 shares of common stock at an exercise price of $4.00 per share.
●
During the three months ended March 31, 2021, the Company granted options to purchase an aggregate of 6,875,000 shares of common stock with a weighted average exercise price of $2.33 per share,
●
During the three months ended March 31, 2021, the Company issued 644,499 shares of common stock upon the conversion of outstanding convertible promissory notes in the aggregate principal amount of $149,000 plus accrued interest of $12,125.
●
During the three months ended June 30, 2021, the Company granted options to purchase an aggregate of 10,840,000 shares of common stock with a weighted average exercise price of $2.80 per share.
●
During the three months ended June 30, 2021, the Company issued an aggregate of 2,783,089 shares of common stock upon the conversion of outstanding convertible promissory notes in the aggregate principal amount of $660,000 plus accrued interest of $35,772.
●
On October 27, 2021 the Company issued an aggregate of 30,754,896 shares of common stock upon the conversion of all outstanding shares of Series A Preferred Stock.
●
During the three months ended September 30, 2021, the Company granted options to purchase an aggregate of 19,915,000 shares of common stock with a weighted average exercise price of $2.68 per share.
●
During the three months ended September 30, 2021, the Company was obligated to issue an aggregate of 1,166,441 shares of common stock upon the conversion of outstanding promissory notes with an aggregate principal amount of $269,777 plus accrued interest of $21,833.
●
During the three months ended September 30, 2021, the Company issued an aggregate of 23,438 shares of common stock for services rendered.
●
During the three months ended September 30, 2021, the Company received 76,178 in stock returned to treasury.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description
2.1*	Share Exchange Agreement, dated May 8, 2020, by and among the Company, Transworld Enterprises, Inc. and the shareholders of Transworld
2.2*
Stock Acquisition Agreement, dated September 25, 2020 by and among the Company, Transworld Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of Company, GetCharged, Inc., a Delaware corporation, each of the parties set forth on Exhibit A thereto and Andrew Fox, in his capacity as the Transferors’ Representative

2.3*
First Amendment to the Stock Acquisition Agreement, effective October 9, 2020, by and among the Company, Transworld Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of Company, GetCharged, Inc., a Delaware corporation, each of the parties set forth on Exhibit A and Andrew Fox, in his capacity as the Transferors’ Representative

2.4*
Stock Purchase Agreement, dated October 2, 2020, by and between the Company, ICS Group Holdings Inc., a Delaware corporation (the “Shareholder”), solely for the purpose of Article 8 and Article 10, HC2 Holdings Inc., a Delaware corporation, and PTGI International Carrier Services Inc., a Delaware corporation.

2.5*
First Amendment to the Stock Acquisition Agreement, effective October 9, 2020, by and among the Company, Transworld Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of Company, GetCharged, Inc., a Delaware corporation, each of the parties set forth on Exhibit A and Andrew Fox, in his capacity as the Transferors’ Representative

2.6*	Stock Acquisition Agreement, dated May 7, 2021 by and among the Charge Infrastructure, Inc., Patrick Maney, Shaun Mahoney and Nextridge, Inc.
3.1*	Certificate of Incorporation of GoIP Global, Inc., dated October 1, 2020
3.2*	Certificate of Designations of the Series A Preferred Stock, dated October 6, 2020
3.3*	Certificate of Amendment to the Certificate of Incorporation, dated December 11, 2020
3.4*	Certificate of Amendment to the Certificate of Incorporation, dated January 26, 2021
3.5*	Amendment to Certificate of Designations of the Series A Preferred Stock, dated March 29, 2021
3.6*	Bylaws
3.7*	Certificate of Designations of the Series B Preferred Stock, dated May 20, 2021
3.8*	Amended and Restated Bylaws
4.1*	Form of Senior Secured Note, dated May 8, 2020
4.2*	Form of Subordinated Note issued to KORR Value
4.3*	Form of Warrant, dated May 8, 2020
4.4*	Form of Warrant issued to Subordinated Note Holders
4.5*	Form of Senior Secured Note issued to the November 2020 Investors
4.6*	Form of Senior Secured Non-Convertible Note issued to the May 2021 Investors
4.7*	Form of Senior Secured Convertible Note issued to the May 2021 Investors
4.8*	Form of Warrant issued to the May 2021 Investors
5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1*	Securities Purchase Agreement, dated May 8, 2020, by and between the Company and the investors signatory thereto
10.2*	Registration Rights Agreement, dated May 8, 2020, by and between the Company and the investors signatory thereto
10.3*	Security Agreement, dated May 8, 2020, by and between the Company and the investors signatory thereto
10.4*	Subordination Agreement, dated May 8, 2020 by and between the Company, KORR Value LP and the investors signatory thereto
10.5*	Securities Purchase Agreement, dated May 8, 2020, by and between the Company and KORR Value LP
10.6*	Form of Securities Purchase Agreement entered into with the Subordinated Note Holders
10.7*	Subordination Agreement entered into between the May 2020 Investors and Subordinated Note Holders
10.8*	Securities Purchase Agreement, dated November 3, 2020, by and between the Company and the investors signatory thereto
10.9*	Registration Rights Agreement, dated November 3, 2020, by and between the Company and the investors signatory thereto
10.10*	Amended and Restated Security Agreement, dated November 3, 2020, by and between the Company and the investors signatory thereto
10.11*	Amended and Restated Subordination Agreement, dated November 3, 2020 by and between the Company, KORR Value LP and the investors signatory thereto
10.12*	Form of Subsidiary Guaranty Agreement, dated November 3, 2020
10.13*	First Amendment and Waiver to May 2020 Financing, dated December 8, 2020
10.14*	Second Amendment and Waiver to May 2020 Financing, dated December 8, 2020
10.15*	First Amendment and Waiver to November 2020 Financing, dated December 8, 2020
10.16*	Securities Purchase Agreement, dated December 3, 2020 related to the December 2020 private placement
10.17*	2020 Omnibus Incentive Equity Plan
10.18*	Amended and Restated 2020 Omnibus Equity Incentive Plan
10.19*	Securities Purchase Agreement, dated May 19, 2021, by and between the Company and the investors signatory thereto
10.20*	Registration Rights Agreement, dated May 19, 2021, by and between the Company and the investors signatory thereto
10.21*	Amended and Restated Security Agreement, dated May 19, 2021, by and between the Company and the investors signatory thereto
10.22*	Form of Subsidiary Guaranty Agreement, dated May 19, 2021
10.23*	Description of Oral Agreement for Investment Advisory Services with KORR Acquisition Group, Inc.
10.24*	Amended and Restated Offer Letter with Craig Denson
10.25	Third Amendment to May 2020 Financing, dated November 24, 2021
10.26	Second Amendment and Waiver to November 202 Financing, dated November 24, 2021
10.27	First Amendment and Waiver to May 2021 Financing, dated November 24, 2021
23.1	Consent of Accell Audit & Compliance, P.A
23.2	Consent of Seligson & Giannattasio, LLP
23.3	Consent of K.K. Mehta CPA Associates, PLLC
23.4	Consent of Seligson & Giannattasio, LLC
23.5*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page to the Registration Statement)
__________

*	Previously Filed

(b) Financial Statement Schedules

See the Index to Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

(included on the signature page to the Registration Statement)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement ( or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee ” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 8 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on November 26, 2021.

CHARGE ENTERPRISES, INC.

By:	/s/ Andrew Fox
Andrew Fox
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Andrew Fox	Chairman of the Board, Chief Executive Officer and Director	November 26, 2021
Andrew Fox	(Principal Executive Officer)

/s/ Leah Schweller	Chief Financial Officer, (Principal Financial and Accounting Officer)	November 26, 2021
Leah Schweller

/s/ Craig Denson	Chief Operating Officer, Chief Compliance Officer, and Director	November 26, 2021
Craig Denson

/s/ Phil Scala	Secretary and Director	November 26, 2021
Phil Scala

/s/ Justin Deutsch	Director	November 26, 2021
Justin Deutsch

/s/ James Murphy	Director	November 26, 2021
James Murphy

/s/ Baron Davis	Director	November 26, 2021
Baron Davis

/s/ Benjamin Carson, Jr.	Director	November 26, 2021
Benjamin Carson, Jr.

/s/ Mark LaNeve	President	November 26, 2021
Mark LaNeve

/s/ Nicole Antakli	Chief Business Officer	November 26, 2021
Nicole Antakli